EXHIBIT 10.5

EXECUTION VERSION

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of November 12, 2004 and is made by and among Protection One, Inc., a Delaware corporation (“POI”), Protection One Alarm Monitoring, Inc., a Delaware corporation (“POAMI”), POI Acquisition, L.L.C., a Delaware limited liability company (“Acquisition LLC”), POI Acquisition I, Inc., a Delaware corporation (“Acquisition Inc.”), and Quadrangle Master Funding Ltd., a Cayman Islands exempted company incorporated with limited liability (“QMFL”).  Certain capitalized terms used herein and not otherwise defined have the meanings set forth in Article VIII hereof.

WHEREAS, POAMI is the borrower under a Revolving Credit Agreement dated as of December 21, 1998 (as renewed, extended, modified and amended from time to time, the “Credit Facility”), by and among POAMI, POI, Network Multi-Family Security Corporation, a Delaware corporation (“Network”), and Acquisition LLC (as administrative agent and lender under the Credit Facility), which had an aggregate principal balance of $215.5 million as of October 31, 2004; and

WHEREAS, pursuant to the terms of the Credit Facility Standstill Agreement dated as of February 17, 2004 (as renewed, extended, modified and amended from time to time, the “Standstill Agreement”), by and among POAMI, POI, Network and Acquisition LLC, Acquisition LLC forbore, and continues to forbear, from exercising certain remedies as a result of the Specified Defaults (as defined in the Standstill Agreement); and

WHEREAS, by letter dated February 27, 2004, QMFL assumed from Acquisition LLC one-third of the total Committed Sums and Principal Debt, together with one-third of the other Obligations (each term as defined in the Credit Facility), and agreed to be bound by the obligations of Acquisition LLC set forth in the Standstill Agreement; and

WHEREAS, by letter dated November 12, 2004, a copy of which is set forth on Annex VI attached hereto, POI and Acquisition Inc. agreed to extend the Equity Standstill Agreement dated as of February 17, 2004 (as renewed, extended, modified and amended from time to time, the “Equity Standstill Agreement”), by and between POI and Acquisition Inc., subject to the conditions set forth therein, until the earlier of the Closing Date or the termination of this Agreement pursuant to Article VII; and

WHEREAS, by letter dated November 12, 2004, a copy of which is set forth on Annex VII attached hereto, POAMI, POI, Network and Acquisition LLC agreed to extend the Standstill Agreement, subject to the conditions set forth therein, until the earlier of the Closing Date or the termination of this Agreement pursuant to Article VII; and

WHEREAS, the Company Parties and the Quadrangle Parties desire to effect a Restructuring through which the Quadrangle Parties will, among other things, reduce the unpaid principal balance outstanding under the Credit Facility by $120,000,000 in exchange for an aggregate number of shares of common stock, par value $0.01 per share, of POI (the “Common

Stock”) such that the aggregate number of shares of Common Stock issued in such exchange will represent approximately 89.1%, and the shares of Common Stock outstanding immediately prior to such exchange will represent approximately 10.9%, of all shares of Common Stock outstanding immediately following such exchange, upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company Parties and the Quadrangle Parties hereby agree as follows:

ARTICLE I
EXCHANGE OF PRINCIPAL DEBT AND RELATED MATTERS

Section 1.1                                      (a)                                  Exchange of Principal Debt for Common Stock. At the Closing, the principal balance outstanding under the Credit Facility shall be reduced by $120,000,000, and in consideration for such reduction, POI shall, or shall cause its duly authorized agent (the “Exchange Agent”) to, issue and deliver to Acquisition LLC and QMFL an aggregate of 16,000,000 shares of Common Stock (the “New Shares”) (the “Exchange”).  The Parties understand and agree that the New Shares to be issued to Acquisition LLC and QMFL in the Exchange represent the equivalent of an aggregate of 800,000,000 shares of Common Stock on a pre Reverse Stock Split (as defined below) basis.

(b)                                 Reverse Stock Split.  The issuance of the New Shares in the Exchange shall occur after the filing and effectiveness of the Charter Amendment and the 1:50 reverse stock split (the “Reverse Stock Split”) that will be implemented pursuant to the Charter Amendment.  As a result, the Reverse Stock Split shall not apply to the New Shares. Accordingly, based on the 98,282,679 shares of Common Stock outstanding as of October 31, 2004, the aggregate number of New Shares issued in the Exchange would represent approximately 89.1% of all shares of Common Stock outstanding immediately following the Exchange, and the shares of Common Stock outstanding immediately prior to the Exchange would represent approximately 10.9% of all shares of Common Stock outstanding immediately following the Exchange (excluding any impact of cash issued in lieu of fractional shares in connection with the Reverse Stock Split).

(c)                                  Payment of Interest.  At the Closing, POAMI shall pay to Acquisition LLC and QMFL (allocated in accordance with each party’s pro rata share of the Principal Debt) all accrued and unpaid interest on the Principal Debt as of the Closing Date.

(d)                                 Payment of Exchange Fee.  At the Closing, POAMI shall pay Acquisition LLC, as administrative agent under the Amended and Restated Credit Agreement, the fee referred to in Section 5.7 of the Amended and Restated Credit Agreement (the “Exchange Fee”).

(e)                                  Closing Deliveries.  At the Closing, POI shall deliver to Acquisition LLC and QMFL or the Exchange Agent, as the case may be, certificates representing the New Shares issued in the name of Acquisition LLC or QMFL, as applicable, with Acquisition LLC and QMFL each receiving certificates representing a specified percentage of the New Shares so distributed, based on such party’s pro rata share of the Principal Debt as of immediately prior to

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the Closing (which amount shall be set forth in instructions to be delivered in writing to POI by Acquisition LLC and QMFL no later than two business days prior to the Closing).  At the Closing, POAMI, Acquisition LLC and QMFL shall enter into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), the form of which is set forth in Annex I attached hereto, to be effective as of the Closing, which shall, among other things, reflect the $120,000,000 reduction in unpaid principal balance in connection with the Exchange, with such reduction allocated among Acquisition LLC and QMFL in accordance with the percentages referred to in the immediately preceding sentence.  At the Closing, the Parties, as applicable, will deliver duly executed copies of each of the Restructuring Documents.

(f)                                    Closing Date and Location. The closing of the Exchange shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601 at 10:00 a.m., Chicago time, as soon as reasonably practicable after satisfaction or waiver of the conditions set forth in Articles IV and V hereof, or at such other time and place as POI and Acquisition LLC mutually agree upon orally or in writing (which time and place are designated as the “Closing”).  The date on which the Closing may occur is referred to herein as the “Closing Date.”

Section 1.2                                      (a)                                  Release by the Quadrangle Parties.  Effective as of the Closing, the Quadrangle Parties, for themselves and each of their respective predecessors and successors, as well as each of their respective trustees, privies, advisors, consultants, assigns, employees, agents, attorneys, legal representatives, parents, subsidiaries, shareholders, members, officers and directors solely in their capacities as such (other than POI and its Subsidiaries or any such related individual or entity) (the “Quadrangle Releasing Parties”), RELEASE, ACQUIT AND FOREVER DISCHARGE the Company Parties and each of their respective Affiliates, predecessors and successors, as well as each of their respective trustees, privies, advisors, consultants, assigns, employees, agents, attorneys, legal representatives, shareholders, members, officers and directors solely in their capacities as such (other than the Quadrangle Releasing Parties) (the “Company Released Parties”) of and from any and all claims, demands, damages, actions, causes of action, rights, remedies, costs, losses, expenses, compensation, or suits in equity, of whatsoever kind or nature (collectively, “Claims”), whether or not related to any of the agreements referenced in the recitals, that any of the Quadrangle Releasing Parties might have because of anything done, omitted, suffered, or allowed to be done by any of the Company Released Parties on or prior to the date of this Agreement, WHETHER HERETOFORE OR HEREAFTER ACCRUING, WHETHER FORESEEN OR UNFORESEEN, OR WHETHER KNOWN OR UNKNOWN TO THE PARTIES, including without limitation, any and all claims related to the Restructuring and/or any settlement negotiations with respect thereto and also including without limitation, any damages and the consequences thereof resulting for any reason whatsoever (the “Company Released Matters”).  The Quadrangle Parties, for themselves and all of the Quadrangle Releasing Parties (to the extent within the control of the Quadrangle Parties), further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the foregoing Company Released Matters. The Quadrangle Parties agree that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Company Released Matters.  The Quadrangle Parties also understand that this release shall apply to all unknown or unanticipated results of any action of any party, as well as those known and anticipated.  The

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Quadrangle Parties have consulted with legal counsel prior to signing this Agreement, and execute this Agreement voluntarily, with the intention of fully and finally extinguishing all Company Released Matters.  The Parties acknowledge and agree that, notwithstanding anything to the contrary contained herein, the rights and obligations set forth in this Agreement and the other Restructuring Documents and the management and information rights letter dated February 17, 2004 from POI to Quadrangle Capital Partners LP (the “VCOC Letter”) shall survive and shall not be waived or released by this Agreement other than with respect to any Claims arising from anything done, omitted, suffered, or allowed to be done under the Credit Facility on or prior to the date of this Agreement.

(b)                                 Release by the Company Parties.  Effective as of the Closing, the Company Parties for themselves and each of CMS and Network (in their capacities as guarantors under the Credit Facility and subsidiaries of the Company Parties) and each of their respective predecessors and successors, as well as each of their respective trustees, privies, advisors, consultants, assigns, employees, agents, attorneys, legal representatives, parents, subsidiaries, shareholders, members, officers and directors solely in their capacities as such (other than the Quadrangle Releasing Parties) (the “Company Releasing Parties”), RELEASE, ACQUIT AND FOREVER DISCHARGE the Quadrangle Parties and each of their respective Affiliates, predecessors and successors, as well as each of their respective trustees, privies, advisors, consultants, assigns, employees, agents, attorneys, legal representatives, shareholders, members, officers and directors solely in their capacities as such (other than the Company Releasing Parties) (the “Quadrangle Released Parties”) of and from any and all Claims, whether or not related to any of the agreements referenced in the recitals, that any of the Company Releasing Parties might have because of anything done, omitted, suffered, or allowed to be done by any of the Quadrangle Released Parties on or prior to the date of this Agreement, WHETHER HERETOFORE OR HEREAFTER ACCRUING, WHETHER FORESEEN OR UNFORESEEN, OR WHETHER KNOWN OR UNKNOWN TO THE PARTIES, including without limitation, any and all claims related to the Restructuring and/or any settlement negotiations with respect thereto and also including without limitation, any damages and the consequences thereof resulting for any reason whatsoever (the “Quadrangle Released Matters”).  The Company Parties, for themselves and all of the Company Releasing Parties (to the extent within the control of the Company Parties), further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the foregoing Quadrangle Released Matters.  The Company Parties agree that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Quadrangle Released Matters.  The Company Parties also understand that this release shall apply to all unknown or unanticipated results of any action of any party, as well as those known and anticipated.  The Company Parties have consulted with legal counsel prior to signing this Agreement, and execute this Agreement voluntarily, with the intention of fully and finally extinguishing all Quadrangle Released Matters.  The Parties acknowledge and agree that, notwithstanding anything to the contrary contained herein, the rights and obligations set forth in this Agreement, the other Restructuring Documents and the VCOC Letter shall survive and shall not be waived or released by this Agreement other than with respect to any Claims arising from anything done, omitted, suffered, or allowed to be done under the Credit Facility on or prior to the date of this Agreement.

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(c)                                  Credit Facility Waivers; Forbearance.  Without in any way limiting Section 1.2(a), effective as of the Closing, Acquisition LLC and QMFL hereby waive and release all defaults and events of default under the Credit Facility existing immediately prior to the Closing.  Without in any way limiting Section 1.2(b), effective as of the Closing, the Company Releasing Parties hereby waive, release, acquit and forever discharge the Quadrangle Released Parties from any Claims relating to the Credit Facility, whether arising from anything done, omitted, suffered, or allowed to be done on or prior to the date of this Agreement, including without limitation any Claims relating to lender liability, the doctrine of recharacterization or equitable subordination, and shall not seek to exercise any defenses, rights of set-off or recoupment with respect to the Obligation, or any portion thereof, in connection with any such Claims.

Section 1.3                                      Exceptions to Release.  Notwithstanding anything to the contrary contained herein, the provisions of this Article I shall have no effect on any alarm monitoring or other service agreements (including card access control, CCTV and fire and security monitoring services), if any, among the Quadrangle Released Parties, on the one hand, and the Company Released Parties, on the other hand, in effect on the date of this Agreement; provided, however, that nothing in this Article I shall be held or implied to waive, affect or otherwise modify any rights, claims or defenses that any Quadrangle Released Party or Company Released Party has or may have with respect to the agreements described in this Section 1.3.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

The Company Parties represent and warrant to the Quadrangle Parties as follows, except as disclosed on the disclosure schedule delivered by the Company Parties to the Quadrangle Parties on the date of this Agreement:

Section 2.1                                      Organization and Standing of the Company Parties. The Company Parties, Network and Security Monitoring Services, Inc., a Florida corporation (“CMS”), are corporations duly organized, validly existing and in good standing under the laws of their state of incorporation and have all requisite corporate power and authority (a) to own, lease and operate their material properties and to carry on their business as now being conducted and (b) to execute, deliver and perform their obligations under, as applicable, this Agreement and the other Restructuring Documents and to consummate the transactions contemplated hereby and thereby.  The Company Parties and their Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions wherein such qualification is necessary and where failure to so qualify would have a Material Adverse Effect.

Section 2.2                                      Authorization of Transaction Documents.  The execution and delivery by the Company Parties of this Agreement and, as applicable, the other Restructuring Documents have been, and the execution and delivery by Network and CMS of the other Restructuring Documents to which they will be parties will be, duly and validly authorized by, as applicable, the Company Parties (including approval by the disinterested directors of the Company Parties), Network and CMS.  This Agreement has been duly executed and delivered by the Company Parties, and this Agreement is, and each of the other Restructuring Documents, when executed and delivered by the Company Parties, Network and CMS, as applicable, will be, assuming each

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is a valid and binding agreement of the applicable Quadrangle Parties, a valid and binding obligation of such Company Parties, Network and CMS, as applicable, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

Section 2.3                                      No Conflicts.  The execution, delivery and performance by the Company Parties of this Agreement, and the execution, delivery and performance by the Company Parties, Network and CMS, as applicable, of the other Restructuring Documents and the consummation by the Company Parties, Network and CMS, as applicable, of the transactions contemplated hereunder and thereunder (including the Reverse Stock Split) will not (subject to the filing and effectiveness of the Charter Amendment) (a) conflict with or result in any breach of any provision of their certificates of incorporation or by-laws, (b) subject to compliance with any required filings, mailings to stockholders, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws and applicable state securities or blue sky laws, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which a Company Party, Network, or CMS is a party or by which any of their properties or assets are bound (including under any equity incentive plans and any options, warrants, convertible securities or other rights to acquire shares of Common Stock), or (c) subject to compliance with any required filings, mailings to stockholders, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to a Company Party, Network or CMS or by which any of their properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not have a Material Adverse Effect or prevent or materially delay their ability to consummate the transactions contemplated by this Agreement.

Section 2.4                                      Capitalization.  As of the date of this Agreement, the authorized capital stock of POI is (a) 150,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.10 per share (the “Preferred Stock”).  All of the outstanding capital stock of POI has been duly authorized and validly issued and are fully paid and non-assessable and have no preemptive rights.  As of the date of this Agreement, there are: (a) 98,282,679 shares of Common Stock outstanding and (b) no shares of Preferred Stock outstanding.  As of the date of this Agreement, POI has outstanding options, warrants and similar rights entitling the holders to purchase or acquire 4,283,898 shares of Common Stock, and 3,307,305 shares of Common Stock reserved for future grants under equity incentive plans of POI or any of its Subsidiaries and 1,030,837 shares of Common Stock reserved for issuance pursuant to outstanding warrants.  Other than as set forth in the preceding sentence, there are not outstanding any (i) shares of capital stock or voting securities (or obligation to issue or repurchase any such securities) or (ii) securities of POI or a Subsidiary convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of capital stock or voting securities of POI.  POI has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of

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Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by POI or any of its Subsidiaries.  The New Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized and validly issued, fully paid and non-assessable.

Section 2.5                                      SEC Filings.  POI has filed in a timely manner all documents that POI was required to file under the Exchange Act since December 31, 2003 (the “SEC Filings”).  The SEC Filings complied in all material respects with the requirements of the Exchange Act as of their respective filing dates. No SEC Filings contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 2.6                                      No Material Liabilities.  As of September 30, 2004, none of the Company Parties, Network or CMS has any liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would be required to be reflected on a balance sheet prepared in accordance with United States generally accepted accounting principles consistently applied in order for such balance sheet to present fairly in all material respects the consolidated financial position of POI and its Subsidiaries except for liabilities set forth on the financial statements contained in the draft POI Form 10-Q for the fiscal quarter ended September 30, 2004 provided to the Quadrangle Parties on November 10, 2004 (the “Draft 10-Q”) or otherwise reflected in, reserved against or otherwise described in the Draft 10-Q.

Section 2.7                                      Absence of Certain Changes.  Except as disclosed in the SEC Filings or the Draft 10-Q, since September 30, 2004, the business of POI and its Subsidiaries, taken as a whole, has been conducted in the ordinary course consistent with past practice and there has not been a Material Adverse Change.

Section 2.8                                      Compliance with Laws and Court Orders.  None of POI or any of its Subsidiaries is in violation of any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.9                                      Standstill Agreement; Equity Standstill Agreement.  There has not occurred a “Termination Event” under the Standstill Agreement or an “Equity Standstill Termination Event” under the Equity Standstill Agreement, provided, that a Termination Event or an Equity Standstill Termination Event shall not be deemed to have occurred under the Standstill Agreement or Equity Standstill Agreement, respectively, due to any action performed or contemplated to be performed under this Agreement.

Section 2.10                                Credit Facility.  The Credit Facility is a valid and binding agreement of POAMI and POI and Network (as guarantors thereunder) and is in full force with respect to such parties and, as of the date of this Agreement (but prior to giving effect to the payment contemplated by Section 6.14), the total Obligations under the Credit Facility are $215,500,000 of Principal Debt plus all accrued and unpaid interest thereon.  No Default (as defined in the Credit Facility) has occurred that is continuing other than any Specified Defaults (as defined in the Standstill Agreement).

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Section 2.11                                Opinion of Financial Advisor.  The Board of Directors of POI has received an opinion of Houlihan Lokey Howard & Zukin (the “Fairness Opinion”) to the effect that the Exchange is fair, from a financial point of view, to POI and to the holders of Common Stock other than Acquisition Inc.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE QUADRANGLE PARTIES

The Quadrangle Parties represent and warrant to the Company Parties as follows:

Section 3.1                                      Organization and Standing of the Quadrangle Parties. The Quadrangle Parties are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation and have all requisite power and authority (a) to own, lease and operate their material properties and to carry on their business as now being conducted and (b) to execute, deliver and perform their obligations under this Agreement and, as applicable, the other Restructuring Documents and to consummate the transactions contemplated hereby and thereby.

Section 3.2                                      Authorization of Transaction Documents.  The execution and delivery by the Quadrangle Parties of this Agreement and, as applicable, the other Restructuring Documents have been duly and validly authorized by the Quadrangle Parties. This Agreement has been duly executed and delivered by the Quadrangle Parties, the Stockholder Consent has been duly executed and delivered by Acquisition Inc., and each of this Agreement and the Stockholder Consent is, and each of the other Restructuring Documents, when executed and delivered by the applicable Quadrangle Parties, will be, assuming each is a valid and binding agreement of the applicable Company Parties, a valid and binding obligation or consent, as applicable, of such Quadrangle Parties enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

Section 3.3                                      No Conflicts.  The execution, delivery and performance by the Quadrangle Parties of this Agreement and, as applicable, the other Restructuring Documents and the consummation by the Quadrangle Parties of the transactions contemplated hereunder and thereunder will not (a) conflict with or result in any breach of any provision of their certificates of incorporation or by-laws or similar organizational documents, as applicable, (b) subject to compliance with any required filings, mailings to stockholders, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws and applicable state securities or blue sky laws, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which a Quadrangle Party is a party or by which any of their properties or assets are bound, or  (c) subject to compliance with any required filings, mailings to stockholders, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to a Quadrangle

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Party or by which any of their properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not have a material adverse effect on their ability to consummate the transactions contemplated by this Agreement.

Section 3.4                                      Credit Facility.  The Credit Facility is a valid and binding agreement of Acquisition LLC and QMFL and is in full force with respect to such parties and neither Acquisition LLC nor QMFL is in default or breach in any material respect under the terms of the Credit Facility (except any default or breach caused by the consummation of the transactions contemplated hereby).  Acquisition LLC and QMFL are the only lenders under the Credit Facility, and as of the date of this Agreement, each holds the amount of Principal Debt set forth under its name on the signature pages hereto.  There are no outstanding agreements, arrangements or understandings under which Acquisition LLC or QMFL may be obligated to transfer any Committed Sums, Principal Debt or other Obligations.  As of or prior to the date of this Agreement, neither Acquisition LLC nor QMFL has sold, assigned or transferred any Claims with respect to the Credit Facility, except that in February of 2004 Acquisition LLC assigned to QMFL, and QMFL assumed from Acquisition LLC, one-third of the Total Committed Sums (as defined in the Credit Facility) and Principal Debt (as defined in the Credit Facility), together with one-third of the other Obligations (as defined in the Credit Facility).

Section 3.5                                      Ownership of Common Stock.  Acquisition Inc. owns (and will continuously own through the time of the Closing) of record and beneficially 85,291,497 shares of Common Stock (subject to adjustment as a result of the Reverse Stock Split) (and Acquisition Inc. has not sold, assigned or transferred any Claims with respect to such shares of Common Stock, and through the time of the Closing will not sell, assign or transfer any Claims with respect to such shares of Common Stock); provided, that Acquisition Inc. shall be entitled to transfer any such shares of Common Stock to an Affiliate, to the extent such Affiliate agrees in writing, reasonably acceptable to POI, to be bound by all of the provisions applicable hereunder or under the Equity Standstill Agreement to Acquisition Inc.

Section 3.6                                      Liens. The Credit Facility is not subject to any Lien.  The execution and delivery of, and the performance by the Quadrangle Parties of their obligations under, this Agreement will not result in the creation of any Lien upon the Credit Facility.

Section 3.7                                      Investment Representations.  The Quadrangle Parties understand that the New Shares to be issued to Acquisition LLC and QMFL pursuant to this Agreement will not be registered under the Securities Act based on an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereof and similar provisions under applicable state securities laws.  As of the date of this Agreement and at all times prior to and including the Closing, the Quadrangle Parties are and will be “accredited investors” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  The Quadrangle Parties have reviewed copies of the SEC Filings to the extent they deem necessary to make an investment decision or a decision to enter into this Agreement, and in connection with the Quadrangle Parties’ decisions to accept the New Shares in connection with the Exchange or to enter into and consummate the transaction contemplated by this Agreement, the Quadrangle Parties have relied solely on the SEC Filings and the representations and warranties contained herein.  Acquisition LLC and QMFL are acquiring the New Shares solely for investment with no present intention to distribute any of the New Shares to any Person and will not sell or otherwise dispose of any of

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the New Shares except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

ARTICLE IV
CONDITIONS PRECEDENT TO THE QUADRANGLE PARTIES’ OBLIGATIONS

The obligation of the Quadrangle Parties to consummate the Exchange is subject to the following conditions (any or all of which may be waived by Acquisition LLC in its sole discretion), unless the failure to satisfy any such condition results primarily from a Quadrangle Party breaching any representation, warranty, or covenant contained in this Agreement or in any other document in connection with the Restructuring:

Section 4.1                                      No Material Adverse Change.  Between the date hereof and the Closing, no Material Adverse Change shall have occurred.

Section 4.2                                      Representations and Warranties.  The representations and warranties of the Company Parties set forth in this Agreement shall be true and correct in all material respects on the Closing Date, except for the representations and warranties set forth in Section 2.9 and such representations and warranties that are subject to Material Adverse Effect or Material Adverse Change qualifications or exceptions, which in each case shall be true and correct in all respects on the Closing Date.

Section 4.3                                      Performance; No Default. The Company Parties shall have performed and complied in all material respects with their covenants and agreements contained in this Agreement required to be performed or complied with by the Company Parties prior to the Closing.

Section 4.4                                      Officer’s Certificate. The Quadrangle Parties shall have received, on or prior to the Closing Date, a certificate from the Company Parties, dated as of the Closing Date, duly executed by an officer of the Company Parties, certifying that the conditions set forth in Sections 4.1, 4.2 and 4.3 have been satisfied.

Section 4.5                                      No Actions.  No law, rule, regulation or preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction shall be in effect which would prevent the consummation of this Agreement.

Section 4.6                                      Implementation of Long-Term Incentive Plan.  The Company Parties shall have implemented the Long-Term Incentive Plan, substantially in accordance with the terms set forth in Annex III attached hereto.

Section 4.7                                      Execution of Other Transaction Documents. The Company Parties, Network and CMS, as applicable, shall have executed or adopted, as applicable, the Restructuring Documents and shall be prepared to consummate the Closing.

Section 4.8                                      Charter Amendment.  The Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and be in effect.

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Section 4.9                                      Exchange Fee.  POAMI shall be prepared to pay to Acquisition LLC, as administrative agent under the Amended and Restated Credit Agreement, the Exchange Fee.

ARTICLE V
CONDITIONS PRECEDENT TO THE COMPANY PARTIES’ OBLIGATIONS

The obligation of the Company Parties to consummate the Exchange is subject to the following conditions (any or all of which may be waived by POI in its sole discretion), unless the failure to satisfy any such condition results primarily from a Company Party breaching any representation, warranty, or covenant contained in this Agreement or in any other document in connection with the Restructuring:

Section 5.1                                      Representations and Warranties.  The representations and warranties of the Quadrangle Parties set forth in this Agreement shall be true and correct in all material respects on the Closing Date, except for such representations and warranties that are subject to Material Adverse Effect or Material Adverse Change qualifications or exceptions, which in each case shall be true and correct in all respects on the Closing Date.

Section 5.2                                      Performance; No Default. The Quadrangle Parties shall have performed and complied in all material respects with their covenants and agreements contained in this Agreement required to be performed or complied with by the Quadrangle Parties prior to the Closing.

Section 5.3                                      Officer’s Certificate. The Company Parties shall have received, on or prior to the Closing Date, a certificate from the Quadrangle Parties, dated as of the Closing Date, duly executed by an officer, managing member, principal or person performing a similar role at the Quadrangle Parties, certifying that the conditions set forth in Sections 5.1 and 5.2 have been satisfied.

Section 5.4                                      No Actions.  No law, rule, regulation or preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction shall be in effect which would prevent the consummation of this Agreement.

Section 5.5                                      Implementation of Long-Term Incentive Plan.  The Company Parties shall have implemented the Long-Term Incentive Plan, substantially in accordance with the terms set forth in Annex III attached hereto.

Section 5.6                                      Execution of Other Transaction Documents. The Quadrangle Parties, as applicable, shall have executed the Restructuring Documents and shall be prepared to consummate the Closing.

Section 5.7                                      Charter Amendment.  The Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and be in effect.

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ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

Section 6.1                                      Further Action by the Quadrangle Parties. The Quadrangle Parties shall, at the written request of a Company Party, at any time and from time to time following the Closing, execute and deliver to the Company Parties all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out their obligations under this Agreement or to evidence or effectuate the agreements described in this Agreement.

Section 6.2                                      Further Action by the Company Parties. The Company Parties shall, at the written request of a Quadrangle Party, at any time and from time to time following the Closing, execute and deliver to the Quadrangle Parties all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out their obligations under this Agreement or evidence or effectuate the agreements described in this Agreement.

Section 6.3                                      Reasonable Best Efforts. Unless another standard is explicitly required herein, the Company Parties and the Quadrangle Parties shall use their respective reasonable best efforts to consummate the transactions contemplated to be performed by them under this Agreement.

Section 6.4                                      Support of Restructuring.  Acquisition Inc. shall not seek to revoke or modify the Stockholder Consent.  Prior to the Closing, at any meeting of the stockholders of POI called with respect to the Restructuring, and at every postponement or adjournment thereof, and with respect to any action or approval by written consent of POI’s stockholders with respect to the Restructuring, Acquisition Inc. agrees to vote its shares of Common Stock in favor of, or consent to, and to cause its Affiliates to vote in favor of, or consent to, the Restructuring.  Prior to the Closing, Acquisition Inc. will not, and will cause its Affiliates not to, enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Agreement.  For avoidance of doubt, the provisions of this Section 6.4 shall not survive termination of this Agreement.

Section 6.5                                      SEC Filings. As soon as reasonably practicable after the date of this Agreement, POI will prepare and file with the SEC a preliminary information statement (the “Information Statement”)  pursuant to Regulation 14C of the Exchange Act (“Regulation 14C”) relating to, among other things, the Charter Amendment and the Long-Term Incentive Plan.  POI will use its reasonable best efforts to respond to the comments of the SEC thereon and, as promptly as practicable after the Information Statement shall have been cleared by the SEC, shall use its reasonable best efforts to promptly distribute the Information Statement to its stockholders.  The Quadrangle Parties will provide POI with such information and assistance in connection with the foregoing filing as POI may reasonably request.  The Parties understand and agree that POI must comply with the requirements of Section 14c-2 of Regulation 14C prior to filing the Charter Amendment, and the Parties agree that POI shall not be required to file the Charter Amendment unless and until all other conditions to the consummation of the Exchange shall have been satisfied or waived and the Parties shall be prepared to consummate the Closing immediately following the filing of the Charter Amendment.

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Section 6.6                                      Quotation on OTC Bulletin Board.  POI shall use its reasonable best efforts to cause, to the extent within POI’s control, shares of Common Stock to remain eligible for quotation on the OTC Bulletin Board.

Section 6.7                                      Repurchase Offer.  As soon as reasonably practicable after the Closing, POAMI shall commence a change of control repurchase offer for the then-outstanding 135/8% Senior Subordinated Discount Notes due June 2005 (the “Senior Sub Discount Notes”) on substantially the same terms as are contemplated by the Indenture (the “Indenture”) dated as of May 17, 1995, between POAMI, POI, Protection One Alarm Services, Inc., A-Able Lock & Alarm, Inc. and The First National Bank of Boston.  To the extent that any Senior Sub Discount Notes remain outstanding following expiration of the change of control repurchase offer, POAMI shall use the cash amount that otherwise would have been used to repurchase such Senior Sub Discount Notes in the manner as stipulated in the Amended and Restated Credit Agreement.

Section 6.8                                      Conduct of the Business.  From the date hereof until the Closing Date, except (a) as disclosed on the disclosure schedule delivered by the Company Parties to the Quadrangle Parties on the date of this Agreement, (b) as otherwise contemplated by the Restructuring Documents or (c) with the prior written consent of Acquisition LLC and QMFL, POI shall, and shall cause its Subsidiaries to, manage its working capital in the ordinary course consistent with past practice and to otherwise conduct its businesses in the ordinary course consistent with past practice and to use reasonable best efforts to preserve intact its business organizations, material contracts, permits and authorizations and relationships with third parties and to keep available the services of its present officers and employees.  Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except (x) as disclosed on the disclosure schedule delivered by the Company Parties to the Quadrangle Parties on the date of this Agreement, (y) as otherwise contemplated by the Restructuring Documents or (z) with the prior written consent of Acquisition LLC and QMFL, POI shall not, and shall cause its Subsidiaries not to:

(a)  adopt or propose any change in its certificate of incorporation or by-laws;

(b)  merge or consolidate with any other Person or acquire a material amount of assets of any Person;

(c)  sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments or otherwise in the ordinary course;

(d)  declare, set aside or pay any dividend or other distribution with respect to any shares of Common Stock, or repurchase, redeem or otherwise acquire any outstanding shares of Common Stock or other securities of POI or its Subsidiaries (including the Senior Sub Discount Notes and POAMI’s Senior Notes or Subordinated Notes (each term as defined in the Amended and Restated Credit Agreement));

(e)  incur, assume, refinance or guarantee any material indebtedness for borrowed money;

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(f)  issue, sell, transfer, encumber or otherwise dispose of shares of its capital stock (other than shares of its Common Stock issued and sold in accordance with the terms of options, warrants or other stock purchase rights outstanding on the date hereof or issued under employee benefit plans in effect as of the date hereof or pursuant to any of the transactions comprising the Restructuring), options, warrants, subscriptions, rights or other securities convertible into or exercisable or exchangeable for capital stock;

(g) (i) grant any increase in compensation, benefits or any severance or termination pay to any present or former director, officer, employee or independent contractor (for the avoidance of doubt, this shall not prohibit the payment of increased compensation, benefits or any severance or termination pay (A) pursuant to any arrangement existing on the date of this Agreement or (B) in the ordinary course of business to any employee or independent contractor that is not a present or former director or officer); (ii) adopt any new severance, retention or change in control arrangement, except as required by applicable law or pursuant to written agreements in effect or policies existing on the date of this Agreement; (iii) loan or advance any money or other property to any present or former director, officer, employee or independent contractor of POI or any Subsidiary of POI, other than travel advances or similar advances made in the ordinary course consistent with past practice; (iv) (A) establish, adopt, enter into, amend or terminate any employee benefit plan or (B) grant any equity or equity-based awards or allow for the commencement of any new offering periods under POI’s employee stock purchase plans;

(h)  establish, adopt, enter into, amend or terminate any, collective bargaining  agreement (other than as may be required under the terms of an existing collective bargaining agreement, or as may be required by applicable law);

(i)  settle or compromise any suit, claim, proceeding or dispute or threatened suit, claim, proceeding or dispute if such settlement or compromise would result in (i) any injunctive or similar relief, (ii) an obligation to make a payment in excess of $100,000, except to the extent such payments are to be made with insurance proceeds (net of any insurance policy indemnity or retrospective premium adjustment), or (iii) any restructuring of any of its indebtedness;

(j)  enter into any negotiations with holders of the Senior Sub Discount Notes or POAMI’s Senior Notes or Subordinated Notes (each term as defined in the Amended and Restated Credit Agreement) with respect to any payment in respect of any principal amount under any such indebtedness, any restructuring of such indebtedness or the amendment of any indenture governing any such indebtedness;

(k)  make or change any material tax election, file any material amended tax returns or settle any material tax claim, audit or assessment if such election, change, filing or settlement would result in an obligation to make payments, in the aggregate, in excess of the amount reserved by POI for such payments as of September 30, 2004;

(l)  make any change in any method of accounting or accounting practice by POI or any Subsidiary of POI, except as required by law or to comply with United States generally accepted accounting principles;

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(m)  make any material capital expenditures or commitments that aggregate in excess of $100,000, excluding capital expenditures made in accordance with the projections previously provided to Acquisition LLC and QMFL;

(n)  hire, retain or otherwise engage any outside consultant or financial advisor; or

(o)  agree or commit to do any of the foregoing.

Section 6.9                                      Information.  From and after the date hereof until the Closing Date, (i) as soon as reasonably practicable, but in any event within twenty-five (25) calendar days after the end of each month, POI will furnish to Acquisition LLC and QMFL a monthly management report and an unaudited consolidated balance sheet of POI and its Subsidiaries as of the end of such month and statements of operations, changes in capital and a statement of cash flows for such month and (ii) POI will furnish to Acquisition LLC and QMFL such other information regarding POI and its Subsidiaries as such parties may reasonably request from time to time.

Section 6.10                                Asset Sales.  To the extent POI and its Subsidiaries consummate Asset Sales (as defined in the form of Amended and Restated Credit Agreement set forth on Annex I attached hereto) prior to the Closing, the proceeds of any such Asset Sale shall be applied pursuant to Section 3.2(b)(iii) of the form of Amended and Restated Credit Agreement as though such agreement were then in effect.

Section 6.11                                Legend.  The certificates evidencing the New Shares issued to Acquisition LLC and QMFL pursuant to this Agreement shall bear a prominent legend reading substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and may not be sold or transferred in the absence of an effective registration statement for such securities under the Act and applicable state securities laws, or the availability of an exemption from registration thereunder.

The securities represented by this certificate are also subject to additional  restrictions on transfer and certain other agreements set forth in a Registration Rights Agreement, dated as of                       , among the issuer of such securities (the “Company”) and certain of the Company’s security holders, as amended from time to time, and a Stockholders Agreement, dated as of                       , among the Company and certain of the Company’s security holders, as amended from time to time.  A copy of such Registration Rights Agreement and Stockholders Agreement may be obtained by the holder hereof at the Company’s principal place of business without charge.”

Section 6.12                                Publicity. Neither the Company Parties nor the Quadrangle Parties shall, nor shall they permit their respective officers, directors, employees, Controlled Affiliates or authorized agents of such Person to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the Restructuring and the transactions contemplated hereby and thereby without the prior approval of

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the other party; provided, however, that the Company Parties and the Quadrangle Parties shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure or filing with respect to such transactions as is required by applicable law or regulation.  The Company Parties and the Quadrangle Parties shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the Restructuring and the transactions contemplated hereby and thereby, which cooperation shall include first consulting the other party concerning the requirement for, and timing and content of, such public announcement.

Section 6.13                                Liens; Transfer. Prior to the Closing, Acquisition LLC and QMFL shall not (a) encumber the Credit Facility with any Lien, (b) permit such Credit Facility to be encumbered with any Lien or (c) sell, transfer or assign any of the Committed Sums, Principal Debt or other Obligations under the Credit Facility (or any Claims with respect thereto) to any Person (other than to an Affiliate, to the extent such Affiliate agrees in writing, reasonably acceptable to POI, to be bound by all of the provisions applicable hereunder or under the Standstill Agreement to Acquisition LLC and QMFL).

Section 6.14                                Repayment under Credit Facility.  As of the date of this Agreement, POAMI shall repay a total of $14,500,000 of Principal Debt under the Credit Facility, together with accrued and unpaid interest under the Credit Facility of $2,152,056.01.

Section 6.15                                Credit Facility Termination Date.  The Parties agree that as of the date of this Agreement, through and until Closing, the “Termination Date” (as such term is defined in the Credit Facility) of the Credit Facility means the earlier of (a) August 15, 2005, and (b) the date of the termination, if any, of this Agreement pursuant to Article VII.

Section 6.16                                Stockholder Consent.  As soon as reasonably practicable, Acquisition Inc. shall execute and deliver to POI a written stockholder consent (the “Stockholder Consent”) approving the Charter Amendment and the Long-Term Incentive Plan.

ARTICLE VII
TERMINATION

Section 7.1                                      Termination.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing (i) by any Party if the Closing shall not have occurred on or prior to 120 days after the date hereof (the “Outside Date”) or (ii) by the Quadrangle Parties, upon the occurrence of any of the events specified in Sections 4.1, 4.2 (assuming for such purpose that the “Closing Date” specified therein is the date of termination) or 4.3 that, in each case, has not been waived by the Quadrangle Parties in writing or is not reasonably capable of cure by the Company Parties prior to the Outside Date; provided, however, that the Company Parties and the Quadrangle Parties shall not have the right to terminate this Agreement if the failure to consummate the transactions contemplated by this Agreement shall be primarily attributable to a the failure of a Company Party or a Quadrangle Party, respectively, to satisfy its obligations hereunder; provided further that the provisions of Section 6.12 shall survive any such termination of this Agreement.

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ARTICLE VIII
DEFINITIONS

Section 8.1                                      Definitions. As used in this Agreement, in addition to the terms defined elsewhere, the following terms shall have the meanings set forth below, unless the context otherwise requires:

“Action” shall mean any action, suit or legal, administrative or arbitral proceeding or investigation before any Governmental Body.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified.

“Agent” shall mean, with respect to any Person, any officer, director, employee, stockholder, controlling person (within the meaning of the Securities Act), affiliate or authorized agent of such Person.

“Charter Amendment” shall mean an amended and restated certificate of incorporation of POI, the form of which is set forth in Annex II attached hereto.

“Company Parties” means POI and POAMI.

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” shall mean, when used with respect to a specified Person, an Affiliate that is Controlled by the Person specified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Body” shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof, or any federal or state court or arbitrator.

“Lien” shall mean any lien, pledge, mortgage, security interest, charge, option or other encumbrance of any kind.

“Long-Term Incentive Plan” shall mean a long-term incentive plan of POI and its Subsidiaries, to be implemented substantially in accordance with the terms set forth in Annex III attached hereto.

“Material Adverse Effect” or “Material Adverse Change” shall mean any effect, change or development that is material and adverse to the assets, liabilities, business or results of operations of the Company Parties and their Subsidiaries taken as a whole or the ability of any Company Party (or other Subsidiary of POI that will provide a Subsidiary Guaranty) to perform its obligations under the Credit Facility, except to the extent that any such effect, change or

17

development has been disclosed in writing to Acquisition LLC and QMFL prior to the date of this Agreement.

“Parties” means POI, POAMI, Acquisition LLC, Acquisition Inc. and QMFL.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or governmental agency.

“POI Guaranty” means the guaranty executed by POI as of the Closing Date in the form of Exhibit D-1 to the Amended and Restated Credit Agreement.

“Quadrangle Parties” means Acquisition LLC, Acquisition Inc. and QMFL.

“Registration Rights Agreement” means the agreement dated as of the Closing, by and between the Quadrangle Parties and POI, the form of which is set forth in Annex IV attached hereto.

“Restructuring” means the Exchange, the implementation of the Long-Term Incentive Plan, and the consummation of the other transactions contemplated by the Restructuring Documents.

“Restructuring Documents” means this Agreement, the Amended and Restated Credit Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Stockholder Consent, the Tax-Sharing Settlement Agreement, the Long-Term Incentive Plan, the POI Guaranty, the Subsidiary Guaranties and the other instruments and agreements contemplated thereby.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means the agreement dated as of the Closing, by and between Acquisition LLC, QMFL and POI, the form of which is set forth in Annex VIII attached hereto.

“Subsidiary” means any Person, a majority of the capital stock of which is owned by a Company Party or another Subsidiary of a Company Party.

“Subsidiary Guaranties” means the guaranties executed by Network and Security Monitoring Services Inc. as of the Closing Date in the form of Exhibit D-2 to the Amended and Restated Credit Agreement.

“Tax-Sharing Settlement Agreement” means the agreement dated as of November 12, 2004, by and among Westar Energy, Inc., POI, Acquisition LLC and Acquisition Inc., a copy of which is set forth on Annex V attached hereto.

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ARTICLE IX
MISCELLANEOUS

Section 9.1                                      Payment of Expenses.  At the Closing, the Company Parties shall pay the reasonable and documented out-of-pocket expenses of the Quadrangle Parties in connection with the Exchange and the other transactions to be effectuated at the Closing (if, and only if, such expenses may not be paid and have not already been paid by a Company Party pursuant to any other agreement or arrangement), including the reasonable and documented fees and expenses of the Quadrangle Parties’ outside legal counsel and third-party financial advisor.

Section 9.2                                      Prior Agreements. This Agreement, together with the Restructuring Documents, the Standstill Agreement, the Equity Standstill Agreement and the VCOC Letter, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements.  There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and therein.

Section 9.3                                      Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.

Section 9.4                                      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

Section 9.5                                      Counterparts. This Agreement and the other Restructuring Documents may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties may execute this Agreement and the other Restructuring Documents by signing any such counterpart.  A facsimile transmission of this Agreement or any other Restructuring Document bearing a signature on behalf of a Party shall be legal and binding on such Party.

Section 9.6                                      Amendment.  This Agreement may be modified or amended only by written agreement of the Parties.  Notwithstanding that the Company Released Parties (other than the Company Parties) and the Quadrangle Released Parties (other than the Quadrangle Parties) are intended third party beneficiaries of this Agreement, prior to the Closing, no consent of any such party shall be required to modify or amend this Agreement pursuant to the first sentence of this Section 9.6.

Section 9.7                                      Assignment; Binding Effect.  The Quadrangle Parties shall not convey, assign or otherwise transfer any of their rights or obligations under this Agreement without the express written consent of the Company Parties, and the Company Parties shall not convey, assign or otherwise transfer any of their rights and obligations under this Agreement without the express written consent of the Quadrangle Parties; provided, that each of the Quadrangle Parties shall be entitled to assign any of its rights and obligations hereunder in whole or in part to any Affiliate of such Quadrangle Party without the consent of the Company Parties, to the extent

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such Affiliate agrees in writing, reasonably acceptable to POI, to be bound by all of the provisions applicable hereunder to such Quadrangle Party.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 9.8                                      Construction.  The obligations of the Quadrangle Parties are joint and several, and the obligations of the Company Parties are joint and several.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles or Sections are Articles or Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 9.9                                      Waiver; Remedies. No delay on the part of the Quadrangle Parties or the Company Parties in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any waiver on the part of the Quadrangle Parties or the Company  Parties of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of any such Party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 9.10                                Limited Third Party Beneficiaries.  Other than the provisions of Section 1.2, with respect to which the Company Released Parties and the Quadrangle Released Parties  are intended third party beneficiaries following the Closing, the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person any rights or remedies hereunder, and there are no other third party beneficiaries of this Agreement.

*                                         *                                         *                                         *

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized signatory, as of the date first above written.

PROTECTION ONE, INC.

By:	/s/ Richard Ginsburg

Name:

Richard Ginsburg

Title:	President and CEO

PROTECTION ONE ALARM MONITORING, INC.

By:	/s/ Richard Ginsburg

Name:

Richard Ginsburg

Title:	President and CEO

POI ACQUISITION I, INC.

By:	/s/ David A. Tanner

Name:

David A. Tanner

Title:	President

POI ACQUISITION, L.L.C.

By:	/s/ David A. Tanner

Name:

David A. Tanner

Title:	Member

Aggregate principal amount under Credit Facility of $143,666,667

QUADRANGLE MASTER FUNDING LTD.

By:	/s/ Michael Weinstock

Name:

Michael Weinstock

Title:	Member

Aggregate principal amount under Credit Facility of $71,833,333

ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

among

PROTECTION ONE ALARM MONITORING, INC.
Borrower

POI ACQUISITION, L.L.C.,
Administrative Agent

and

THE LENDERS NAMED HEREIN,
Lenders

$[•]

Dated as of [•], 2005

TABLE OF CONTENTS

SECTION 1	DEFINITIONS AND TERMS
1.1	Definitions
1.2	Number and Gender of Words; Other References
1.3	Accounting Principles
SECTION 2	BORROWING PROVISIONS
2.1	Commitments
2.2	[Intentionally Omitted]
2.3	Termination of Commitments
2.4	Borrowing Procedure
2.5	[Intentionally Omitted]
SECTION 3	TERMS OF PAYMENT
3.1	Loan Accounts and Payments
3.2	Interest and Principal Payments
3.3	Interest Options
3.4	Quotation of Rates
3.5	Default Rate
3.6	Interest Recapture
3.7	Interest Calculations
3.8	Maximum Rate
3.9	Interest Periods
3.10	Conversions
3.11	Order of Application
3.12	Sharing of Payments, Etc
3.13	Offset
3.14	Booking Borrowings
3.15	Replacement of Lenders under Certain Circumstances
3.16	Extension of Termination Date
SECTION 4	CHANGE IN CIRCUMSTANCES
4.1	Increased Cost and Reduced Return
4.2	Limitation on Types of Borrowings
4.3	Illegality
4.4	Treatment of Affected Loans
4.5	Compensation
4.6	Taxes
SECTION 5	FEES

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5.1	Treatment of Fees
5.2	[Intentionally Omitted]
5.3	[Intentionally Omitted]
5.4	[Intentionally Omitted]
5.5	[Intentionally Omitted]
5.6	Exchange Fee
5.7	Termination Date
SECTION 6	GUARANTIES
6.1	POI Guaranty
6.2	Subsidiary Guaranty
6.3	Other Guaranties
SECTION 7	CONDITIONS PRECEDENT
7.1	[Intentionally Omitted]
7.2	Conditions to all Borrowings
SECTION 8	REPRESENTATIONS AND WARRANTIES
8.1	Purpose of Credit Facility
8.2	Existence, Good Standing, Authority, and Authorizations
8.3	Subsidiaries; Capital Stock
8.4	Authorization and Contravention
8.5	Binding Effect
8.6	Financial Statements
8.7	Litigation, Claims, Investigations
8.8	Taxes
8.9	Environmental Matters
8.10	Employee Benefit Plans
8.11	Properties; Liens
8.12	Government Regulations
8.13	Material Agreements
8.14	Labor Matters
8.15	Solvency
8.16	Intellectual Property
8.17	Compliance with Laws
8.18	Full Disclosure
8.19	[Intentionally Omitted]
8.20	Senior Debt
SECTION 9	AFFIRMATIVE COVENANTS
9.1	Use of Proceeds
9.2	Books and Records

9.3	Items to be Furnished
9.4	Inspections
9.5	Taxes
9.6	Maintenance of Existence, Assets, and Business
9.7	Insurance
9.8	Preservation and Protection of Rights
9.9	Environmental Laws
9.10	[Intentionally Omitted]
9.11	Compliance with Laws
9.12	After-Acquired Subsidiaries
9.13	Other Required Guarantors
SECTION 10	NEGATIVE COVENANTS
10.1	Employee Benefit Plans
10.2	Debt of Foreign Subsidiaries
10.3	Liens
10.4	Transactions with Affiliates
10.5	Compliance with Documents
10.6	Fiscal Year and Accounting Methods
10.7	New Business
10.8	Loans, Advances, and Investments
10.9	Distributions and Subordinated Debt Payments
10.10	Restrictions on Companies
10.11	Sale of Assets
10.12	Mergers and Dissolutions; Sale of Capital Stock
10.13	Financial Covenants
SECTION 11	DEFAULT
11.1	Payment of Obligation
11.2	Covenants
11.3	Debtor Relief
11.4	Judgments and Attachments
11.5	Misrepresentation
11.6	Change of Control
11.7	Default Under Other Debt and Agreements
11.8	Employee Benefit Plans
11.9	Validity and Enforceability of Loan Documents
11.10	Environmental Liability
SECTION 12	RIGHTS AND REMEDIES
12.1	Remedies Upon Default

12.2	Company Waivers
12.3	Performance by Administrative Agent
12.4	Delegation of Duties and Rights
12.5	Not in Control
12.6	Course of Dealing
12.7	Cumulative Rights
12.8	Application of Proceeds
12.9	Certain Proceedings
12.10	Expenditures by Lenders
12.11	Indemnification
SECTION 13	AGREEMENT AMONG LENDERS
13.1	Administrative Agent
13.2	Expenses
13.3	Proportionate Absorption of Losses
13.4	Delegation of Duties; Reliance
13.5	Limitation of Liability
13.6	Default
13.7	Limitation of Liability
13.8	Relationship of Lenders
13.9	Benefits of Agreement
13.10	[Intentionally Omitted]
13.11	Obligations Several
SECTION 14	MISCELLANEOUS
14.1	Headings
14.2	Nonbusiness Days
14.3	Communications
14.4	Form and Number of Documents
14.5	Confidentiality
14.6	Survival
14.7	Governing Law
14.8	Invalid Provisions
14.9	Entirety
14.10	Jurisdiction; Venue; Service of Process; Jury Trial
14.11	Amendments, Consents, Conflicts, and Waivers
14.12	Multiple Counterparts
14.13	Successors and Assigns; Assignments and Participations
14.14	Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances
14.15	Designated Senior Indebtedness

SCHEDULES AND EXHIBITS

Schedule 2.1	-	Lenders and Commitments; Addresses for Notice
Schedule 8.2	-	Companies
Schedule 8.3	-	Subsidiaries and Stock
Schedule 10.3	-	Existing Capital Leases
Schedule 10.4	-	Affiliate Transactions
Schedule 10.8	-	Existing Investments

Exhibit A-1	-	Form of Compliance Certificate
Exhibit B	-	Form of Note
Exhibit C-1	-	Form of Notice of Borrowing
Exhibit C-2	-	Form of Notice of Conversion
Exhibit D-1	-	Form of POI Guaranty
Exhibit D-2	-	Form of Subsidiary Guaranty
Exhibit F	-	Form of Assignment and Acceptance Agreement

v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of [•], 2005, among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (“Borrower”), Lenders (hereinafter defined), and POI ACQUISITION, L.L.C. (“POI Acquisition”), as Administrative Agent (hereinafter defined).

R E C I T A L S

A.            POI Acquisition and Quadrangle Master Funding Ltd. (“QDRF”) are lenders, and POI Acquisition is administrative agent, under that certain Revolving Credit Agreement dated as of December 21, 1998 (as renewed, extended, modified and amended from time to time, the “Revolving Credit Facility”) with Protection One Alarm Monitoring, Inc, as borrower, and Protection One, Inc. and certain of its subsidiaries, as guarantors thereunder.

B.            Pursuant to an exchange agreement dated as of November 12, 2004 (the “Exchange Agreement”) by and among Protection One, Inc., QDRF, POI Acquisition and a wholly-owned subsidiary of POI Acquisition, certain indebtedness under the Revolving Credit Facility shall be discharged (the transactions described in the Exchange Agreement, collectively known as the “Restructuring”).

C.            In connection with, and as a condition to, the Restructuring, the parties hereto desire to amend and restate the Revolving Credit Facility in the form hereof, pursuant to which the Lenders will extend the Borrower credit in the amount of $[•][to equal amount outstanding as of the Execution Date] in accordance with the terms set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and Lenders agree as follows:

SECTION 1                               DEFINITIONS AND TERMS.

1.1  Definitions.  As used herein:

Acquisition means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any line of business or division of a Person, (b) the acquisition by any Company of more than fifty percent (50%) of any class of Stock (or similar ownership interests) of any Person (provided that formation or organization of any entity shall not constitute an “Acquisition” to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under Section 10.8); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; provided that in any merger involving Borrower, Borrower must be the surviving entity.

Adjusted Eurodollar Rate means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the

Eurodollar Rate for such Eurodollar Borrowing for such Interest Period by (b) one (1) minus the Reserve Requirement for such Eurodollar Borrowing for such Interest Period.

Administrative Agent means POI Acquisition, and its permitted successors or assigns as “Administrative Agent” for Lenders under this Agreement.

Affiliate as to any Person means any other Person who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise); provided that “affiliate” shall not include the Administrative Agent or any Lenders.

Agreement means this Amended and Restated Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

Applicable Lending Office means, for each Lender and for each Type of Borrowing, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated on Schedule 2.1 attached hereto or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

Applicable Margin means 5.75% for Base Rate Borrowings and 7.00% for Eurodollar Borrowings; provided, that if the Termination Date is extended to January 15, 2006 pursuant to Section 3.16, the Applicable Margin for Eurodollar Borrowings during the period from and including August 15, 2005 to and including January 15, 2006 shall be 10.00% and the Applicable Margin for Base Rate Borrowings during such period shall be 8.75%.

Asset Sale means the sale, transfer, or other disposition by any Company of any of its assets other than any sale, transfer or disposition of any assets permitted by subsections 10.11 (a), (b), (c), (f) and (g).

Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

Base Rate means, for any day, the rate per annum equal to the greater of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%), and (b) the Prime Rate for such day.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, as applicable.

Base Rate Borrowing means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

Borrower is defined in the preamble to this Agreement.

Borrowing means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents, whether such amount constitutes an original disbursement of funds or the Continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of any Obligor under, any Loan Document.

Borrowing Date is defined in Section 2.4(a).

Budget means the annual financial budget for the Companies delivered to Administrative Agent pursuant to Section 9.3(c).

Business Day means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in New York, New York, and (b) in addition to the foregoing, in respect of any Eurodollar Borrowing; a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

Capital Expenditures means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed assets or capital assets (including expenditures for the purchase of installed security systems) or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, other than any such expenditures made (x) with the proceeds of any condemnation award or insurance or which will be reimbursed by insurance, (y) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, or (z) with the proceeds of any asset sale made pursuant to Section 10.11 other than Net Proceeds Borrower is required to use to make mandatory prepayments of Principal Debt pursuant to Section 3.2(b); provided that costs required to be capitalized with or pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 101 (as revised by Securities and Exchange Commission Staff Accounting Bulletin No. 104) shall be excluded from Capital Expenditures.

Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

Cash Amount means, as of the date of any mandatory repayment pursuant to Section 3.2(b), an amount equal to the sum of (a) $7 million, (b) the aggregate amount of all accrued and unpaid interest on the Borrowings, the Senior Notes, the Senior Subordinated Notes and the Subordinated Notes as of such date, (c) the aggregate amount required by the Companies to satisfy their obligations under the change of control repurchase offer to be made to holders of the Subordinated Notes as of such date (without duplication of clause (b) above) and (d) the applicable Restricted Cash Amount.

Closing Date means December 21, 1998.

Code means the Internal Revenue Code of 1986, as amended.

Commitment Usage means, at the time of any determination thereof, the Total Principal Debt.

Committed Sum means, for any Lender at any date of determination, the amount stated beside each Lender’s name on the most-recently amended Schedule 2.1 (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

Companies means, as of any date, POI and each of its Subsidiaries, and Company means any one of the Companies.

Compliance Certificate means a certificate signed by a Responsible Officer, substantially in the form of Exhibit A-1.

Consequential Loss means any loss or expense which any Lender reasonably incurs in respect of a Eurodollar Borrowing as a consequence of any event described in Section 4.5.

Consolidated Debt means, as of any date of determination, all Debt of the Companies, on a consolidated basis, of the types described in clauses (a)(i) and (a)(ii) of the definition of Debt.

Consolidated EBITDA means, for any period of determination, the EBITDA of the Companies, on a consolidated basis.

Consolidated Interest Expense means, for any period of determination, the Interest Expense of the Companies, on a consolidated basis.

Constituent Documents means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, limited liability company agreements, trust agreement, or such other document as may govern such Person’s formation or organization.

Continue, Continuation, and Continued refers to the continuation pursuant to Section 3.10 hereof of a Eurodollar Borrowing from one Interest Period to the next Interest Period.

Convert, Conversion, and Converted refers to a conversion pursuant to Section 3.10 of one Type of Borrowing into another Type of Borrowing.

Credit Parties means the Administrate Agent and Lenders, and “Credit Party” means any one of the Credit Parties.

Current Financials means, at the time of any determination thereof, the more recently delivered to Lenders of the Financial Statements required to be delivered under Sections 9.3(a) or 9.3(b), as the case may be.

Debt means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in clauses (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in clauses (a)(i) through clause (a)(iii) and clause (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair value of such property or assets or the amount of the obligation so secured as determined in good faith by such Person; (d) the face amount of all letters of credit and banker’s acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) net liabilities under Financial Hedges.

Debtor Relief Laws means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

Default is defined in Section 11.

Defaulting Lender means, as of any date, any Lender that has (a) failed to make a Borrowing required to be made by it hereunder, or (b) given notice to Administrative Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Advances hereunder (unless such notice is given by all Lenders).

Default Rate means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus two percent (2%), and (b) the Maximum Rate.

Distribution for any Person means, with respect to any Stock issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such Stock, (b) the declaration or payment of any dividend on or with respect to any such Stock, and (c) any other payment by such Person with respect to such Stock.

Dollar-Equivalent, at any time, means, (a) any amount denominated in Dollars, and (b) for any amount denominated in a Foreign Currency, an amount of Dollars into which Administrative Agent determines that it could convert the relevant amount of that Foreign Currency by using the applicable-quoted-spot rate reported on the appropriate page of the Reuters Screen at 11:00 a.m. (London time) three (3) Business Days before the day on which the calculation is made.

Dollars and the symbol $ means lawful money of the United States of America.

Domestic Subsidiary means any Subsidiary of POI other than a Foreign Subsidiary.

EBITDA means, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gains from extraordinary items for such period, and (iv) any aggregate net gain during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to Section 10.11), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) any cash payments made in respect of any item of extraordinary loss accrued during a prior period and added back to EBITDA in such prior period pursuant to clause (g)(v) below, plus (d) to the extent deducted from the calculation of consolidated net income in clause (a) above, (i) non-recurring expenses incurred in connection with the restructuring (including the payment, prepayment, renegotiation, buyout, or other compromise, collection, or other restructuring transaction and all expenses related thereto including attorneys’ fees and expenses) of dealer contracts and receivables and (ii) expenses related to the writeoff of dealer receivables (provided that the aggregate amount of such expenses that may be added pursuant to this clause (d) may not exceed $10,000,000 in the aggregate during the term of this Agreement), plus (e) expenses related to the purchase of accounts from Paradigm Direct, LLC recognized during such period that, in accordance with GAAP, are required to be expensed (as opposed to capitalized), plus (f) expenses related to the internal generation of accounts recognized during such period that, in accordance with GAAP, are required to be expensed (as opposed to capitalized), plus (g) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) the amount of depreciation and amortization for such period, (iv) the amount of any deduction to consolidated net income as the result of any Stock option expense, (v) the amount of any item of extraordinary loss not paid in cash in such period, and (vi) the absolute value of any aggregate net loss during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to Section 10.11), plus (h) non-recurring expenses incurred in connection with work force reductions by Borrower, the consolidation of Borrower’s call centers or offices, or the closing of Borrower’s patrol and national accounts operations, plus (i) in the case of POI (to the extent deducted in the calculation of consolidated net income of POI for such period), the excess of (A) the aggregate amount of POI’s directors & officers insurance expense for such period (the “EBITDA Measurement Period”) over (B) the quotient of (1) the aggregate cash cost of POI’s August 2002 renewal of its directors & officers insurance divided by (2) the number of EBITDA Measurement Periods contained in a single fiscal year (e.g., if the relevant EBITDA Measurement Period is a fiscal quarter, the denominator described in this clause (2) is four (4)), plus (j) in the case of POI (to the extent deducted in the calculation of consolidated net income of POI for such period), and solely for purposes of calculating the “Leverage Ratio” and the “Interest Coverage Ratio” to determine compliance with Section 10.13(a) or Section 10.13(b), as the case may be, the amount of POI’s key employee retention plan expense for such period (not to exceed an aggregate amount of $1,900,000 for any fiscal quarter) arising in connection with the employee retention plan approved by POI’s board of directors on June 3, 2004 in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (k) to the extent deducted in the calculation of consolidated net income for such period, expenses incurred in connection with the Restructuring (including payments, prepayments, accruals, or other restructuring transactions and all expenses related thereto including financial advisory and attorneys’ fees and expenses) of Debt, plus (l) expenses incurred in connection with the Shared Services Agreement between Westar Energy, Inc. and POI in excess of scheduled payments made by POI to Westar Energy, Inc. for periods during which services were provided, plus (m) all expenses and costs with respect to legal and tax settlements relating to events which occurred prior to the Execution Date . In the case of any Permitted Acquisition or internally generated account during any period of calculation, EBITDA shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Acquisition or internally generated account, as if such Permitted Acquisition or internally generated account occurred on the first (1st) day of such period, by, with respect to any Permitted Acquisition, increasing, if positive, or decreasing, if negative, EBITDA by the EBITDA of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition.

Eligible Assignee means: (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent).

Employee Plan means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

Environmental Law means any applicable Law that relates to (a) the condition or protection of the environment (including air, groundwater, surface water, soil, other environmental media, or natural resources) and remediation to the environment, (b) the regulation of any Hazardous Substances, or (c) the Release or threatened Release of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. § 401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of Borrower’s controlled group or which is under common control with Borrower within the meaning of Section 414(b), (c), (m), or (o) of the Code.

Eurodollar Borrowing means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Borrowings.

Eurodollar Rate means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on

Dow Jones Markets (Telerate) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, then the term “Eurodollar Rate” shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided however, if more than one (1) rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

Exchange Agreement is defined in the recitals.

Excluded Taxes is defined in Section 4.6(a).

Execution Date means [•], 2005.

Exhibit means an exhibit to this Agreement unless otherwise specified.

Extension Fee means, in connection with the extension of the Termination Date from August 15, 2005 to January 15, 2006, a fee equal to 1% of the Total Commitment as of August 15, 2005.

Facility means the credit facility as described in and subject to the limitations set forth in Section 2.1 hereof.

Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent (in its individual capacity) at approximately 11:00 a.m. (New York, New York time) on such day received by Administrative Agent from three (3) Federal funds brokers of recognized national standing selected by Administrative Agent in its sole discretion.

Financial Hedge means a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates.

Financial Statements means balance sheets, statements of operations, statements of shareholders’ investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders’ investments shall be in comparative form to the prior fiscal year-end figures.

Foreign Currency means any freely-convertible lawful currency acceptable to Administrative Agent, so long as (a) such currency is dealt with in the London interbank deposit market, and (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market.

Foreign Subsidiary means any Subsidiary of POI which is not organized under the Laws of any State of the United States of America or the District of Columbia.

GAAP means generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable from time to time.

Governmental Authority means any applicable (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel presiding over binding arbitration, or (c) central bank.

Guaranties means the POI Guaranty, the Subsidiary Guaranty, and any other guaranty executed pursuant to Section 6.3, and Guaranty means any one of the Guaranties.

Guarantors means POI, the Subsidiary Guarantors, and any other Person that is required to execute a guaranty pursuant to Section 6.3, and Guarantor means any one of the Guarantors.

Hazardous Substance means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance by any applicable Governmental Authority, including without limitation, any hazardous substance within the meaning of Section 101 of CERCLA, or (b) any other substances regulated by a Governmental Authority having jurisdiction over any Company with respect to environmental matters because of their effect or potential effect on public health and/or the environment, including, without limitation, (i) petroleum, oil, gasoline, natural gas or liquids, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (ii) regulated asbestos and asbestos-containing materials in any form, (iii) polychlorinated biphenyls, (iv) urea formaldehyde foam, (v) lead paint, and (vi) radioactive material.

Indemnified Parties is defined in Section 12.11.

Interest Coverage Ratio means, as of any date of determination thereof, the ratio of (a) the product of (i) Consolidated EBITDA for the most-recent fiscal quarter ending on or prior to the date of determination, and (ii) four (4), to (b) Consolidated Interest Expense for the most-recent four (4) fiscal quarters ending on or prior to the date of determination; provided, however, for purposes of calculating the Interest Coverage Ratio, (i) Consolidated Interest Expense shall be adjusted to give pro forma effect to the reduction in Interest Expense as a result of the reduction of Indebtedness from the application of the proceeds from such asset disposition (whether such proceeds are in cash or bonds) as if such asset disposition and corresponding reduction of Indebtedness occurred on the first day of such determination period and (ii)

Consolidated EBITDA shall be adjusted to give pro forma effect to such asset disposition as if such asset disposition had occurred on the first day of such determination period.

Interest Expense means, for any period of calculation thereof, for any Person (a) interest expense determined in accordance with GAAP (excluding the fees and expenses incurred in connection with the Senior Subordinated Note Indenture, the Extension Fee and the Exchange Fee), minus (b) cash interest income received by such Person during such period.

Interest Period is defined in Section 3.9.

Laws means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or binding interpretations of any Governmental Authority.

Lenders means, on any date of determination, the financial institutions named on Schedule 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with Section 14.13(b) of this Agreement and delivered to Borrower and the Credit Parties), and subject to the terms and conditions of this Agreement, their respective successors and assigns.

Leverage Ratio means, as of any date of determination thereof, the ratio of (a) Consolidated Debt outstanding on such date, to (b) the product of (i) Consolidated EBITDA for the most-recent fiscal quarter ending on or prior to the date of determination, and (ii) four (4).

Lien means, with respect to any property or assets, any lien, mortgage, collateral assignment, hypothecation, security interest, pledge, assignment, charge, conditional sale or title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property or assets.

Litigation means any action by or before any Governmental Authority.

Loan Documents means (a) this Agreement, any Notes, and the Guaranties, (b) all agreements, documents, or instruments in favor of any Credit Party ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, (c) any Financial Hedge between any Obligor and any Credit Party or any Affiliate of any Credit Party, and (d) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

Material Adverse Event means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Obligor to perform any of its payment or other material obligations under the Loan Documents or the ability of any Credit Party to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Companies, taken as a whole, or (c) Default.

Material Companies means POI and its Material Subsidiaries, and Material Company means any one of the Material Companies.

Material State means any State of the United States of America or the District of Columbia in which any Obligor is conducting business and where the failure to qualify to do business as a foreign corporation or other entity would be a Material Adverse Event.

Material Subsidiary of POI means, at any time, any of:

(a)  Borrower;

(b)  any Domestic Subsidiary of POI that has (or, in respect of a newly formed or acquired Subsidiary, would have on a pro forma basis) contributed at least fifteen percent (15%) of either (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the consolidated net income of the Companies for the immediately preceding fiscal year of the Companies, or (iii) the consolidated total assets of the Companies as of the last day of the immediately preceding fiscal year of the Companies (any Domestic Subsidiaries that do not meet the requirements of this clause (b) being “Individual Immaterial Subsidiaries”);

(c)  such additional Domestic Subsidiaries that are Individual Immaterial Subsidiaries selected by Borrower and approved by Administrative Agent so that all other Individual Immaterial Subsidiaries shall collectively contribute fifteen percent (15%) or less of each of (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the consolidated net income of the Companies for the immediately preceding fiscal year of the Companies, or (iii) the consolidated total assets of the Companies as of the last day of the immediately preceding fiscal year of the Companies; and

(d)  to the extent not addressed above, Security Monitoring Services Inc.

Maximum Amount and Maximum Rate respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

Moody’s means Moody’s Investors Service, Inc.

Moody’s Rating means the most recently-announced rating from time to time of Moody’s assigned to any class of long-term senior, unsecured debt securities issued by Borrower, as to which no letter of credit or guaranty or third-party credit support (other than from the Companies) is in place, regardless of whether all or any part of such Indebtedness has been issued at the time such rating was issued.

Multiemployer Plan means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 41(f) of the Code to which any Company or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

Net Proceeds means, with respect to any Asset Sale by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, attorneys’ fees, finder’s fees, accounting fees, and other similar commissions and fees, in each case, to the extent paid or payable by such Company; (b) taxes paid or payable by such Company to any Governmental Authority as a result of such transaction; (c) severance costs; (d) termination costs with respect to facility and other leases; and (e) reprogramming and other costs relating to the transition of monitoring services.

Notes means any promissory notes executed pursuant to Section 3.1(a)(ii), and Note means any one of the Notes.

Notice of Borrowing means a notice substantially in the form of Exhibit C-1.

Notice of Conversion means a notice substantially in the form of Exhibit C-2.

Obligation means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Credit Party or any Affiliate of any Credit Party by any Obligor arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys’ fees and expenses incurred in the enforcement or collection thereof as provided in Section 12.10 or in any other Loan Document) payable under the Loan Documents.

Obligors means Borrower and Guarantors, and Obligor means any one of the Obligors.

Other Required Guarantor is defined in Section 6.3.

Other Taxes is defined in Section 4.6(b).

Participant is defined in Section 14.13(e).

Payment Default means any Default described in Section 11.1.

PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

Permitted Acquisitions means any Acquisition for which the prior written consent of Required Lenders has been obtained (and Lenders agree to respond to a request for consent to any such Acquisition within ten (10) Business Days following Borrower’s request for such consent; provided that the failure to provide a response to such request; for consent shall be deemed to be a refusal to grant such consent).

Permitted Liens means Liens permitted under Section 10.3 as described in such Section.

Person means any individual, entity, or Governmental Authority.

POI means Protection One, Inc., a Delaware corporation.

POI Guaranty means (a) an Unconditional Guaranty of Payment in substantially the form of Exhibit D-1, executed and delivered by POI, and (b) any amendments, modifications,

supplements, restatements, ratifications, or reaffirmations thereof made from time to time in accordance with the Loan Documents.

Prime Rate means, as of any date, the per annum rate of interest established by JP Morgan on such date as its prime rate, which rate may not be the lowest rate of interest charged by JP Morgan to its customers.

Principal Debt means, for a Lender and at any time, the unpaid principal balance of all outstanding Borrowings from such Lender hereunder as of such date.

Pro Rata or Pro Rata Part, for each Lender, means (a) for purposes of any commitment to fund in respect of the Facility the percentage stated opposite such Lender’s name as set forth on Schedule 2.1 or on the most recently amended Schedule 2.1, if any, prepared by Administrative Agent pursuant to Section 14.13, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender’s Committed Sum bears to the Total Commitment then in effect.

Protection One Europe means Protection One Europe Holding SA, a French société anonyme.

Register is defined in Section 14.13(c).

Regulation D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including air, groundwater, surface water, soil, other environmental media, or natural resources).

Reportable Event shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the thirty (30) day notice requirement is waived under applicable PBGC regulations other than those events described in Sections 2615.11, 2615.15 and 2615.19 of such regulations, including each such provision as it may subsequently be renumbered.

Representatives means representatives, officers, directors, employees, attorneys, and agents.

Required Lenders means (a) on any date of determination prior to termination of the Total Commitment, those Lenders (other than Defaulting Lenders) holding more than fifty percent (50%) of the Total Commitment (excluding the Committed Sums of any Defaulting Lenders), or (b) on any date of determination occurring after the Total Commitment has terminated, those Lenders holding more than fifty percent (50%) of the outstanding Total Principal Debt (excluding the Principal Debt of any Defaulting Lenders).

Reserve Requirement means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Borrowings, “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Borrowings.  The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

Responsible Officer of Borrower means its chairman, president, chief executive officer, chief financial officer (or officer having comparable duties), treasurer, or secretary, or any vice president, assistant treasurer, or assistant secretary, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is reasonably acceptable to Administrative Agent.

Restricted Cash Amount means the amount of any cash or cash equivalents which, in accordance with the Companies’ stated accounting policies, would reasonably be expected to be restricted by legal or contractual requirements for use, or is on deposit, to secure letters of credit or maintain insurance during the twelve-month period following the relevant determination of Cash Amount.

Rights means rights, remedies, powers, privileges, and benefits.

Schedule means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

Senior Note Indenture means that certain Indenture for the 7-3/8 Senior Notes due 2005 dated as of August 16, 1998, by and among the Bank of New York, as Trustee, Borrower and POI, as the same may be amended, supplemented, or otherwise modified from time to time.

Senior Notes means the notes issued pursuant to the Senior Note Indenture.

Senior Subordinated Note Indenture means that certain Indenture for the 8-1/8% Senior Subordinated Notes due 2009 dated as of December 21, 1998, by and among Bank of New York, as Trustee, Borrower, as issuer, and the Guarantors named therein, as the same may be amended, supplemented, or otherwise modified from time to time.

Senior Subordinated Notes means the notes issued pursuant to the Senior Subordinated Note Indenture.

Solvent means, as to a Person, that (a) the aggregate fair market value (on a going concern basis) of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person reasonably expects to have sufficient cash flow (including amounts reasonably expected to be received pursuant to asset sales and refinancings) to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses.

S & P means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation.

S & P Rating means the most recently-announced rating from time to time of S & P assigned to any class of long-term senior, unsecured debt securities issued by Borrower, as to which no letter of credit or guaranty or third-party credit support (other than from the Companies) is in place, regardless of whether all or any part of such Indebtedness has been issued at the time such rating was issued.

Stock means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

Subordinated Debt means any Debt of any Obligor subordinated to the Obligation, including, without limitation, Debt issued pursuant to the Senior Subordinated Note Indenture and the Subordinated Note Indenture.

Subordinated Note Indenture means that certain Indenture for the 13-5/8 Senior Subordinated Discount Notes due 2005 dated as of May 17, 1995, by and among U.S. Bank, as Trustee, Borrower, as issuer, and POI, Protection One Alarm Services, Inc., and A-Able Lock & Alarm, Inc., as guarantors, as the same may be amended, supplemented, or otherwise modified from time to time.

Subordinated Notes means the notes issued pursuant to the Subordinated Note Indenture.

Subsidiary of any Person means (a) any entity of which an aggregate of more than fifty percent (50%) (in number of votes) of the Stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner.

Subsidiary Guarantors means each Material Subsidiary of POI that has executed the Subsidiary Guaranty, and Subsidiary Guarantor means any one of the Subsidiary Guarantors.

Subsidiary Guaranty means (a) an Unconditional Guaranty of Payment in substantially the form of Exhibit D-2, executed and delivered by each Subsidiary Guarantor pursuant to the requirements of Section 6.2, and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations thereof made from time to time in accordance with the Loan Documents.

Taxes means, for any Person, taxes, assessments, duties, levies, imposts, deductions, charges, or withholdings, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

Termination Date means the earlier of (a) August 15, 2005, subject to extension in accordance with Section 3.16, and (b) the effective date of any other termination or cancellation of the Lenders’ commitments to lend under, and in accordance with, this Agreement.

Total Commitment means, on any date of determination, the sum of all Committed Sums for all Lenders (as the same may have been reduced or canceled as provided in the Loan Documents) then in effect.

Total Principal Debt means, at any time, the sum of the Principal Debt of all Lenders.

[Trademark License Agreement means a trademark license agreement between Borrower and Protection One Europe (or such other Person as shall be approved in writing by the Required Lenders) pursuant to which Borrower (1) grants to Protection One Europe (or such other Person as shall be approved in writing by the Required Lenders) an exclusive license to use the “Protection One” trade name (together with the related community trademark and national trademark) for a period of three years and (2) agrees not to transfer such licensed trademarks or the rights under such trademark license agreement or to permit the use of such licensed trademarks for an additional period of two years, which trademark license agreement shall be in form and substance satisfactory to the Required Lenders.]

Type means either a Base Rate Borrowing or a Eurodollar Borrowing, as the context may require.

Unmatured Default  means the existence of any event or circumstance set forth in Section 11 hereof, which after notice and/or the expiration of any cure period set forth in Section 11 hereof would constitute a Default.

Wholly-owned when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding Stock (except shares required as directors’ qualifying Stock) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

1.2  Number and Gender of Words; Other References. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to “telecopy,” “facsimile,” “fax,” or similar terms are to facsimile or telecopy transmissions, (f) references to “including” mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

1.3  Accounting Principles. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.  If Borrower or any Credit Party determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, then such party may, by written notice to Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change whereupon the Borrower and Administrative Agent, on behalf of Lenders, shall negotiate in good faith for a period of not more than thirty (30) days regarding amendments to any affected covenants to make such covenants consistent with the prior covenants and GAAP, as then in effect, and, after any such revision as shall be agreed to by Borrower and Required Lenders, this Agreement will be construed in accordance with GAAP as then in effect.  If Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2                               BORROWING PROVISIONS.

2.1  Commitments. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower such Lender’s Pro Rata Part of one or more Borrowings not to exceed such Lender’s Committed Sum, subject to the following conditions:

(a)   each Borrowing requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

(b)   each Borrowing requested by Borrower must be in an amount not less than $5,000,000 or a greater multiple of $1,000,000;

(c)   the Commitment Usage may not exceed the Total Commitment;

(d)   each Lender’s Principal Debt may not exceed such Lender’s Committed Sum; and

(e)   any amounts repaid may not be reborrowed.

2.2  [Intentionally Omitted]

2.3  Termination of Commitments.

(a) Voluntary. Without premium or penalty, and upon giving not less than three (3) Business Days prior telephonic notice (followed by written notice) to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Total Commitment provided that (i) each partial termination shall be in an amount of not less than $10,000,000 or a greater integral multiple of $1,000,000; (ii) the amount of the Commitment Usage may not exceed the Total Commitment (unless Borrowings are simultaneously paid in an amount equal to such excess); and (iii) each reduction shall be allocated Pro Rata among Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Total Commitment shall be effective on the Business Day specified in Borrower’s notice (which date must be at least three (3) Business Days after Borrower’s delivery of such notice). In the event that the Total Commitment is reduced to zero at a time when there shall be no Principal Debt, this Agreement shall be terminated to the extent specified in Section 14.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

(b) Mandatory. The Total Commitment shall automatically terminate in an amount equal to each mandatory prepayment pursuant to Section 3.2(b)(iii). Each termination in the Total Commitment pursuant to this Section 2.3(b) shall be allocated Pro Rata among Lenders in accordance with their respective Pro Rata Parts.

2.4  Borrowing Procedure. The following procedures apply to Borrowings:

(a)   Notice of Borrowing.  Each Borrowing shall be made pursuant to a Notice of Borrowing delivered to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the “Borrowing Date”), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than (A) 3:00 p.m. New York, New York time on the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Borrowing, and (B) 12:00 p.m. New York, New York time on the Borrowing Date for any Base Rate Borrowing.  Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.  Notwithstanding the foregoing, no Borrowing shall be a Base Rate Borrowing except pursuant to Sections 4.1, 4.2 or 4.3.

(b)   Funding.  Each Lender shall remit its Pro Rata Part of each requested Borrowing to Administrative Agent’s principal office in Dallas, in funds which are or will be available for immediate use by Administrative Agent by 2:00 p.m. New York, New York time on the Borrowing Date therefor.  Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower’s account as designated to Administrative Agent by Borrower.  Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, then Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, together with interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower.  No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

2.5  [Intentionally Omitted]

SECTION 3                               TERMS OF PAYMENT.

3.1  Loan Accounts and Payments.

(a)   Loan Accounts.

(i)    The Obligation payable to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business.  The loan accounts or records maintained by Administrative Agent and each Lender shall be conclusive evidence absent manifest error of the amount of the Obligation owing to each Lender.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing to any Lender with respect to the Obligation.

(ii)   Upon the request of any Lender made through Administrative Agent, the Principal Debt of the Obligation owing to such Lender may be evidenced by one or more Notes in addition to loan accounts.  Each such Note shall be in substantially the form of Exhibit B and be executed by Borrower and payable to the order of such Lender in the maximum original principal amount equal to such Lender’s Committed Sum.  Each such Lender may endorse on the schedules annexed to its Note(s) the date, amount, and maturity of each Borrowing made by it and the amount of each payment of principal made by Borrower with respect thereto and each Lender’s record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error by a Lender in making, a notation thereon with respect to any Borrowing shall not limit or otherwise affect the obligations of Borrower hereunder or under any such Note to such Lender.

(b)   Payments Generally.  Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent’s principal office in New York in funds which are or will be available for immediate use by Administrative Agent at or before 2:00 p.m. New York, New York time on the day due.  Payments made after 2:00 p.m., New York, New York time shall be deemed made on the Business Day next following.  Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day

Administrative Agent shall have received the same from Borrower; provided that such payment or prepayment is received by Administrative Agent at or before 2:00 p.m. New York, New York time, and otherwise at or before 2:00 p.m. New York, New York time on the Business Day next following.  If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate froth the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

3.2  Interest and Principal Payments.

(a)   Interest Payments.  Interest on each Eurodollar Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date, as applicable.  Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date.

(b)   Mandatory Payments.

(i)        The Total Principal Debt is due and payable on the Termination Date.

(ii)       On any date of determination, if the Commitment Usage exceeds the Total Commitment, then Borrower shall make a mandatory prepayment of the Principal Debt in the amount of such excess, together with (i) all accrued and unpaid interest on the principal amount so prepaid, and (ii) any Consequential Loss arising as a result thereof.

(iii)      Concurrently with the receipt thereof, Borrower shall make a mandatory prepayment of the Principal Debt, together with all accrued and unpaid interest on the principal amount so prepaid, in an amount equal to (A) one hundred percent (100%) of the Net Proceeds of each Asset Sale (any such proceeds, the “Asset Sale Proceeds”) reduced by the amount of proceeds, if any, required for the Companies to have a minimum cash balance equal to the Cash Amount as of the date of such prepayment and (B) one hundred percent (100%) of any proceeds received by the Companies from the incurrence of any Debt, other than Debt permitted under Section 10.2 or solely relating to capital leases and purchase money indebtedness permitted to be incurred pursuant to this Agreement.

(iv)     On the last Business Day of each month, Borrower shall make a mandatory prepayment of the Principal Debt, together with all accrued and unpaid interest on the principal amount so prepaid, in an amount equal to one hundred percent (100%) of cash held at such time by the Companies reduced by the amount of proceeds, if any, required for the Companies to have a minimum cash balance equal to the Cash Amount as of the date of such prepayment.

(iv)     All mandatory prepayments hereunder shall be applied Pro Rata.

(c)   Voluntary Prepayments.  After giving Administrative Agent advance telephonic notice (promptly followed by written notice) of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent at or before 2:00 p.m. New York, New York time on (A) the third (3rd) Business Day preceding the date of prepayment of a Eurodollar Borrowing, and (B) the Business Day of a prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Borrowing or a Base Rate Borrowing); (iii) all accrued interest on any Eurodollar Borrowing being prepaid must also be paid in full, to the date-of such prepayment; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor.  Each notice of prepayment shall specify the prepayment date and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein unless such notice is given in connection with the payment in full of all Borrowings under this Agreement, the termination of the Total Commitment, and a termination of this Agreement in which case the parties hereto acknowledge that such payment may (subject to any Consequential Loss) occur on a date after the date given in such notice as a result of normal delays with respect to such payment.

3.3  Interest Options.  Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the lesser of (a) the Base Rate plus the Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Borrowings, in each case as designated in accordance with the terms of this Agreement, and (b) the Maximum Rate.  Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

3.4  Quotation of Rates.  A Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

3.5  Default Rate.  To the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration), or, in the case of past-due accrued interest, from the applicable interest payment date, at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

3.6  Interest Recapture.  If the designated rate applicable to any Borrowing exceeds the Maximum Rate, then the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect.  In the event that at maturity (stated or by acceleration), or at final payment of the Total Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Total Principal Debt.

3.7  Interest Calculations.

(a)   All payments of interest shall be calculated on the basis of actual number of days (including the first (1st) day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Borrowing (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing.  All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

(b)   The provisions of this Agreement relating to the calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

3.8  Maximum Rate.  Regardless of any provision contained in any Loan Document, no Credit Party shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if any Credit Party ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower.  In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and the Credit Parties shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Credit Parties and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, then the Credit Parties shall refund such excess, and, in such event, the Credit Parties shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

3.9  Interest Periods.  When Borrower requests any Eurodollar Borrowing, Borrower may elect the interest period (each an “Interest Period”) applicable thereto, which shall be, at Borrower’s option, one (1) month or three (3) months, in each case to the extent available from each Lender (or other periods, if requested by Borrower and agreed to by each Lender); provided however, that: (a) the initial Interest Period for a Eurodollar Borrowing shall commence on the date of such Borrowing (including the date of any Conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); and (c) no Interest Period may be chosen with respect to any portion of the Total Principal Debt which would extend beyond the Termination Date.

3.10        Conversions.  Borrower may (a) Convert a Eurodollar Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) Convert a Base Rate Borrowing at any time to a Eurodollar Borrowing, and (c) Continue a Eurodollar Borrowing by electing a new Interest Period, by giving a Notice of Conversion no later than 3:00 p.m. New York, New York time on the third (3rd) Business Day prior to the date of Conversion or the last day of the Interest Period, as the case may be (in the case of a Conversion to a Eurodollar Borrowing or an election of a new Interest Period), and no later than 12:00 p.m. New York, New York time on the last day of the Interest Period (in the case of a Conversion to a Base Rate Borrowing).  Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion.  Absent Borrower’s Notice of Conversion or election of a new Interest Period, a Eurodollar Borrowing shall be deemed Converted to one (1) month Interest Period Eurodollar borrowing effective as of the expiration of the Interest Period applicable thereto.    Notwithstanding the foregoing, no Borrowing shall be a Base Rate Borrowing except pursuant to Sections 4.1, 4.2 or 4.3.

3.11        Order of Application.

(a)   If no Default exists, then payments and prepayments of the Obligation shall be applied in the order and manner as Borrower may direct in writing.

(b)   If a Default exists (or if Borrower fails to give directions as permitted under Section 3.11(a)), then any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which the Credit Parties have not been paid or reimbursed in accordance with the Loan Documents; (ii) to the ratable payment of accrued and unpaid interest on the Total Principal Debt; (iii) to the ratable payment of the Total Principal Debt; and (iv) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

(c)   Subject to the provisions of Section 13 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Credit Party and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Credit Party in accordance with the Agreement and the related Loan Documents.

3.12        Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.12 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

3.13        Offset.  Upon the occurrence and during the continuance of a Default, each Credit Party shall be entitled to exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and/or banker’s Lien against each and every account and other property, or any interest therein, which any Obligor may now or hereafter have with, or which is now or hereafter in the possession of, such Credit Party to the extent of the full amount of the Obligation; provided that if any Credit Party should exercise its Right of offset hereunder, then such Credit Party shall thereafter promptly provide notice of such offset to Administrative Agent and Borrower.

3.14        Booking Borrowings.  To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that no Affiliate shall be entitled to receive any greater payment under Section 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

3.15        Replacement of Lenders under Certain Circumstances.  If at any time (a) Borrower becomes obligated to pay additional amounts described in Section 4.1(a) or Section 4.6 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Borrowings pursuant to Section 4.2(b), in any such case where such condition or circumstance is not applicable to all Lenders, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian, or other Person having similar powers, or (c) any Lender becomes a Defaulting Lender, then Borrower may, on ten (10) Business Days’ prior written notice to Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 14.13(b) all of its Rights and obligations under this Agreement to a Lender or other Eligible Assignee selected by Borrower and reasonably acceptable to Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender’s Principal Debt and all accrued interest and fees and other amounts payable hereunder (including amounts payable under Section 4.5 as though such Lender was being paid instead of being purchased), provided that (i) neither Administrative Agent nor any Lender shall have any obligation to Borrower to find a replacement Lender or other such entity, and (ii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement.  In the case of a replacement of a Lender to which Borrower becomes obligated to pay additional amounts to such Lender prior to such Lender being replaced, the payment of such additional amounts shall be a condition to the replacement of such Lender.  Upon the satisfaction of all the foregoing conditions, such Lender that is being replaced shall cease to be a “Lender” for purposes of this Agreement, provided that Borrower shall continue to be obligated to such Lender under Section 12.11 with respect to any indemnified liabilities arising prior to such termination.  Borrower’s right to replace a Defaulting Lender pursuant to this Section 3.15 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to Borrower against such Defaulting Lender under this Agreement or under applicable Law.

3.16        Extension of Termination Date.  The Termination Date as specified in clause (a) of the definition thereof may be extended by Borrower until January 15, 2006 upon (i) delivery by Borrower to the Administrative Agent on or prior to August [•], 2005 of an officer’s certificate of Borrower certifying that no “default” or “event of default” under or with respect to any other Debt of the Companies exists or would exist as of August 15, 2005 and (ii) payment by Borrower of the Extension Fee pursuant to Section 5.7.

SECTION 4                               CHANGE IN CIRCUMSTANCES.

4.1  Increased Cost and Reduced Return.

(a)   Change in Laws.  If, after the date hereof, the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

(i)            shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Borrowing, its Note (if any), or its obligation to make Eurodollar Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note (if any) in respect of any Eurodollar Borrowings (other than taxes imposed on the overall gross or net income of such Lender or franchise taxes imposed on such Lender, in each case by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

(ii)           shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

(iii)          shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note (if any) or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar

Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement with respect to any Eurodollar Borrowings, then Borrower shall pay to such Lender from time to time as specified by the affected Lender such amount or amounts as will compensate such Lender for such increased cost or reduction.  If any Lender requests compensation by Borrower under this Section 4.1(a), then Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Borrowings, or Convert all Eurodollar Borrowings into Base Rate Borrowings, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

(b)   Capital Adequacy.  If, after the date hereof, any Lender shall have determined that the adoption of any applicable Governmental Requirement regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c) Notice.  Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it.  Any Lender claiming compensation under this Section 4.1 shall furnish to Borrower and Administrative Agent a certificate setting forth the additional amount or amounts to be paid to it hereunder and shall include in reasonable detail the basis for the demand for additional compensation, which certificate shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Although no Lender shall have any liability to any Credit Party or any Company for its failure to give the notice required by this Section 4.1(c), Borrower shall not be obligated to pay to any Credit Party any amounts under this Section 4.1 that arise, accrue, or are imposed more than one hundred and eighty (180) days before any such notice to the extent it is applicable to those amounts.

4.2  Limitation on Types of Borrowings.  If on or prior to the first (1st) day of any Interest Period for any Eurodollar Borrowing:

(a)   Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(b)   Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Eurodollar Borrowings, Continue any Eurodollar Borrowings, or to Convert any Base Rate Borrowings to Eurodollar Borrowings and Borrower shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Borrowings, either prepay such Borrowings or Convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

4.3  Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Borrowings hereunder, then such Lender shall promptly notify Administrative Agent and Borrower thereof and such Lender’s obligation to make or Continue Eurodollar Borrowings and to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Borrowings (in which case the provisions of Section 4.4 shall be applicable).

4.4  Treatment of Affected Loans.  If the obligation of any Lender to make or Continue Eurodollar Borrowings or to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended pursuant to Sections 4.1, 4.2, or 4.3, then such Lender’s Eurodollar Borrowings shall be automatically Converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for all Eurodollar Borrowings (or, in the case of a Conversion required by Section 4.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1, 4.2, or 4.3 that gave rise to such Conversion no longer exist:

(a)   to the extent that such Lender’s Eurodollar Borrowings have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Borrowings shall be applied instead to its Base Rate Borrowings; and

(b)   all Borrowings that would otherwise be made or Continued by such Lender as Eurodollar Borrowings shall be made or Continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be Converted into Eurodollar Borrowings shall be Converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Sections 4.1, 4.2, or 4.3 that gave rise to the Conversion of such Lender’s Eurodollar Borrowings pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Borrowings made by other Lenders are outstanding, then such Lender’s Base Rate Borrowings shall be automatically Converted, on the first (1st) day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Borrowings held by Lenders are held Pro Rata (as to principal amounts, Types, and Interest Periods).

4.5  Compensation.  Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (herein called a “Consequential Loss”) incurred by it as a result of:

(a)   any payment, prepayment, or Conversion of a Eurodollar Borrowing for any reason (including, without limitation, the acceleration of the Obligation pursuant to Section 12.1) on a date other than the last day of the Interest Period for such Borrowing; or

(b)   any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 7.2 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Borrowing on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Borrowing Notice.

4.6  Taxes.

(a)   Any and all payments by Borrower to or for the account of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes arising after the date hereof, excluding, in the case of each Credit Party, Taxes based on or measured by its gross or net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Credit Party (or its Applicable Lending Office) is organized or any political subdivision thereof (such income and franchise Taxes being “Excluded Taxes”).  If Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable under this Agreement or any other Loan Document to any Credit Party, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with all Laws, and (iv) Borrower shall, upon the request of Administrative Agent, furnish to Administrative Agent, at its address referred to in Section 14.3, the original or a certified copy of a receipt evidencing payment thereof.

(b)   In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)   Borrower agrees to indemnify each Credit Party for the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including, without limitation, any Taxes (other than Excluded Taxes) or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Credit Party (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.  If any Credit Party receives a refund in respect of any Taxes or Other Taxes in which it has been indemnified by Borrower pursuant to this Section 4.6, then such Credit Party shall promptly notify Borrower of such refund and shall promptly, upon receipt, repay such refund to Borrower.

(d)   Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

(e)   For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Sections 4.6(a) or (b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes (other than Excluded Taxes) because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(f)    If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

(g)   Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION 5                               FEES.

5.1  Treatment of Fees.  Except as otherwise provided by Law, the fees described in this Section 5: (a) do not constitute compensation for the use, detention, or forbearance of money; (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement; (c) shall be payable in accordance with Section 3.1; (d) shall be non-refundable; (e)

shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate; and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 365 or 366 days, as the case may be.

5.2  [Intentionally Omitted]

5.3  [Intentionally Omitted]

5.4  [Intentionally Omitted]

5.5  [Intentionally Omitted]

5.6  Exchange Fee.  Borrower shall pay to Administrative Agent on the Execution Date an exchange fee of $1.15 million.

5.7  Termination Date.  In connection with the extension of the Termination Date pursuant to Section 3.16, Borrower shall pay Administrative Agent the Extension Fee.

SECTION 6                               GUARANTIES.

6.1  POI Guaranty.  As an inducement to the Credit Parties to enter into this Agreement, Borrower shall cause POI to unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation pursuant to the POI Guaranty.

6.2  Subsidiary Guaranty.  As an inducement to the Credit Parties to enter into this Agreement, Borrower shall cause each Material Subsidiary to unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation pursuant to the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty; provided that upon the sale or dissolution of any Material Subsidiary otherwise permitted by this Agreement and the other Loan Documents, Administrative Agent shall, at the request of Borrower and so long as no Default exists or would result therefrom, release such Material Subsidiary from the Subsidiary Guaranty.

6.3  Other Guaranties.  As an inducement to the Credit Parties to enter into this Agreement, Borrower shall cause each Other Required Guarantor to unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation pursuant to a guaranty in form and substance reasonably acceptable to Administrative Agent.  “Other Required Guarantor” means, as of any date, any Person (other than POI or a Subsidiary Guarantor) that is an Affiliate of any Company that has, as of such date, guaranteed the payment or performance of any Debt of POI, Borrower, or any other Company exceeding $25,000,000 individually or in the aggregate.

SECTION 7                               CONDITIONS PRECEDENT.

7.1  [Intentionally Omitted]

7.2  Conditions to all Borrowings.  The obligations of Lenders to make all Borrowings (including the initial Borrowing) are subject to the following conditions precedent:

(a)   Notice of Borrowing.  Administrative Agent shall have received, in accordance with the provisions of Sections 2.1 and 2.4, an originally executed Notice of Borrowing.

(b)   Representations and Warranties; Performance of Agreements.  As of the date of such Borrowing, the representations and warranties in Loan Documents are true, correct, and complete in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement).

(c)   No Default.  No Unmatured Default, Default, or Material Adverse Event exists or would be caused by the making of such Borrowing.

(d)   No Injunction or Restraining Order.  No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain any Lender from making the Borrowing to be made by it.

Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof.  Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

SECTION 8          REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to the Credit Parties as of the Closing Date as follows:

8.1  Purpose of Credit Facility.  Borrower will use (or will loan such proceeds to the Companies to so use) all proceeds of Borrowings for general working capital and other lawful corporate purposes (including Permitted Acquisitions).  No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U.  No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).  “Margin Stock” (as defined in Regulation U) constitutes less than twenty-five percent (25%) of those assets of the Companies that are subject to any limitation on sale, pledge, or similar restrictions hereunder.

8.2  Existence, Good Standing, Authority, and Authorizations.  Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions as of the Execution Date being identified on Schedule 8.2).  Each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same except to the extent that the failure to so qualify could not be a Material Adverse Event.  Each Company possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof, except to the extent that the failure to have such Authorizations, franchise, permit, license, or certificates of compliance, approvals, and grants of authority, failure to maintain the validity thereof, or where such default pursuant to the terms thereof, could not be a Material Adverse Event.  No Authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by each Obligor except for (a) Authorizations, consents, approvals, waivers, and licenses that have been obtained, or (b) consents under immaterial contractual obligations in which the failure to obtain such consents could not be a Material Adverse Event.

8.3  Subsidiaries; Capital Stock.  The Companies have no Subsidiaries except (a) Subsidiaries as of the Execution disclosed on Schedule 8.3, and (b) Subsidiaries formed or acquired after the Execution Date as a result of transactions permitted by the Loan Documents.  All of the outstanding Stock of each Subsidiary is duly authorized, validly issued, fully paid, and nonassessable and, as of the Execution Date, are owned of record and beneficially as set forth on Schedule 8.3, free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens.  Except as set forth in Schedule 8.3, as of the Execution Date, no Company has outstanding any warrant, option, or other Right of any Person to acquire any of its Stock.

8.4  Authorization and Contravention.  The execution and delivery by each Obligor of each Loan Document to which it is a party and the performance by such Obligor of its obligations thereunder (a) are within the corporate power of such Obligor, (b) have been duly authorized by all necessary corporate action on the part of such Obligor, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the Constituent Documents of any Company, (e) will not violate any provision of Law applicable to any Company, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which any Company is a party, other than such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any material asset of any Company.

8.5  Binding Effect.  Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Obligor that is a party thereto, enforceable against each such Obligor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

8.6  Financial Statements.  The Current Financials were prepared in accordance with GAAP (except as disclosed therein) and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments).  There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected.  Except for (i) transactions directly related to, or specifically contemplated by, the Loan Documents and (ii) changes disclosed to the Administrative Agent on or prior to the Execution Date, there have been no material changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, nor has any Company incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

8.7  Litigation, Claims, Investigations.  Except as disclosed in Borrower’s Form 10-Ks and Form 10-Qs filed with the Securities and Exchange Commission as of the date hereof, no Company is subject to, or aware of the threat of, any Litigation which could reasonably be expected to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event.  There are no outstanding orders or judgments for the payment of money in excess of $25,000,000 (individually or collectively) and not paid or covered by insurance or indemnified in a manner reasonably acceptable to Administrative Agent, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $25,000,000 or more which is not either (a) stayed on appeal, or (b) being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made.  Except as disclosed in Borrower’s Form 10-Ks and Form 10-Qs filed with the Securities and Exchange Commission as of the date hereof, there are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or, to Borrower’s knowledge, threatened by or against any Company which, if adversely determined, could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.

8.8  Taxes.  All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes (a) that are being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made, or (b) for which nonpayment thereof could not be a Material Adverse Event.

8.9  Environmental Matters.  No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned or leased by any Company that could be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event.

8.10        Employee Benefit Plans.  (a)  No Employee Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA and Section 412 of the Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid beyond the due date thereof under Title IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan as to which there is any material unsatisfied liability (whether or not assessed), (d) Borrower has not engaged in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) which could be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan.

8.11        Properties; Liens.  Each Company has good and indefeasible title with respect to all its material real property and good and sufficient title with respect to all its material personal property reflected on the Current Financials, except for property that (a) that is obsolete, or (b) has been disposed of in the ordinary course of business or as otherwise permitted by the Loan Documents.  Except for Permitted Liens, there is no Lien on any material property of any Company.

8.12        Government Regulations.  No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

8.13        Material Agreements.  No Company is a party to any agreement, contract, or instrument or is subject to any corporate restriction that is or could be a Material Adverse Event.

8.14        Labor Matters.  There are no actual or, to Borrower’s knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could be a Material Adverse Event.  Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations which could not, individually or collectively, be a Material Adverse Event.  All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such non-payment which could not, individually or collectively, be a Material Adverse Event.

8.15        Solvency.  At the time of each Borrowing hereunder, each Company is (and after giving effect to the transactions contemplated by the Loan Documents, will be) Solvent.

8.16        Intellectual Property.  Each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it other than those in which the failure to obtain or to apply for could not be a Material Adverse Event.  Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against and determined adversely to any Company, could not, individually or collectively, be a Material Adverse Event.

8.17        Compliance with Laws.  No Company is in violation of any Laws, other than such violations which could not, individually or collectively, be a Material Adverse Event.  No Company has received notice alleging any non-compliance with any Laws, except for such non-compliance which no longer exists or which could not be a Material Adverse Event.

8.18        Full Disclosure.  There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent.  All written information heretofore furnished by any Company to any Credit Party in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Credit Party will be, true and accurate in all material respects, or in the case of projections, based on reasonable estimates and assumptions on the date as of which such information is dated or certified.

8.19        [Intentionally Omitted]

8.20        Senior Debt.  The Obligation (and each Borrowing comprising the Obligation) constitutes “Senior Indebtedness” and “Guarantor Senior Indebtedness” under the terms of the Senior Subordinated Note Indenture and the Subordinated Note Indenture.

SECTION 9          AFFIRMATIVE COVENANTS.  Borrower covenants and agrees to perform, observe, and comply with each of the following covenants, from the Execution Date until the payment in full of the Obligation (other than contingent indemnity obligations of the Borrower pursuant to Section 12.11):

9.1  Use of Proceeds.  Borrower shall use the proceeds of Borrowings only for the purposes set forth in Section 8.1.

9.2  Books and Records.  Borrower shall, and shall cause each other Company to, maintain books, records, and accounts necessary to prepare all Financial Statements in accordance with GAAP.

9.3  Items to be Furnished.  Borrower shall cause the following to be furnished to Administrative Agent (with sufficient copies for each Lender):

(a)   Annual Financial Statements.  Promptly after preparation, and no later than one hundred and twenty (120) days after the last day of each fiscal year of POI, Financial Statements showing the consolidated financial condition and results of operations for the Companies, as of, and for the year ended on, such day, each accompanied by:

(i)            the opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies in all material respects; and

(ii)           a Compliance Certificate.

(b)   Periodic Financial Statements.  Promptly after preparation, and no later than sixty (60) days after the last day of each fiscal quarter of the Companies, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

(c)   Budget.  On or prior to March 31 of each fiscal year of the Companies, the consolidated financial budget for the Companies for such fiscal year.

(d)   Notices of Litigation, Defaults, Etc.  Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any Litigation which could, if adversely determined, reasonably be expected to be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $25,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $25,000,000 and not covered by insurance or indemnified in a manner reasonably acceptable to Administrative Agent, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) an Unmatured Default or Default specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, be a Material Adverse Event, or (v) (A) the occurrence of a Reportable Event that, alone or together with any other Reportable Event, could reasonably be expected to result in liability of any Company to the PBGC in an aggregate amount exceeding $25,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower’s or an ERISA Affiliate’s becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $25,000,000 or of the impending termination or reorganization of such Multiemployer Plan.

(e)   SEC Filings.  Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of any Company with the Securities and Exchange Commission.

(f)    Change in Ratings.  Promptly upon the receipt of notice thereof, and in any event within five (5) Business Days after any change in the Moody’s Rating or the S & P Rating, notice of such change.

(g)   Other Information.  Promptly upon request therefor by any Credit Party, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested (other than privileged and confidential communications between any Company and its legal advisors).

9.4  Inspections.  Borrower shall, and shall cause each other Company to, upon reasonable prior notice and during normal business hours, allow Administrative Agent (or its Representatives) to inspect any of their properties, to review reports, files, and other records and, if reasonably requested, to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other directors, officers, employees, other representatives, and independent accountants of the Companies, from time to time, during normal business hours; provided that Administrative Agent shall notify such Company and Borrower prior to any contacts with such accountants and give such Company and Borrower the reasonable opportunity to participate in such discussions.

9.5  Taxes.  Borrower shall, and shall cause each other Company to (a) promptly pay when due any and all Taxes other than Taxes (i) the applicability, amount, or validity of which is being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (ii) in which the failure to so pay could not be a Material Adverse Event, and (b) notify Administrative Agent immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company of its intention to commence an audit or investigation with respect to any taxes of any kind due or alleged to be due from any Company.

9.6  Maintenance of Existence, Assets, and Business.  Except as otherwise permitted by Section 10.11, Borrower shall, and shall cause each other Company to, at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its material assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

9.7  Insurance.  Borrower shall, and shall cause each other Company to, maintain with financially sound, responsible, and reputable insurance companies or associations insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.  At Administrative Agent’s request, Borrower shall, and shall cause each Company to, promptly deliver to Administrative Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

9.8  Preservation and Protection of Rights.  Borrower shall, and shall cause each other Company to, perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Credit Parties under any Loan Document.

9.9  Environmental Laws.  Borrower shall, and shall cause each other Company to (a) conduct its business so as to comply in all material respects with all applicable Environmental Laws and shall promptly take corrective action to remedy any material non-compliance with any Environmental Law, and (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply in all material respects with all applicable Environmental Laws.

9.10        [Intentionally Omitted]

9.11        Compliance with Laws.  Borrower shall, and shall cause each other Company to, comply with the provisions of any Laws applicable to it, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such non-compliance alone, or when aggregated with all other such violations, could reasonably be expected to be a Material Adverse Event.

9.12        After-Acquired Subsidiaries.  Borrower shall, and shall cause each other Company to, cause each Material Subsidiary acquired or formed after the Closing Date (an “After-Acquired Subsidiary”) to execute and deliver to Administrative Agent, within thirty (30) days following the acquisition or formation thereof, counterpart signature pages to the Subsidiary Guaranty and to provide to Administrative Agent (a) certified copies of such After-Acquired Subsidiary’s Constituent Documents, together with a good standing certificate, from the Secretary of State of the state of its incorporation, and (b) an officer’s certificate of such After-Acquired Subsidiary certifying (i) its Constituent Documents, (ii) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to be executed by such After-Acquired Subsidiary, and (iii) signatures and incumbency of its officers executing the Loan Documents to be executed by such After-Acquired Subsidiary.

9.13        Other Required Guarantors.  Borrower shall cause each Other Required Guarantor to execute and deliver to Administrative Agent, within thirty (30) days after the execution of any guaranty required by Section 6.3, (a) certified copies of such Other Required Guarantor’s Constituent Documents, together with a good standing certificate, from the Secretary of State of the state of its incorporation, and (b) an officer’s certificate of such Other Required Guarantor certifying (i) its Constituent Documents, (ii) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to be executed by such Other Required Guarantor, and (iii) signatures and incumbency of its officers executing the Loan Documents to be executed by such Other Required Guarantor.

SECTION 10        NEGATIVE COVENANTS.  Borrower covenants and agrees to perform, observe, and comply with each of the following covenants, from the Execution Date until the payment in full of the Obligation (other than contingent indemnity obligations of the Borrower pursuant to Section 12.11):

10.1        Employee Benefit Plans.  Borrower shall not, and shall not permit any ERISA Affiliate to, directly or indirectly, engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code), and the Companies, and their respective ERISA Affiliates shall not, directly or indirectly, (a) incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to Title IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding; or withdrawal could reasonably be expected to be a Material Adverse Event.

10.2        Debt of Foreign Subsidiaries.  Borrower shall not permit any Foreign Subsidiary to, directly or indirectly, create, incur, guarantee, assume, or suffer to exist any Debt or any direct, indirect, fixed, or contingent liability for any Debt other than (a) Debt payable to any Company, [(b) Capital Leases of C.E.T., S.A. existing on Closing Date and any refinancings, renewals, or extensions thereof (without any increase in the principal amount thereof)], and (c) in addition to the Debt permitted by clauses (a) and (b) above, other Debt in an aggregate principal amount for all Foreign Subsidiaries not to exceed $25,000,000 at any time outstanding.

10.3        Liens.  Borrower shall not, and shall not permit any other Company to, directly or indirectly, create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except the following (“Permitted Liens”):

(i)            pledges or deposits made to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, pensions, or other social security programs;

(ii)           pledges or deposits made to secure performance of bids, tenders, insurance or other contacts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies;

(iii)          encumbrances consisting of zoning restrictions, easements, rights-of-way, covenants, minor exceptions to title, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use (where such violation could be a Material Adverse Event);

(iv)          Liens of landlords or of mortgagees of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(v)           claims and Liens for Taxes (A) that are not due and payable, or (B) in which the applicability, amount, or validity of which is being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made and levy and execution thereon have been stayed and continue to be stayed;

(vi)          claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens in which (A) the amounts due thereunder are not overdue for a period of more than thirty (30) days, or (B) the applicability, amount, or validity of which is being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made and levy and execution thereon have been stayed and continue to be stayed;

(vii)         Liens in existence on the date hereof listed on Schedule 10.3, securing Debt existing as of the Execution Date and any refinancings, renewals, or extensions thereof (without any increase in the principal amount thereof);

(viii)        Liens on assets acquired pursuant to a Permitted Acquisition securing Debt of any Company assumed in connection with such Permitted Acquisition not to exceed fifteen percent (15%) of the aggregate consideration for such Permitted Acquisition;

(ix)           any interest or title of a lessor under any lease entered into by any Company in the ordinary course of its business and covering only the assets so leased;

(x)            any obligations or duties affecting any of the properties of any Company to any municipality or public authority with respect to any franchise, grant, license, or permit which do not materially impair the use of such property for the purposes for which it is held;

(xi)           liens imposed by operation of law with respect to any judgments or orders not constituting a Default;

(xii)          Liens of landlords or of mortgagees of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(xiii)         Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases entered into by any Company in the ordinary course of business;

(xiv)        licenses, leases, or subleases permitted hereunder granted to others not interfering in any material respect with the business of any Company;

(xv)         Liens in favor of banking institutions arising by operation of law encumbering deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and

(xvi)        Liens not otherwise permitted by this Section 10.3 provided that the aggregate outstanding principal amount of the obligations secured thereby does not exceed $25,000,000 in the aggregate at any time outstanding.

10.4        Transactions with Affiliates.  Borrower shall not, and shall not permit any other Company to, enter into any transaction with any of its Affiliates, other than transactions upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate; provided, however, that the Companies shall be entitled to make the following payments and/or enter into the following transactions:

(a)   the payment of reasonable and customary fees and reimbursement of expenses payable to directors of any Company;

(b)   the employment arrangements with respect to the procurement of services of directors, officers, and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

(c)   the transactions, agreements, and arrangements contemplated by the Exchange Agreement; and

(d)   any other transaction between Affiliates otherwise expressly permitted by this Agreement.

10.5        Compliance with Documents.  Borrower shall not, and shall not permit any other Company to, (a) violate the provisions of its Constituent Documents, or (b) modify, repeal, replace, or amend any provision of its Constituent Documents, in each case where such action could be a Material Adverse Event.

10.6        Fiscal Year and Accounting Methods ..  Borrower shall not, and shall not permit any other Company to, change its fiscal year for book accounting purposes; provided that POI and Borrower may change their respective fiscal year with the prior written consent of Administrative Agent, such consent not to be unreasonably withheld.

10.7        New Business.  Borrower shall not, and shall not permit any other Company (other than Subsidiaries of POI that in the aggregate contribute five percent (5%) or less of the consolidated total assets of the Companies as of the last day of the immediately preceding fiscal year of the Companies) to, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Execution Date or reasonable extensions thereof.

10.8        Loans, Advances, and Investments.  Borrower shall not, and shall not permit any other Company to, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any Stock or evidences of Debt of, or interests in, any other Person, other than: (a) readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation; (c) commercial paper maturing in 365 days or less from the date of issuance and rated either “P-1” by Moody’s, or “A-1” by S & P; (d) debt instruments of a domestic issuer which mature in one (1) year or less and which are rated “A” or better by Moody’s or S & P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) Permitted Acquisitions; (g) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms; (h) investments by the Companies in Domestic Subsidiaries as of the Execution Date and formed in accordance with the terms of this Agreement; (i) loans and advances by the Companies to their respective directors, officers, and employees in an aggregate principal amount not to exceed $2,500,000 in the aggregate at any time outstanding; (j) loans, advances, or investments existing on the Execution Date and listed on Schedule 10.8, and extensions, renewals, modifications, restatements, or replacements thereof; (k) investments consisting of Debt of any Company to any other Company; (l) promissory notes and other similar non-cash consideration received by any Company in connection with the dispositions permitted by Section 10.11; (m) investments in Financial Hedge Agreements; (n) investments received in connection with the bankruptcy or reorganization or suppliers and customers in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; [(o) investments of (i) the Companies (other than Foreign Subsidiaries) in Foreign Subsidiaries in an aggregate amount not to exceed at any one time outstanding fifteen percent (15%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof)], and (ii) Foreign Subsidiaries in other Foreign Subsidiaries; and (p) in addition to the foregoing, other investments by the Companies in an aggregate amount not exceeding five percent (5%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof).

10.9        Distributions and Subordinated Debt Payments.

(a) Distributions. Borrower shall not, and shall not permit any other Company to, directly or indirectly declare, make, or pay any Distributions, other than (i) Distributions declared, made, or paid by any Company wholly in the form of its capital Stock, and (ii) Distributions by any Company to Borrower and (iii) Distributions from any Subsidiary of POI to POI the proceeds of which:

(A)          shall be applied by POI directly to pay out-of-pocket expenses, for administrative, legal, and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs;

(B)           will be used to repurchase the Stock of POI in order to fulfill the obligations of any Company under an employee Stock purchase plan or similar plan covering employees of any Company as from time to time in effect;

(C)           will be used to pay taxes of the Companies as part of a consolidated, combined, or unitary tax filing group or of the separate operations of POI; or

(D)          will be used to make investments in, or loans to, any Subsidiary of POI otherwise permitted pursuant to this Agreement.

(b) Subordinated Debt. Borrower shall not, and shall not permit any other Company to pay, prepay, redeem, defease, or repurchase any Subordinated Debt when it violates the subordination provisions thereof, provided that so long as no Default exists Borrower may refinance Subordinated Debt with the proceeds of other Subordinated Debt and, provided further that Borrower may repurchase Senior Subordinated Notes pursuant to any “Change of Control Offer” required to be made pursuant Section 4.13 of the Senior Subordinated Notes Indenture.

10.10      Restrictions on Companies.  Borrower shall not, and shall not permit any other Company to, enter into or permit to exist any material arrangement or agreement (other than the Loan Documents and, solely with respect to Foreign Subsidiaries, the agreements evidencing the Debt permitted by Section 10.2) which directly or indirectly prohibits any Subsidiary of Borrower from (i) declaring, making, or paying, directly or indirectly, any Distribution to Borrower, (ii) paying any Debt owed to Borrower, (iii) making loans, advances, or investments to Borrower, or (iv) transferring any of its property or assets to Borrower.

10.11      Sale of Assets.  Borrower shall not, and shall not permit any other Company to, sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory and equipment leases [(including, without limitation, equipment leases originated or acquired by C.E.T., S.A. or its Subsidiaries)] in the ordinary course of business, (b) the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) sales of immaterial assets for consideration not less than fair market value thereof, (d) dispositions of obsolete assets and assets no longer useful in the respective businesses of the Companies, (e) transfers resulting from any casualty or condemnation of property or assets, (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in each case in the ordinary course of business and that do not materially interfere with the business of any Company, [(g) licenses granted pursuant to the Trademark License Agreement,] and (h) other asset sales during any fiscal year of the Companies in an aggregate amount not exceeding (other than with the consent of Administrative Agent) ten percent (10%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof).

10.12      Mergers and Dissolutions; Sale of Capital Stock.  Borrower shall not, and shall not permit any other Company to, directly or indirectly, merge or consolidate with any other Person, other than (a) as a result of a Permitted Acquisition, (b) mergers or consolidations involving Borrower if Borrower is the surviving entity, and (c) mergers among Wholly-owned Companies; provided that in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, and, in any merger involving any other Company (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity.  Borrower shall not, and shall not permit any other Company to, liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this Section 10.12.

10.13      Financial Covenants.  As calculated on a consolidated basis for the Companies:

(a) Leverage Ratio. Borrower shall not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Companies, to be greater than 5.75 to 1.0.

(b) Interest Coverage. Borrower shall not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Companies, to be less than 2.10 to 1.0.

SECTION 11        DEFAULT.  The term “Default” means the occurrence of any one or more of the following events:

11.1        Payment of Obligation.

(a)   The failure or refusal of Borrower to pay any of the Obligation (other than principal) when it becomes due and payable under the Loan Documents and such failure shall continue for five (5) days after such payment became due.

(b)           The failure or refusal of Borrower to pay any principal of the Obligation when it becomes due and payable under the Loan Documents.

11.2        Covenants.

(a)   The failure or refusal of Borrower (and, if applicable, any other Material Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any Section 9.3 or Section 10.

(b)   The failure or refusal of Borrower (and, if applicable, any other Material Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation and the covenants in (a) preceding) and, if such failure is capable of being cured within the appropriate time, then such failure shall continue for thirty (30) days after the earlier to occur of the date (i) any Responsible Officer knows of, or (ii) Borrower receives notice from Administrative Agent of, such failure or refusal.

11.3        Debtor Relief.  Any Material Company (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Credit Party granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within sixty (60) days after its filing).

11.4        Judgments and Attachments.  Any Material Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000 (individually or collectively) and not paid or covered by insurance or indemnified in a manner reasonably acceptable to Administrative Agent, or any warrant of attachment, sequestration, or similar proceeding against any Material Company’s assets having a value (individually or collectively) of $25,000,000 which is not stayed on appeal.

11.5        Misrepresentation.  Any representation or warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

11.6        Change of Control.

POI shall cease to own, directly or indirectly, one hundred percent (100%) of the voting control (directly or indirectly) of Borrower.

11.7        Default Under Other Debt and Agreements.

(a)   The occurrence of any “default” or “event of default” or other breach which remains uncured after the expiration of any period of grace, notice, or right to cure, if any, or unwaived on any date of determination under or with respect to the Senior Notes or any Subordinated Debt; or

(b)   The trustee with respect to, or any holder of, the Senior Notes or any Subordinated Debt shall effectively declare all or any portion of such Debt or obligation thereunder due and payable prior to the stated maturity thereof; or

(c)   Any Material Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Material Company (other than the Obligation) in excess (individually or collectively) of $25,000,000.

11.8        Employee Benefit Plans.

(a)   A “Reportable Event” or “Reportable Events,” or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Employee Plans that is reasonably expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $25,000,000; or

(b)   Borrower or any ERISA Affiliate has provided to any affected party a sixty (60) day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with Section 4041(c) of ERISA if the liability reasonably expected to be incurred as a result of such termination will exceed $25,000,000; or

(c)   A trustee shall be appointed by a United States district court to administer any Employee Plan; or

(d)   the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Employee Plan; or

(e)   (i)  Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of section 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $25,000,000; or

(f)    Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated,

within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $25,000,000.

11.9        Validity and Enforceability of Loan Documents.  Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) and, if such invalidity is capable of being cured without materially disadvantaging any Credit Party, Borrower fails to cure such invalidity within thirty (30) days after Borrower receives written notice from Administrative Agent of such invalidity, or the validity or enforceability thereof shall be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

11.10      Environmental Liability.  If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the banks be reasonably likely to incur a liability in excess of $25,000,000 liability during any consecutive twelve (12) month period.

SECTION 12        RIGHTS AND REMEDIES.

12.1        Remedies Upon Default.

(a)   If a Default exists under Section 11.3(c) or 11.3(d), then the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

(b)   If any Default exists, then Administrative Agent may with the consent of Required Lenders (and, subject to the terms of Section 13, shall upon the request of Required Lenders) do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 12.1(a), then declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker’s Lien against the interest of any Company in and to every account and other property of any Company which are in the possession of any Credit Party to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Credit Party in the full amount of the Obligation for such purposes); provided, however, such Credit Party shall thereafter promptly notify Borrower and Administrative after any such offset and the application made by such Lender; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the

Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to any Credit Party in any of the Loan Documents.

12.2        Company Waivers.  To the extent permitted by Law, the Companies and Guarantors hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

12.3        Performance by Administrative Agent.  If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, while a Default exists, then Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company.  In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Obligors, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid.  Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

12.4        Delegation of Duties and Rights.  The Credit Parties may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

12.5        Not in Control.  Nothing in any Loan Document shall, or shall be deemed to (a) give any Credit Party the Right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property.  Any “Material Adverse Event” or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Credit Party acquiesces in any non-compliance by any Company with any Law or document, or that any Credit Party does not expect any Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws.  The Credit Parties have no fiduciary relationship with or fiduciary duty to any Company arising out of or in connection with the Loan Documents, and the relationship between the Credit Parties, on the one hand, and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor.  The power of the Credit Parties under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Credit Parties in their respective good faith business judgment.

12.6        Course of Dealing.  The acceptance by any Credit Party at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing.  No waiver by any Credit Party of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default.  No delay or omission by any Credit Party in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

12.7        Cumulative Rights.  All Rights available to the Credit Parties under the Loan Documents are cumulative of and in addition to all other Rights granted to the Credit Parties at law or in equity, whether or not the Obligation is due and payable and whether or not the Credit Parties have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

12.8        Application of Proceeds.  Any and all proceeds ever received by any Credit Party from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in Section 3.11.

12.9        Certain Proceedings.  Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers any Credit Party may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents.  Because Borrower agrees that the Credit Parties’ remedies at Law for failure of Borrower to comply with the provisions of this Section 12.9 would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section 12.9 may be specifically enforced.

12.10      Expenditures by Lenders.  Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Documents and any related amendment, waiver, or consent), and (b) all reasonable costs and expenses of each Credit Party incurred by such Credit Party in connection with the enforcement of the obligations of any Obligor arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys’ fees including court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

12.11      Indemnification.  BORROWER SHALL, AND SHALL CAUSE EACH OTHER COMPANY TO, INDEMNIFY AND HOLD HARMLESS EACH CREDIT PARTY AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN

“INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES SUBJECT TO THE LIMITATIONS, IF ANY, SET FORTH IN SECTION 12.10 (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  NO INDEMNIFIED PARTY MAY SEEK INDEMNIFICATION HEREUNDER FOR LIABILITIES OR EXPENSES OWED TO ANY COMPANY, TO THE EXTENT SUCH LIABILITIES OR EXPENSES ARISE OUT OF SUCH INDEMNIFIED PARTY’S BREACH OF THIS AGREEMENT AS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION.  IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 12.11 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO.  BORROWER AND EACH OTHER COMPANY AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS.  WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS SECTION 12.11 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING, BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES THAT ARE ATTRIBUTABLE TO ANY HAZARDOUS MATERIALS THAT ARE FIRST USED, MANUFACTURED, EMITTED, GENERATED, TREATED, LOCATED, RELEASED, STORED, OR DISPOSED OF ON ANY REAL PROPERTY OWNED, OPERATED, OR LEASED BY A COMPANY AND ANY VIOLATION OF ENVIRONMENTAL LAWS, WHICH IN EITHER CASE, FIRST OCCUR ON OR WITH RESPECT TO SUCH REAL PROPERTY AFTER THE PROPERTY IS TRANSFERRED TO ANY OF THE INDEMNIFIED PARTIES OR THEIR SUCCESSORS BY FORECLOSURE SALE, DEED IN LIEU OF FORECLOSURE, OR SIMILAR TRANSFER, EXCEPT TO THE

EXTENT SUCH MANUFACTURE, EMISSION, RELEASE, GENERATION, TREATMENT, STORAGE, RELEASE, OR DISPOSAL OR VIOLATION IS ACTUALLY CAUSED BY A COMPANY.

SECTION 13        AGREEMENT AMONG LENDERS.

13.1        Administrative Agent.

(a)   Appointment.  Each Lender hereby appoints POI Acquisition (and POI Acquisition hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from any Company under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

(b)   Successor Agent.  Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders.  Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent).  If no successor Administrative Agent shall have been so appointed by Required Lenders, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall, unless a Payment Default exists, be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents.  After any retiring Administrative Agent’s resignation or removal as Administrative Agent under the Loan

Documents, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

(c)   Rights as Lender.  Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term “Lender’’ shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.  Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

(d)   Other Activities.  Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Company, act as trustee or depositary for any Company, or otherwise be engaged in other transactions with any Company (collectively, the “other activities”) not the subject of the Loan Documents.  Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any Company which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of any Company arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of any Obligor arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

13.2        Expenses.  Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys’ fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred (other than expenses incurred as a result of Administrative Agent’s gross negligence or willful misconduct); provided that each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

13.3        Proportionate Absorption of Losses.  Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

13.4        Delegation of Duties; Reliance.  Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives.  Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to Section 14.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of an Unmatured Default or Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a “Notice of Default,” and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

13.5        Limitation of Liability.

(a)   Exculpation.  Neither Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and neither the Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

(b)   Indemnity.  Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents.  If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, such Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions.  Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions.  In no event, however, shall Administrative Agent or any of its

Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability.  Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

(c)   Reliance.  Administrative Agent shall not be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien, if any, now or hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company.  EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER’S PRO RATA PART OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), TO THE EXTENT ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY (PROVIDED THAT NEITHER ADMINISTRATIVE AGENT NOR ANY OF ITS REPRESENTATIVES SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT).

13.6        Default.  Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders.  All rights of action under this Agreement and the other Loan Documents and all rights to any collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in their respective names as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Credit Party, and the recovery of any judgment shall be for the benefit of the Credit Parties subject to the expenses of Administrative Agent.  In actions with respect to any property of any Company, Administrative Agent is acting for the ratable benefit of each Credit Party.  Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of any Company to the Obligation shall be construed as being for the ratable benefit of each Credit Party.

13.7        Limitation of Liability.  To the extent permitted by Law, (a) Administrative Agent (acting in its agent capacity) shall not incur any liability to any other Credit Party or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) no Credit Party shall incur any liability to any other Person for any act or omission of any other Credit Party or any Participant.

13.8        Relationship of Lenders.  Nothing herein shall be construed as creating a partnership or joint venture among the Credit Parties.

13.9        Benefits of Agreement.  Except for the representations and covenants in Sections 13.1(a), 13.1(b), and 13.1(d) in favor of Borrower, none of the provisions of this Section 13 shall inure to the benefit of any Company or any other Person other than the Credit Parties; consequently, no Company or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Credit Party to comply with such provisions.

13.10      [Intentionally Omitted]

13.11      Obligations Several.  The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 14        MISCELLANEOUS.

14.1        Headings.  The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

14.2        Nonbusiness Days.  In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that if, in the case of any such payment in respect of a Eurodollar Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

14.3        Communications.  Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this Section 14.3; provided that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third (3rd) Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or

(d) if by any other means, when actually delivered to such party.  Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Borrower and each Credit Party is set forth on Schedule 2.1.

14.4        Form and Number of Documents.  Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

14.5        Confidentiality.  Each Credit Party agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement; provided that nothing herein shall prevent any Credit Party from disclosing such information (a) to any other Credit Party or any Affiliate of any Credit Party, or any officer, director, employee, agent, or advisor of any Credit Party or Affiliate of any Credit Party (provided that any such Affiliate shall be deemed to agree to and shall be bound by the provisions of this Section 14.5), (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Credit Party other than as a result of a disclosure by any Credit Party prohibited by this Agreement, (g) in connection with any litigation to which such Credit Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section 14.5, to any actual or proposed Participant or assignee.

14.6        Survival.  All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party.  Unless otherwise specifically stated, all rights of, and provisions relating to, reimbursement and indemnification of any Credit Party shall survive termination of this Agreement and payment in full of the Obligation.

14.7        Governing Law.  THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN DOCUMENTS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS.

14.8        Invalid Provisions.  If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, then such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom.  Each Credit Party and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

14.9        Entirety.  THE RIGHTS AND OBLIGATIONS OF THE COMPANIES AND THE CREDIT PARTIES SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY AND/OR ANY CREDIT PARTY (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATED TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.10      Jurisdiction; Venue; Service of Process; Jury Trial.  EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (F) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.  The scope of each of the foregoing, waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  The Companies and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings.  The Companies and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel.  THE WAIVERS IN THIS

SECTION 14.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT.  In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

14.11      Amendments, Consents, Conflicts, and Waivers.

(a)   Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in Section 13) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

(b)   Any amendment to or consent or waiver under this Agreement or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) extends the due date or reduces the amount of any scheduled payment of the Obligation or any scheduled reduction of the Total Commitment beyond the date specified in the Loan Documents; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to the Credit Parties hereunder (except such reductions as are contemplated by this Agreement and reductions in the interest rate as a result of the waiver of the payment of interest at the Default Rate); (iii) changes the definition of “Applicable Margin” (other than changes having the effect of increasing such Applicable Margin) or “Total Commitment;” or (iv) changes this clause (b).  Without the consent of such Lender, no Lender’s “Committed Sum” may be increased.

(c)   Any amendment to or consent or waiver under this Agreement or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) changes the definition of “Pro Rata,” “Pro Rata Part,” “Required Lenders,” or “Termination Date;” (ii) except as otherwise permitted by any Loan Document, waives compliance with, amends, or releases (in whole or in part) any Guaranty or releases (in whole or in part) or waives the requirement to provide any Guaranty or any collateral, if any, for the Obligation except to the extent expressly permitted herein or in any other Loan Document; (iii) changes this clause (c) or any other matter specifically requiring the consent of all Lenders hereunder; or (iv) subordinates any of the Obligation to any other Debt of the Companies.  Without the consent of such Lender, no Lender’s “Committed Sum” may be increased.

(d)   Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

(e)   No course of dealing nor any failure or delay by any Credit Party or any of its Representatives with respect to exercising any Right of any Credit Party hereunder shall operate as a waiver thereof.  A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

(f)    Notwithstanding the foregoing, any increase in the interest rate or amount of interest, fees, or other sums payable to the Credit Parties may be agreed to by Administrative Agent and Borrower without the prior written consent of any Lender.

14.12      Multiple Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent.  This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

14.13      Successors and Assigns; Assignments and Participations.

(a)   This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section 14.13, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

(b)   Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes, if any); provided, however, that:

(i)            each such assignment shall be to an Eligible Assignee;

(ii)           except in the case of an assignment to another Lender or an assignment of all of a Lender’s Rights and obligations under this Agreement and the other Loan Documents, any such partial assignment shall be in an amount not less than $1,000,000;

(iii)          each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement;

(iv)          the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance (such acceptance not to be unreasonably withheld) an Assignment and Acceptance Agreement in the form of Exhibit F hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Documents.  Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes upon request to the assignor and the assignee, reflecting such Assignment and Acceptance.  If the assignee is not incorporated under the laws of the United States of America or a state thereof, then it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6(d).

(c)   Administrative Agent shall maintain at its address referred to in Section 14.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each.  Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents.  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Upon the consummation of any assignment in accordance with this Section 14.13, Schedule 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums of the assignor and assignee.

(d)   Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes, if any, subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

(e)   Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a “Participant”) participating interests in its portion of the Obligation.  In the event of any such sale to a Participant, (i) such Lender shall remain a “Lender” under this Agreement and the Participant shall not constitute a “Lender” hereunder, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any fling or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same.  Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below.  Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Section 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under Section 4 calculated as though no participation have been made.  No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of any collateral, if any, for the Obligation under the Loan Documents (except such releases as are contemplated by this Agreement); provided that in those cases where a Participant is entitled to the benefits of Section 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender’s portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender’s portion of the Obligation.  Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

(f)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and any Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank.  No such assignment shall release the assigning Lender from its obligations hereunder.

(g)   Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

14.14      Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.  The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that the indemnification and payment obligations set forth in Sections 4, 12, and 14, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination.  If at any time any payment of the Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Company or otherwise, then the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

14.15      Designated Senior Indebtedness.  Borrower hereby designates the Obligation (and all Borrowings comprising the Obligation) as “Designated Senior Indebtedness” for purposes of the Senior Subordinated Note Indenture and the Subordinated Note Indenture.

[REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.]

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
AMONG
PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
POI ACQUISITION, L.L.C., AS ADMINISTRATIVE AGENT,
AND
THE LENDERS NAMED HEREIN

EXECUTED as of the day and year first above written.

PROTECTION ONE ALARM MONITORING INC., a Delaware corporation, as Borrower

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
AMONG
PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
POI ACQUISITION, L.L.C., AS ADMINISTRATIVE AGENT,
AND
THE LENDERS NAMED HEREIN

POI ACQUISITION, L.L.C.,
as Administrative Agent and a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
AMONG
PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
POI ACQUISITION, L.L.C., AS ADMINISTRATIVE AGENT,
AND
THE LENDERS NAMED HEREIN

QUADRANGLE MASTER FUNDING LTD.,
as a Lender

By:
Name:
Title:

EXHIBIT A-1

COMPLIANCE CERTIFICATE

This Compliance Certificate is executed and delivered by Protection One Alarm Monitoring, Inc., a Delaware corporation (“Borrower”), to POI Acquisition, L.L.C., as Administrative Agent (“Administrative Agent”), pursuant to Section 9.3 of that certain Amended and Restated Credit Agreement dated as of [•], 2005, as amended, between Borrower, Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement. The undersigned hereby certifies to the Credit Parties as follows:

1.             The undersigned is an officer of Borrower in the position set forth under my signature below.

2.             I have reviewed the activities of the Companies during the most recently ended fiscal quarter of the Companies.

3.             Each Company has performed and complied with all agreements and conditions contained in the Credit Agreement that are required to be performed or complied with by such Company.

4.             As of the date hereof, all of the representations and warranties of the Companies contained in the Credit Agreement and in each of the Loan Documents are true and correct in all material respects (except to the extent that they speak to a specific date or are, based on facts which have changed as a result of events, occurrences, or transactions expressly contemplated or otherwise permitted by the Credit Agreement).

5.             No Unmatured Default or Default exists.

6.             The consolidated Financial Statements of the Companies attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition and results of operations of the Companies as of, and for the (three (3), six (6), or nine (9) months, or fiscal year) ended on,                      ,         the (“Subject Period’) [(subject only to normal year-end audit adjustments)].

7.             The following covenant computations, together with the supporting schedules attached hereto, are true and correct:

(a)	Leverage Ratio.

	Consolidated Debt		$(1)

	Consolidated EBITDA (See Schedule 1)		(2)

	Ratio of (1) to (2)

	Maximum Permitted	5.75 to 1.0

(b)	Interest Coverage Ratio.

	Consolidated EBITDA (See Schedule 1)		$(1)

	Interest Expense		(2)

Ratio of (1) to (2)

Minimum Required	2.10 to 1.0

Date:

PROTECTION ONE ALARM MONITORING, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT B

REVOLVING CREDIT NOTE

$	New York, New York	As of [•], 2005

1.     FOR VALUE RECEIVED, PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (“Maker”), hereby unconditionally promises to pay to the order of                                   (“Payee”) or its registered assigns, at the address of Administrative Agent (defined below) set forth in the Credit Agreement defined below, the sum of                      Dollars ($                    ) (or, if less, so much thereof as may be advanced), in lawful money of the United States of America.  Capitalized terms not defined herein shall have the meaning assigned to those terms in the Credit Agreement.

2.     The unpaid principal amount of, and accrued unpaid interest on, this Note from time to time outstanding shall be due and payable in accordance with the Credit Agreement.

3.     The unpaid principal balance advanced and outstanding hereunder shall bear interest from the date of advance until maturity at the rate per annum provided in the Credit Agreement that is selected by Maker pursuant to the Credit Agreement.  The interest rate specified in this section is subject to adjustment under the circumstances described in the Credit Agreement.  Interest shall be computed in the manner provided in the Credit Agreement.

4.     Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note or in connection with the Credit Agreement, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if Payee ever receives, collects, or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Maker.  In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout that term.

5.     This Note has been executed and delivered pursuant to that certain Amended and Restated Credit Agreement (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”) dated as of [•], 2005, executed by and between Maker, POI Acquisition L.L.C., as Administrative Agent (together with any successor or assigns, the “Administrative Agent”), and the Lenders defined therein, and is one of the “Notes” referred to therein, and the holder of this Note is entitled to the benefits provided in the Credit Agreement.  Reference is hereby made to the Credit Agreement for a statement of (a) the obligation of Payee to advance funds hereunder, (b) the prepayment rights and obligations of Maker, and (c) the events upon which the maturity of this Note may be accelerated.

6.     Except as expressly provided in the Credit Agreement, Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

7.     All Borrowings made by Payee, the respective Interest Periods thereof (if applicable), and all repayments of the principal thereof may be recorded by Payee and, before any transfer hereof, endorsed by Payee on the schedule attached hereto, or on a continuation of the schedule attached to and a part hereof; provided that the failure of Payee to record any endorsement shall not affect the obligation of Maker hereunder or under the Credit Agreement.

8.     This Note is being executed and delivered, and is intended to be performed in the State of New York (without regard to conflicts of law principles).  Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of New York (without regard to conflicts of law principles) shall govern the validity, construction, enforcement, and interpretation of this Note.

PROTECTION ONE ALARM MONITORING, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT C-1

FORM OF NOTICE OF BORROWING

1.     Submission Pursuant To Credit Agreement.  This Notice of Borrowing is executed and delivered by Protection One Alarm Monitoring, Inc., a Delaware corporation (“Borrower”), to POI Acquisition, L.L.C., as Administrative Agent (the “Administrative Agent”), pursuant to Section 2.4(a) of that certain Amended and Restated Credit Agreement dated as of [•], 2005, between Borrower, Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”).  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

2.     Request For Borrowing.  Borrower hereby requests that Lenders make a Borrowing to Borrower pursuant to the Credit Agreement as follows:

(A)	Date of Borrowing*
(B)	Amount of Borrowing**
(C)	Type of Borrowing***
(D)	For a Eurodollar Borrowing, the Interest Period and the last day thereof****

3.     Representations, Warranties and Certifications.  Borrower hereby represents, warrants, and certifies to the Credit Parties that, as of the date of, and after giving effect to, the Borrowing requested herein:

(a)   the Borrowing will not cause the Total Principal Debt to exceed the Total Commitment;

(b)   no Unmatured Default or Default exists;

(c)   the representations and warranties of a continuing nature contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects (except to the extent that they speak to a specific date or are based on facts which have changed as a result of events, occurrences, or transactions expressly contemplated or otherwise permitted by the Credit Agreement), with the same force and effect as though made on and as of the date of the Borrowing; and

(d)   no Material Adverse Event has occurred since the date of the quarterly and audited annual financial statements most recently delivered by Borrower to Lenders pursuant to Section 9.3 of the Credit Agreement.

4.     Proceeds of Borrowing.  Administrative Agent is authorized to deposit the proceeds of the Borrowing requested hereby to:                                                             .

5.     Execution Authorized.  This Notice of Borrowing is executed on                    , 20    , by a Responsible Officer.  The undersigned, in such capacity as a Responsible Officer of Borrower and not individually, hereby certifies each and every matter contained herein to be true and correct.

PROTECTION ONE ALARM MONITORING, INC.,
a Delaware corporation

By:
Name:
Title:

*                                         Must be a Business Day occurring prior to the Termination Date and (a) must be at least three (3) Business Days following receipt by Administrative Agent of this Notice of Borrower for any Eurodollar Borrowing, and (b) must be at least one (1) Business Days following receipt by Administrative Agent of this Notice of Borrower for any Base Rate Borrowing.

**                                  Not less than (a) $5,000,000, (b) a greater integral multiple of $1,000,000 or (c) the unborrowed balance of the Total Commitment.

***                           Eurodollar Borrowing or Base Rate Borrowing.  No Borrowing shall be a Base Rate Borrowing except pursuant to Sections 4.1, 4.2 or 4.3 of the Credit Agreement.

****                    1 or 3 months, or other periods requested by Borrower to the extent available from Lenders — in no event may the Interest Period end after the Termination Date.

EXHIBIT C-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

1.     Submission Pursuant To Credit Agreement.  This Notice of Conversion is executed and delivered by Protection One Alarm Monitoring, Inc., a Delaware corporation (“Borrower”), to POI Acquisition, L.L.C., as Administrative Agent (the “Administrative Agent”), pursuant to Section 2.4(a) of that certain Amended and Restated Credit Agreement dated as of [•],2005, between Borrower, Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”).  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

2.     Conversion Request.  The undersigned hereby gives you notice pursuant to Section 3.10 of the Credit Agreement that it elects to convert a Borrowing under the Credit Agreement from one Type to another Type or elects a new Interest Period for an existing Eurodollar Borrowing, and in that connection sets forth below the terms on which such election is requested to be made:

(A)	Date of conversion or last day of applicable Interest Period*
(B)	Principal amount of existing Borrowing being converted or continued**
(C)	New Type of Borrowing selected (or Type of Borrowing continued)***
(D)	For conversion to, or continuation of, a Eurodollar Borrowing, Interest Period selected and the last day thereof****

3.     Representations, Warranties and Certifications.  Borrower hereby represents, warrants, and certifies to the Credit Parties that, as of the date of, and after giving effect to, the Borrowing requested herein:

(a)   no Unmatured Default or Default exists; and

(b)   the representations and warranties of a continuing nature contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects (except to the extent that they speak to a specific date or are based on facts which have changed as a result of events, occurrences, or transactions expressly contemplated or otherwise permitted by the Credit Agreement), with the same force and effect as though made on and as of the date of the Borrowing.

4.     Execution Authorized.  This Notice of Borrowing is executed on                       , 20     , by a Responsible Officer.  The undersigned, in such capacity as a Responsible Officer of

Borrower and not individually, hereby certifies each and every matter contained herein to be true and correct.

PROTECTION ONE ALARM MONITORING, INC.,
a Delaware corporation

By:
Name:
Title:

*                                         Must be a Business Day at least (a) three (3) Business Days following receipt by Administrative Agent of this Notice of Conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period, and (b) one (l) Business Day following receipt by Administrative Agent of this Notice of Conversion for a conversion from a Eurodollar Rate Borrowing to a Base Rate Borrowing.

**                                  Not less than $5,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing).

***                           Eurodollar Rate Borrowing or Base Rate Borrowing.  No Borrowing shall be a Base Rate Borrowing except pursuant to Sections 4.1, 4.2 or 4.3 of the Credit Agreement.

****                    1 or 3 months, or other periods requested by Borrower to the extent available from Lenders – in no event may the Interest Period end after the Termination Date.

EXHIBIT D-1

FORM OF POI GUARANTY

UNCONDITIONAL GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is executed as of [•], 2005, by PROTECTION ONE, INC., a Delaware corporation (“Guarantor”) for the benefit of the Credit Parties defined below.

R E C I T A L S:

1.     Protection One Alarm Monitoring, Inc., a Delaware corporation (“Borrower”), may be indebted to the Credit Parties pursuant to that certain Amended and Restated Credit Agreement dated of even date herewith (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Credit Agreement”), by and between Borrower, POI Acquisition, L.L.C. (“Administrative Agent”), as Administrative Agent, and the Lenders defined therein (Administrative Agent and the Lenders, together with their respective successors and assigns are herein called the “Credit Parties”).

2.     Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

3.     The Credit Parties are not willing to make loans under the Credit Agreement or otherwise extend credit to Borrower unless Guarantor unconditionally guarantees payment of all present and future indebtedness and obligations of Borrower to the Credit Parties under the Credit Agreement and the Loan Documents.

4.     Guarantor will benefit from the Credit Parties’ extension of credit to Borrower.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make loans to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Debt (hereinafter defined) as more specifically described herein below in Section 1.3 and hereby agrees as follows:

SECTION 1

NATURE AND SCOPE OF GUARANTY

1.1  Definition of Guaranteed Debt.  As used herein, the term “Guaranteed Debt” means the Obligation.

1.2  Guaranteed Debt Not Reduced by Offset.  The Guaranteed Debt, and the liabilities and obligations of Guarantor to the Credit Parties hereunder, shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense of Borrower, or any other party, against any Credit Party or against payment of the Guaranteed Debt, whether such offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise (other than the defense of the payment in full of the Obligation).  Without limiting the foregoing or Guarantor’s liability hereunder, to the extent that any Credit Party advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by the Credit Agreement and the other Loan Documents, Guarantor is absolutely liable to make such payments to (and confer such benefits on) such Credit Party, on a timely basis.

1.3  Guaranty of Obligation.  Guarantor hereby irrevocably and unconditionally guarantees to the Credit Parties (a) the due and punctual payment of the Guaranteed Debt, and (b) the timely performance of all other obligations now or hereafter owed by Borrower to the Credit Parties under the Credit Agreement.  Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

1.4  Nature of Guaranty.  This Guaranty Agreement is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection.  This Guaranty Agreement may not be revoked by Guarantor, provided, however, if, according to applicable law, it shall ever be determined or held that a guarantor under a continuing guaranty such as this Guaranty Agreement shall have the absolute right, notwithstanding the express agreement of such a guarantor otherwise, to revoke such guaranty as to Guaranteed Debt which has then not yet arisen, then Guarantor may deliver to Administrative Agent written notice that Guarantor will not be liable hereunder for any Guaranteed Debt created, incurred, or arising after the giving of such notice, and such notice will be effective as to Guarantor from and after (but not before) such times as said written notice is actually delivered to and received by and receipted for in writing by Administrative Agent, provided that such notice shall not in anywise affect, impair, or limit the liability and responsibility of any other person or entity with respect to any Guaranteed Debt theretofore existing or thereafter existing, arising, renewed, extended, or modified; provided, further, that such notice shall not affect, impair, or release the liability and responsibility of Guarantor with respect to Guaranteed Debt created, incurred, or arising prior to the receipt of such notice by Administrative Agent as aforesaid, or in respect of any renewals, extensions, or modifications of such Guaranteed Debt, or in respect of interest or costs of collection thereafter incurred on or with respect to such Guaranteed Debt, or with respect to attorneys’ fees thereafter becoming payable hereunder with respect to such Guaranteed Debt, and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by Guarantor.  The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced, or paid in full shall not release, discharge, or reduce the obligation of Guarantor with respect to indebtedness or obligations of Borrower to the Credit Parties thereafter incurred (or other Guaranteed Debt thereafter arising) under the Credit Agreement, the Notes, or otherwise.  This Guaranty Agreement may be enforced by the Credit Parties and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

1.5  Payment by Guarantor.  If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, then Guarantor shall, immediately upon demand by Administrative Agent, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Administrative Agent, for the benefit of the Credit Parties, at

Administrative Agent’s principal office in New York, New York.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt.  Such demand shall be deemed made, given, and received in accordance with Section 5.2 hereof.

1.6  Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty Agreement, then Guarantor shall, immediately upon demand by Administrative Agent, pay to Administrative Agent, for the benefit of the Credit Parties, all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Credit Parties in the enforcement hereof or the preservation of the Credit Parties’ rights hereunder.  The covenant contained in this Section 1.6 shall survive the payment of the Guaranteed Debt.

1.7  No Duty to Pursue Others.  It shall not be necessary for any Credit Party (and Guarantor hereby, waives any rights which Guarantor may have to require any Credit Party), in order to enforce such payment by Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (b) enforce the Credit Parties’ rights against any security which shall ever have been given to secure the Guaranteed Debt, (c) enforce the Credit Parties’s rights against any other guarantors of the Guaranteed Debt, (d) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, (e) exhaust any remedies available to the Credit Parties against any security which shall ever have been given to secure the Guaranteed Debt, or (e) resort to any other means of obtaining payment of the Guaranteed Debt.  The Credit Parties shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Debt.  Further, Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of New York.

1.8  Waiver of Notices, etc.  Guarantor agrees to the provisions of the Credit Agreement, the Notes, and the other Loan Documents, and hereby waives notice of (a) any loans or advances made by any Credit Party to Borrower, (b) acceptance of this Guaranty Agreement, (c) any amendment or extension of the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document pertaining to all or any part of the Guaranteed Debt, (d) the execution and delivery by Borrower and any Credit Party of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any Default or Unmatured Default, (f) any Credit Party’s transfer or disposition of the Guaranteed Debt, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (h) protest, proof of nonpayment, or default by Borrower, or (i) any other action at any time taken or omitted by any Credit Party, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, the Credit Agreement, the Notes, the other Loan Documents, and any documents or agreements evidencing, securing, or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

1.9  Effect of Bankruptcy, Other Matters.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership, or other debtor relief law, or any judgment, order, or decision thereunder, or for any other reason, (a) any Credit Party must rescind or restore any payment, or any part thereof, received by such Credit Party in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Guarantor by such Credit Party shall be without effect, and this Guaranty Agreement shall remain in full force and effect, or (b) Borrower shall cease to be liable to the Credit Parties for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by Borrower), the obligations of Guarantor under this Guaranty Agreement shall remain in full force and effect.  It is the intention of the Credit Parties and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.  Without limiting the generality of the foregoing, it is the intention of the Credit Parties and Guarantor that the filing of any bankruptcy or similar proceeding by or against Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantor under this Guaranty Agreement or the rights of the Credit Parties under this Guaranty Agreement, including, without limitation, the right or ability of the Credit Parties to pursue or institute suit against Guarantor for the entire Guaranteed Debt.

1.10        Loan Documents.  By execution hereof Guarantor covenants and agrees that certain representations and warranties set forth in the Loan Documents are applicable to Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct.  Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of the Credit Parties.  If the Credit Agreement shall cease to remain in effect for any reason whatsoever during any period and any part of the Guaranteed Debt remains unpaid, then the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.  Guarantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Unmatured Default or Default is caused by the failure to take or refrain from taking such action, as the case may be.

SECTION 2

ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any common law, equitable, statutory, or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1  Modifications, etc.  Any renewal, extension, increase, modification, alteration, or rearrangement of all or any part of the Guaranteed Debt, or of the Credit Agreement, the Notes, or any other Loan Document;

2.2  Adjustment, etc.  Any adjustment, indulgence, forbearance, or compromise that might be granted or given by any Credit Party to Borrower or Guarantor;

2.3  Condition, Composition or Structure of Borrower or Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution, or lack of power of Borrower or any other party at anytime liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or Guarantor, or any sale, lease, or transfer of any or all of the assets of Borrower or Guarantor, or any changes in name, business, location, composition, structure, or changes in the shareholders, partners, or members (whether by accession, secession, cessation, death, dissolution, transfer of assets, or other matter) of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4  Invalidity of Guaranteed Debt.  The invalidity, illegality, or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (c) the officers or representatives executing the Credit Agreement, the Notes, the other Loan Documents, or other documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (d) the Guaranteed Debt violates applicable usury laws, (e) Borrower has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower (other than the defense of the payment in full of the Guaranteed Debt), (f) the creation, performance, or repayment of the Guaranteed Debt (or the execution, delivery, and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible, or unenforceable, or (g) the Credit Agreement, the Notes, the other Loan Documents, or other documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic.

2.5  Release of Obligors.  Any full or partial release of the liability of Borrower on the Guaranteed Debt or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding, or agreement that other parties will be liable to perform the Guaranteed Debt, or that the Credit Parties will look to other parties to perform the Guaranteed Debt; notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement, or contribution which it may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantor’s rights of subrogation and reimbursement are, however, subordinate to the rights and claims of the Credit Parties;

2.6  Other Security.  The taking or accepting of any other security, collateral, or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt;

2.7  Release of Collateral, etc.  Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including without limitation negligent, willful, unreasonable, or unjustifiable impairment) of any collateral, property, or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

2.8  Care and Diligence.  The failure of any Credit Party or any other party to exercise diligence or reasonable care or act, fail to act, or comply with any duty in the administration, preservation, protection, enforcement, sale, application, disposal, or other handling or treatment of all or any part of the Guaranteed Debt or any collateral, property, or security at any time securing any portion thereof, including, without limiting the generality of the foregoing, the failure to conduct any foreclosure or other remedy fairly, in a commercially reasonable manner, or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;

2.9  Status of Liens.  The fact that any collateral, security, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility, or value of any of the collateral for the Guaranteed Debt; notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of the Credit Parties in any collateral or security for the Guaranteed Debt after payment in full of the Guaranteed Debt; Guarantor’s rights of subrogation are, however, subordinate to the rights, claims, liens, and security interests of the Credit Parties;

2.10        Offset.  Any existing or future right of offset, claim, or defense of Borrower against the Credit Parties, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise;

2.11        Merger.  The reorganization, merger, or consolidation of Borrower or Guarantor into or with any other corporation or entity;

2.12        Preference.  Any payment by Borrower to any Credit Party is held to constitute a preference under bankruptcy laws, or for any reason any Credit Party is required to refund such payment or pay such amount to Borrower or someone else; or

2.13        Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Credit Agreement, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood or risk that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into the Credit Agreement and extend credit to Borrower, Guarantor represents and warrants to the Credit Parties that:

3.1  Benefit.  Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty Agreement and the Guaranteed Debt and this Guaranty Agreement is in the best interests of Guarantor;

3.2  Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower; however, Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty Agreement;

3.3  No Representation by the Credit Parties.  No Credit Party or any other party has made any representation, warranty, or statement to Guarantor in order to induce Guarantor to execute this Guaranty Agreement;

3.4  Guarantor’s Financial Condition.  As of the date hereof, and after giving effect to this Guaranty Agreement and the contingent obligation evidenced hereby, Guarantor is, and will be, Solvent;

3.5  Legality.  The execution, delivery, and performance by Guarantor of this Guaranty Agreement and the consummation of the transactions contemplated hereunder (a) have been duly authorized by all necessary corporate action of Guarantor, and (b) do not, and will not, contravene or conflict with any law, statute, or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement, or other instrument to which Guarantor is a party or which may be applicable to Guarantor or any of its assets, or violate any provisions of its Constituent Documents; this Guaranty Agreement is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights; and

3.6  Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

SECTION 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1  Subordination of Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Debt.  Until the Guaranteed Debt shall be paid and satisfied in full and Guarantor shall have performed all of its obligations hereunder, if a Default exists, then Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2  Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, the Credit Parties shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee, or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to the Credit Parties.  Should any Credit Party receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to the Credit Parties in full of the Guaranteed Debt, Guarantor shall become subrogated to the rights of the Credit Parties to the extent that such payments to the Credit Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if the Credit Parties had not received dividends or payments upon the Guarantor Claims.

4.3  Payments Held in Trust.  In the event that, notwithstanding Sections 4.1 and 4.2 above, Guarantor should receive any funds, payment, claim, or distribution which is prohibited by such Sections, then Guarantor agrees to hold in trust for the Credit Parties, in kind, all funds, payments, claims, or distributions so received, and agrees that it shall have absolutely no dominion over such funds, payments, claims, or distributions so received except to pay them promptly to Administrative Agent, for the benefit of the Credit Parties, and Guarantor covenants promptly to pay upon demand the same to Administrative Agent, for the benefit of the Credit Parties.

4.4  Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of Guarantor or the Credit Parties presently exist or are hereafter created or attach.  Without the prior written consent of Administrative Agent, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower, or (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments, or other encumbrances on assets of Borrower held by Guarantor.

4.5  Notation of Records.  All promissory notes, accounts receivable ledgers, or other evidences of the Guarantor Claims accepted by or held by Guarantor shall, at the request of Administrative Agent, contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

SECTION 5

MISCELLANEOUS

5.1  Waiver.  No failure to exercise, and no delay in exercising, on the part of any Credit Party, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of the Credit Parties hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar, or other instances without such notice or demand.

5.2  Notices.  Any notices or other communications required or permitted to be given by this Guaranty Agreement shall be made in accordance with, and shall be deemed given, as provided in Section 14.3 of the Credit Agreement, to the party to whom such notice or communication is directed, to the address of such party as follows:

Guarantor:

Protection One, Inc.

6225 North Highway 161

Suite 400

Irving, Texas 75038

Attention:

Credit Parties:

POI Acquisition, L.L.C.

375 Park Avenue

New York, NY

Attention: David Tanner

Any party may change its address for purposes of this Guaranty Agreement by giving notice of such change to the other party pursuant to this Section 5.2.

5.3  Governing Law.  This Guaranty Agreement has been prepared, and is intended to be performed in the State of New York, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Guaranty Agreement.  For purposes of this Guaranty Agreement and the resolution of disputes hereunder, Guarantor hereby irrevocably submits and consents to, and waives any objection to, the non-exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal court located in the Southern Judicial District of New York.

5.4  Invalid Provisions.  If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty Agreement, such provision shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Guaranty Agreement, and the remaining provisions of this Guaranty Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Guaranty Agreement, unless such continued effectiveness of this Guaranty Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5  Entirety and Amendments.  This Guaranty Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

5.6  Parties Bound; Assignment.  This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Administrative Agent, assign any of its rights, powers, duties, or obligations hereunder.

5.7  Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty Agreement.

5.8  Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to the Credit Parties, by endorsement or otherwise, other than under this Guaranty Agreement, then such liability shall not be in any manner impaired or affected hereby and the rights of the Credit Parties hereunder shall be cumulative of any and all other rights that the Credit Parties (or any of them) may ever have against Guarantor.  The exercise by the Credit Parties of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.9  WAIVER OF TRIAL BY JURY.  GUARANTOR HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY AGREEMENT.  THIS WAIVER IS IRREVOCABLE AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, RENEWALS, EXTENSIONS, OR SUPPLEMENTS TO THIS GUARANTY AGREEMENT.  IN THE EVENT OF LITIGATION, THIS GUARANTY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

5.10        Conflicts.  In the event of a conflict between the terms and conditions of this Guaranty Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

EXECUTED as of the day and year first above written.

GUARANTOR:

PROTECTION ONE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT D-2

FORM OF SUBSIDIARY GUARANTY

UNCONDITIONAL GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is executed as of [•], 2005, by EACH OF THE SUBSIDIARIES OF PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (“Borrower”), LISTED ON SCHEDULE 1 ATTACHED HERETO or who become a party hereto pursuant to Section 5.11 below (each a “Guarantor” and collectively, “Guarantors”) for the benefit of the Credit Parties defined below.

R E C I T A L S:

1.     Borrower may from time to time be indebted to the Credit Parties pursuant to that certain Amended and Restated Credit Agreement dated of even date herewith (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Credit Agreement”), by and between Borrower, POI Acquisition, L.L.C. (“Administrative Agent”), as Administrative Agent, and the Lenders defined therein (Administrative Agent and the Lenders, together with their respective successors and assigns are herein called the “Credit Parties”).

2.     Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

3.     The Credit Parties are not willing to make loans under the Credit Agreement or otherwise extend credit to Borrower unless Guarantors unconditionally guarantee payment of all present and future indebtedness and obligations of Borrower to the Credit Parties under the Credit Agreement and the Loan Documents.

4.     Each Guarantor will, directly or indirectly, benefit from the Credit Parties’ extension of credit to Borrower.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make loans to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby jointly and severally guarantee payment of the Guaranteed Debt (hereinafter defined) as more specifically described herein below in Section 1.3 and hereby agree as follows:

SECTION 1

NATURE AND SCOPE OF GUARANTY

1.1          Definition of Guaranteed Debt.  As used herein, the term “Guaranteed Debt” means the Obligation.

1.2          Guaranteed Debt Not Reduced by Offset.  The Guaranteed Debt, and the liabilities and obligations of Guarantors to the Credit Parties hereunder, shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense of Borrower, or any other party, against any Credit Party or against payment of the Guaranteed Debt, whether such offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise (other than the defense of the payment in full of the Obligation).  Without limiting the foregoing or Guarantors’ liability hereunder, to the extent that any Credit Party advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by the Credit Agreement and the other Loan Documents, Guarantors are absolutely liable, jointly and severally, to make such payments to (and confer such benefits on) such Credit Party, on a timely basis.

1.3          Guaranty of Obligation.  Guarantors hereby irrevocably and unconditionally guarantee, jointly and severally, to the Credit Parties (a) the due and punctual payment of the Guaranteed Debt, and (b) the timely performance of all other obligations now or hereafter owed by Borrower to the Credit Parties under the Credit Agreement.  Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

1.4          Nature of Guaranty. This Guaranty Agreement is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection.  This Guaranty Agreement may not be revoked by any Guarantor; provided, however, if, according to applicable law, it shall ever be determined or held that a guarantor under a continuing guaranty such as this Guaranty Agreement shall have the absolute right, notwithstanding the express agreement of such a guarantor otherwise, to revoke such guaranty as to Guaranteed Debt which has then not yet arisen, then any Guarantor may deliver to Administrative Agent written notice that such Guarantor will not be liable hereunder for any Guaranteed Debt created, incurred, or arising after the giving of such notice, and such notice will be effective as to such Guarantor from and after (but not before) such times as said written notice is actually delivered to and received by and receipted for in writing by Administrative Agent; provided that such notice shall not in anywise affect, impair, or limit the liability and responsibility of any other person or entity with respect to any Guaranteed Debt theretofore existing or thereafter existing, arising, renewed, extended, or modified; provided, further, that such notice shall not affect, impair, or release the liability and responsibility of such Guarantor with respect to Guaranteed Debt created, incurred, or arising prior to the receipt of such notice by Administrative Agent as aforesaid, or in respect of any renewals, extensions, or modifications of such Guaranteed Debt, or in respect of interest or costs of collection thereafter incurred on or with respect to such Guaranteed Debt, or with respect to attorneys’ fees thereafter becoming payable hereunder with respect to such Guaranteed Debt, and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by any Guarantor.  The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced, or paid in full shall not release, discharge, or reduce the obligation of Guarantors with respect to indebtedness or obligations of Borrower to the Credit Parties thereafter incurred (or other Guaranteed Debt thereafter arising) under the Credit Agreement, the Notes, or otherwise.  This Guaranty Agreement may be enforced by the Credit Parties and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

1.5          Payment by Guarantors.  If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, then Guarantors shall, immediately upon demand by Administrative Agent, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Administrative Agent, for the benefit of the Credit Parties, at Administrative Agent’s principal office in New York, New York.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt.  Such demand shall be deemed made, given, and received in accordance with Section 5.2 hereof.

1.6          Payment of Expenses.  In the event that any Guarantor should breach or fail to timely perform any provisions of this Guaranty Agreement, then Guarantors shall, immediately upon demand by Administrative Agent, pay to Administrative Agent, for the benefit of the Credit Parties, all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Credit Parties in the enforcement hereof or the preservation of the Credit Parties’ rights hereunder.  The covenant contained in this Section 1.6 shall survive the payment of the Guaranteed Debt.

1.7          No Duty to Pursue Others.  It shall not be necessary for any Credit Party (and Guarantors hereby waive any rights which Guarantors may have to require any Credit Party), in order to enforce such payment by any Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (b) enforce the Credit Parties’ rights against any security which shall ever have been given to secure the Guaranteed Debt, (c) enforce the Credit Parties’ rights against any other Guarantor or any other guarantors of the Guaranteed Debt, (d) join Borrower, any other Guarantor, or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, (e) exhaust any remedies available to the Credit Parties against any security which shall ever have been given to secure the Guaranteed Debt, or (e) resort to any other means of obtaining payment of the Guaranteed Debt.  The Credit Parties shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Debt.  Further, each Guarantor expressly waives each and every right to which any Guarantor may be entitled by virtue of the suretyship law of the State of New York.

1.8          Waiver of Notices, etc.  Each Guarantor agrees to the provisions of the Credit Agreement, the Notes, and the other Loan Documents, and hereby waives notice of (a) any loans or advances made by any Credit Party to Borrower, (b) acceptance of this Guaranty Agreement, (c) any amendment or extension of the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document pertaining to all or any part of the Guaranteed Debt, (d) the execution and delivery by Borrower and any Credit Party of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any Default or Unmatured Default, (f) any Credit Party’s transfer or disposition of the Guaranteed Debt, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (h) protest, proof of nonpayment, or default by Borrower, (i) the release of any other Guarantor, or (j) any other action at any time taken or omitted by any Credit Party, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, the Credit Agreement, the Notes, the other Loan Documents, and any documents or agreements evidencing, securing, or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

1.9          Effect of Bankruptcy, Other Matters.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership, or other debtor relief law, or any judgment, order, or decision thereunder, or for any other reason, (a) any Credit Party must rescind or restore any payment, or any part thereof, received by such Credit Party in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to any Guarantor by such Credit Party shall be without effect, and this Guaranty Agreement shall remain in full force and effect, or (b) Borrower shall cease to be liable to the Credit Parties for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by Borrower), then the obligations of each Guarantor under this Guaranty Agreement shall remain in full force and effect.  It is the intention of the Credit Parties and Guarantors that Guarantors’ obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.  Without limiting the generality of the foregoing, it is the intention of the Credit Parties and Guarantors that the filing of any bankruptcy or similar proceeding by or against Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantors under this Guaranty Agreement or the rights of the Credit Parties under this Guaranty Agreement, including, without limitation, the right or ability of the Credit Parties to pursue or institute suit against any Guarantor for the entire Guaranteed Debt.

1.10        Limitation.  It is the intention of Guarantors and the Credit Parties that the amount of the Guaranteed Debt shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or other similar laws applicable to Guarantors.  Accordingly, notwithstanding anything to the contrary contained in this Guaranty Agreement or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt shall be limited to that amount which after giving effect thereto would not (a) render any Guarantor insolvent, (b) result in the fair saleable value of the assets of any Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave any Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in (a), (b), and (c) herein are determined under applicable law, if the obligations of such Guarantor hereunder would otherwise be set aside, terminated, annulled, or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

1.11        Loan Documents.  By execution hereof each Guarantor covenants and agrees that certain representations and warranties set forth in the Loan Documents are applicable to each Guarantor, and each Guarantor reaffirms that each such representation and warranty is true and correct.  Each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of the Credit Parties.  If the Credit Agreement shall cease to remain in effect for any reason whatsoever during any period and any part of the Guaranteed Debt remains unpaid, then the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty.  Guarantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Unmatured Default or Default is caused by the failure to take or refrain from taking such action, as the case may be.

SECTION 2

ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTORS’ OBLIGATIONS

Guarantors hereby consent and agree to each of the following, and agree that Guarantors’ obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any common law, equitable, statutory, or other rights (including without limitation rights to notice) which Guarantors might otherwise have as a result of or in connection with any of the following:

2.1          Modifications, etc.  Any renewal, extension, increase, modification, alteration, or rearrangement of all or any part of the Guaranteed Debt, or of the Credit Agreement, the Notes, or any other Loan Document;

2.2          Adjustment, etc.  Any adjustment, indulgence, forbearance, or compromise that might be granted or given by any Credit Party to Borrower or any Guarantor,

2.3          Condition, Composition or Structure of Borrower or Guarantors.  The insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution, or lack of power of Borrower, any Guarantor, or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or any Guarantor, or any sale, lease, or transfer of any or all of the assets of Borrower or any Guarantor, or any changes in name, business, location, composition, structure, or changes in the shareholders, partners, or members (whether by accession, secession, cessation, death, dissolution, transfer of assets, or other matter) of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor;

2.4          Invalidity of Guaranteed Debt.  The invalidity, illegality, or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (c) the officers or representatives executing the Credit Agreement, the Notes, the other Loan Documents, or other documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (d) the Guaranteed Debt violates applicable usury laws, (e) Borrower has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower (other than the defense of the payment in full of the Guaranteed Debt), (f) the creation, performance, or repayment of the Guaranteed Debt (or the execution, delivery, and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible, or unenforceable, or (g) the Credit Agreement, the Notes, the other Loan Documents, or other documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic.

2.5          Release of Obligors.  Any full or partial release of the liability of Borrower on the Guaranteed Debtor any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Debt or any part thereof, it, being recognized, acknowledged and agreed by Guarantors that Guarantors may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantors have not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding, or agreement that other parties will be liable to perform the Guaranteed Debt, or that the Credit Parties will look to other parties to perform the Guaranteed Debt; notwithstanding the foregoing, Guarantors do not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement, or contribution which they may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantors’ rights of subrogation and reimbursement are, however, subordinate to the rights and claims of the Credit Parties;

2.6          Other Security.  The taking or accepting of any other security, collateral, or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt;

2.7          Release of Collateral, etc.  Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including without limitation negligent, willful, unreasonable, or unjustifiable impairment) of any collateral, property, or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

2.8          Care and Diligence.  The failure of any Credit Party or any other party to exercise diligence or reasonable care or act, fail to act, or comply with any duty in the administration, preservation, protection, enforcement, sale application, disposal, or other handling or treatment of all or any part of the Guaranteed Debt or any collateral, property, or security at any time securing any portion thereof, including, without limiting the generality of the foregoing, the failure to conduct any foreclosure or other remedy fairly, in a commercially reasonable manner, or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;

2.9          Status of Liens.  The fact that any collateral, security, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility, or value of any of the collateral for the Guaranteed Debt; notwithstanding the foregoing, Guarantors do not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of the Credit Parties in any collateral or security for the Guaranteed Debt after payment in full of the Guaranteed Debt; Guarantors’ rights of subrogation are, however, subordinate to the rights, claims, liens, and security interests of the Credit Parties;

2.10        Offset.  Any existing or future right of offset, claim, or defense of Borrower against the Credit Parties, or any other party, or against payment of the Guaranteed Debt,

whether such right of offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise;

2.11        Merger.  The reorganization, merger, or consolidation of Borrower or any Guarantor into or with any other corporation or entity;

2.12        Preference.  Any payment by Borrower to any Credit Party is held to constitute a preference under bankruptcy laws, or for any reason any Credit Party is required to refund such payment or pay such amount to Borrower or someone else; or

2.13        Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Credit Agreement, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood or risk that Guarantors will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantors that Guarantors shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into the Credit Agreement and extend credit to Borrower, each Guarantor represents and warrants to the Credit Parties that:

3.1          Benefit.  Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty Agreement and the Guaranteed Debt and this Guaranty Agreement is in the best interests of Guarantor;

3.2          Familiarity and Reliance.  Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower; however, no Guarantor is relying on such financial condition as an inducement to enter into this Guaranty Agreement;

3.3          No Representation by the Credit Parties.  No Credit Party or any other party has made any representation, warranty, or statement to any Guarantor in order to induce any Guarantor to execute this Guaranty Agreement;

3.4          Guarantors’ Financial Condition.  As of the date hereof, and after giving effect to this Guaranty Agreement and the contingent obligation evidenced hereby, each Guarantor is, and will be, Solvent.

3.5          Legality.  The execution, delivery, and performance by each Guarantor of this Guaranty Agreement and the consummation of the transactions contemplated hereunder (a) have been duly authorized by all necessary action of each Guarantor, and (b) do not, and will not, contravene or conflict with any law, statute, or regulation whatsoever to which any Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement, or other instrument to which any Guarantor is a party or which may be applicable to any Guarantor or any of its assets, or violate any provisions of its Constituent Documents; this Guaranty Agreement is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights;

3.6          Credit Agreement.  The representations and warranties in the Credit Agreement with respect to each Guarantor are true and correct; and

3.7          Survival.  All representations and warranties made by Guarantors herein shall survive the execution hereof.

SECTION 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1          Subordination of Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of each Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of any Guarantor’s payment of all or a portion of the Guaranteed Debt.  Until the Guaranteed Debt shall be paid and satisfied in full and Guarantors shall have performed all of their obligations hereunder, if a Default exists, then Guarantors shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2          Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, the Credit Parties shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee, or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Guarantor hereby assigns such dividends and payments to the Credit Parties.  Should any Credit Party receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and such Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to the Credit Parties in full of the Guaranteed Debt, such Guarantor shall become subrogated to the rights of the Credit Parties to the extent that such payments to the Credit Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if the Credit Parties had not received dividends or payments upon the Guarantor Claims.

4.3          Payments Held in Trust.  In the event that, notwithstanding Sections 4.1 and 4.2 above, any Guarantor should receive any funds, payment, claim, or distribution which is prohibited by such Sections, then such Guarantor agrees to hold in trust for the Credit Parties, in kind, all funds, payments, claims, or distributions so received, and agrees that it shall have absolutely no dominion over such funds, payments, claims, or distributions so received except to pay them promptly to Administrative Agent, for the benefit of the Credit Parties, and such Guarantor covenants promptly to pay upon demand the same to Administrative Agent, for the benefit of the Credit Parties.

4.4          Liens Subordinate.  Each Guarantor agrees that any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of such Guarantor or the Credit Parties presently exist or are hereafter created or attached.  Without the prior written consent of Administrative Agent, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against Borrower, or (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments, or other encumbrances on assets of Borrower held by any Guarantor.

4.5          Notation of Records.  All promissory notes, accounts receivable ledgers, or other evidences of the Guarantor Claims accepted by or held by each Guarantor shall, at the request of Administrative Agent, contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

SECTION 5

MISCELLANEOUS

5.1          Waiver.  No failure to exercise, and no delay in exercising, on the part of any Credit Party, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of the Credit Parties hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar, or other instances without such notice or demand.

5.2          Notices.  Any notices or other communications required or permitted to be given by this Guaranty Agreement shall be made in accordance with, and shall be deemed given, as provided in Section 14.3 of the Credit Agreement to the party to whom such notice or communication is directed, to the address of such party as follows:

Guarantors:

c/o Protection One Alarm Monitoring, Inc.
6225 North Highway 161
Suite 400
Irving, Texas 75038
Attention:

Credit Parties:

POI Acquisition, L.L.C.
375 Park Avenue
New York, NY
Attention: David Tanner

Any party may change its address for purposes of this Guaranty Agreement by giving notice of such change to the other party pursuant to this Section 5.2.

5.3          Governing Law.  This Guaranty Agreement has been prepared, and is intended to be performed in the State of New York, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Guaranty Agreement.  For purposes of this Guaranty Agreement and the resolution of disputes hereunder, each Guarantor hereby irrevocably submits and consents to, and waives any objection to, the non-exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal court located in the Southern Judicial District of New York.

5.4          Invalid Provisions.  If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty Agreement, such provision shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Guaranty Agreement, and the remaining provisions of this Guaranty Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Guaranty Agreement, unless such continued effectiveness of this Guaranty Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5          Entirety and Amendments.  This Guaranty Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

5.6          Parties Bound; Assignment.  This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives; provided, however, that no Guarantor may, without the prior written consent of Administrative Agent, assign any of its rights, powers, duties, or obligations hereunder.

5.7          Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty Agreement.

5.8          Rights and Remedies.  If any Guarantor becomes liable for any indebtedness owing by Borrower to the Credit Parties, by endorsement or otherwise, other than under this Guaranty Agreement, then such liability shall not be in any manner impaired or affected hereby and the rights of the Credit Parties hereunder shall be cumulative of any and all other rights that the Credit Parties (or any of them) may ever have against such Guarantor.  The exercise by the Credit Parties of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.9          WAIVER OF TRIAL BY JURY.  EACH GUARANTOR HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY AGREEMENT.  THIS WAIVER IS IRREVOCABLE AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, RENEWALS, EXTENSIONS, OR SUPPLEMENTS TO THIS GUARANTY AGREEMENT.  IN THE EVENT OF LITIGATION, THIS GUARANTY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

5.10        Conflicts.  In the event of a conflict between the terms and conditions of this Guaranty Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

5.11        Additional Guarantors.  The initial Guarantors hereunder shall be each of the Subsidiaries of Borrower that are signatories hereto and that are listed on Schedule 1 attached hereto.  From time to time subsequent to the time hereof, additional Subsidiaries of Borrower may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty Agreement in the form of Exhibit A attached hereto.  Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder.  This Guaranty Agreement shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

5.12        Release of Guarantors.  Pursuant to Section 6.2 of the Credit Agreement any Guarantor may be released from its obligations under this Guaranty Agreement by Administrative Agent’s execution of a Release of Guaranty in the form of Exhibit B attached hereto.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

EXECUTED as of the day and year first above written.

GUARANTORS:

By:
Name:
Title:

EXHIBIT A [to Form of Subsidiary Guaranty]

COUNTERPART TO SUBSIDIARY GUARANTY

In witness whereof, the undersigned Additional Guarantor has caused this Guaranty Agreement to be executed and delivered by its officer thereunto duly authorized as of                                                     , 20      .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

EXHIBIT B [to Form of Subsidiary Guaranty]

FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Administrative Agent, for itself and on behalf of each of the Credit Parties (defined below), hereby releases and discharges                                                                          from any and all obligations and liabilities of                                  to the Credit Parties under that certain Unconditional Guaranty Agreement dated as of                         , 2005, executed by the Subsidiaries of Protection One Alarm Monitoring, Inc., a                                  corporation, described therein in favor of the Credit Parties defined therein.

POI ACQUISITION, L.L.C., as Administrative Agent

By:
Name:
Title:

EXHIBIT F

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance.”) is made as of                                             , 200       (the “Effective Date”), between                                (“Assignor”) and (“Assignee”).

Reference is made to that certain Credit Agreement dated as of [•], 2005 (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”) among Protection One Alarm Monitoring, Inc., a Delaware corporation (“Borrower”), POI Acquisition, L.L.C., as Administrative Agent (the “Administrative Agent”), and the Lenders defined therein.  This Assignment and Acceptance is executed and delivered pursuant to, and as contemplated in, the Credit Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Assignor and Assignee hereby covenant and agree as follows:

1.     Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, $                               of Assignor’s Committed Sum and Principal Debt, representing a Pro Rata Part of the Total Commitment and Total Principal Debt of       % as of the Effective Date.  The foregoing interest for all events and circumstances shall be deemed such Assignee’s Pro Rata Part (in addition to any other Pro Rata Part of Assignee, if any) in the Total Commitment, the Total Principal Debt, the Loan Documents, and all payments made to or received from Borrower pursuant to the Loan Documents and is subject to the terms and conditions provided in the Loan Documents.

2.     Assignor (a) hereby represents and warrants to Assignee that Assignor is the legal and beneficial owner of the Pro Rata Part being assigned by it hereunder and such interest is free and clear of any adverse claim, and (b) hereby represents and warrants that as of the date hereof the Pro Rata Part in the Total Commitment and the Total Principal Debt being assigned hereunder is     % without giving effect to assignments that are not yet effective.

3.     Assignee hereby confirms and acknowledges that, except as specifically set forth herein, Assignor: (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents, or any other instrument or document furnished pursuant thereto; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other person or entity which is a party to any of the Loan Documents (collectively, “Other Party”); and (c) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Borrower or any Other Party of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto.

4.     Assignee hereby: (a) confirms that it has received a copy of the Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon Assignor or any other counterparty and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

5.     Assignee hereby: (a) appoints and authorizes Administrative Agent under the Loan Documents to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms of the Loan Documents; and (b) agrees with Assignor for the benefit of Administrative Agent and Borrower that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a counterparty (including, without limitation, the obligation to make payments pursuant to the Loan Documents) and that it shall be liable directly to Assignor, Administrative Agent, Borrower, and, as provided in the Credit Agreement, to each Lender for the performance of such obligations.

6.     If Assignee is organized under the laws of a jurisdiction outside the United States, it hereby represents and agrees that it has delivered or will within three (3) days after the date of the execution of this Agreement deliver to Assignor and Administrative Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Assignee’s exemption from United States withholding taxes with respect to any payment or distributions made or to be made to Assignee with respect to the Loan Documents.

7.     As of the Effective Date, (a) Assignee shall be a party to the Loan Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a counterparty thereunder, and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations in the Loan Documents with respect to the Pro Rata Share being assigned hereunder.

8.     Assignee hereby represents and warrants as of the Effective Date:

(a)   Assignee has all necessary corporate power and authority to purchase and own the interest being assigned to it hereunder, and has all necessary corporate power and authority to perform all its obligations with respect to this Assignment and Acceptance;

(b)   The execution and delivery of this Assignment and Acceptance and all other instruments and documents executed in connection herewith have been duly authorized by all requisite corporate action of Assignee; and

(c)   No approval, authorization, order, license, or consent of, or registration or filing with, any Governmental Authority or other person is required in connection with this Assignment and Acceptance.

9.     This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

10.   This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.   Assignee’s address for notices and payments under the Credit Agreement and this Assignment and Acceptance are set forth in Schedule 1 attached hereto and made a part hereof.  Assignee may by notice in accordance with the Credit Agreement to Assignor, Administrative Agent, and Borrower change the address or telex number or facsimile number at which notices, communications and payments are to be given to it.

ASSIGNOR:

By:
Title:

ASSIGNEE:

By:
Title:

ACCEPTED BY ADMINISTRATIVE AGENT THIS DAY OF

ADMINISTRATIVE AGENT:

By:
Title:

CONSENTED TO BY BORROWER THIS DAY OF

BORROWER

PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation

By:
Title:

ANNEX II

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PROTECTION ONE, INC.

*    *    *    *
Adopted in accordance with the provisions
of §242 and §245 of the General Corporation Law
of the State of Delaware
*    *    *    *

The undersigned, on behalf of Protection One, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:                                                        The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on June 21, 1991 (the “Original Certificate”) under the name of P1 Acquisition Corporation.

SECOND:                                        The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Amended and Restated Certificate”).

THIRD:                                                     In accordance with Section 228, Section 242 and Section 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate was duly approved and adopted pursuant to a written consent signed by the holders of at least a majority of the issued and outstanding shares of capital stock entitled to vote as a class, whether or not entitled to vote thereon, of the Corporation. Written notice has been given to the stockholders who have not consented in writing.

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this          day of                         , 2004.

Protection One, Inc., a Delaware corporation

By:
	Name:	Eric Griffin
	Title:	Secretary

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PROTECTION ONE, INC.

Pursuant to Section 245 of the General
Corporation Law of the State of Delaware

FIRST:  The name of the corporation is Protection One, Inc. (the “Corporation”).

SECOND:  The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 155,000,000, of which 150,000,000 shall be voting common stock, par value One Cent ($0.01) per share (“Common Stock”), and 5,000,000 shall be preferred stock, par value Ten Cents ($0.10) per share (“Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized from time to time to designate each series, to establish the number of shares to be included in such series, and to determine the rights, preferences and privileges of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the determination or alteration of the dividend rights, dividend rate, conversion rights, voting powers and rights, rights and terms of redemption, redemption price or prices, and the liquidation preference of any wholly unissued series of shares of Preferred Stock, or any of them, and to increase or decrease the number of shares of any series either prior to or subsequent to the issue of the shares of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Immediately upon the filing of this Amended and Restated Certificate of Incorporation, each share of Common Stock of the Corporation issued and outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall immediately and without any action by the holders thereof be combined, changed and reclassified such that each shareholder shall receive one (1) share of Common Stock for every fifty (50) shares of Common Stock held by his or her account at the time. If the reverse stock split described in the immediately preceding sentence would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by [$        ]. (1)

FIFTH:  The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

SIXTH:  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, at the registered office of the Corporation in the state of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

SEVENTH:  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Article SEVENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH:  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or

(1)          The product of the closing price on the business day immediately preceding the date of the filing of the Amended and Restated Charter (or, if there is no trade on such date, the closing price on the most recent date for which there was a trade) multiplied by 50 shall be inserted here.

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of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH:  The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

TENTH:  The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

*                                         *                                         *                                         *

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ANNEX III

TERM SHEET

FOR

PROTECTION ONE MANAGEMENT INCENTIVE PLAN

November 12, 2004

Contingent Stock Appreciation Rights

•                  In order to provide protection against a near-term sale of P1 at a price below the greater of (i) restructuring enterprise value of $496 million or (ii) the restructuring enterprise value based on the exercise price of Management’s stock options (see below), Management would be granted contingent stock appreciation rights (SARs) representing 10% of P1’s fully-diluted equity.

•                  The SAR grants would occur on the closing date of the restructuring. SAR grants would be recommended by Management and approved by the Board. If a sale of P1 occurs before the restructuring closes, P1 agrees to provide management with cash compensation that is equivalent in value and terms of payment to what they would have received if the sale had occurred after the SAR and stock option grants had occurred.

•                  The SARs would vest and be payable to Management upon Quadrangle’s sale of at least 60% of its equity interest in P1 (a “Qualified Sale”) if payment upon such sale will not result in the imposition of penalty taxes under Code Section 409A. If a Qualified Sale occurs and does not permit immediate payment due to Code Section 409A, the amount otherwise payable to Management will be deposited in an interest-bearing irrevocable rabbi trust having an independent trustee who will pay benefits to Management on the fourth anniversary of grant. If a Qualified Sale does not occur by the fourth anniversary of grant, and if necessary to ensure that the SARs will not be subject to penalty taxes under Code Section 409A, the SARs would vest and be payable on such fourth anniversary, based on an assumed common equity value of $.15/share.

•                  Participant Eligibility:  To be eligible for payment under the SAR, Management participants must be employed by P1 or a subsidiary on the date of the grant and (i) must be so employed on the date of the Qualified Sale or (ii) the Qualified Sale must occur within one year of a Qualifying Termination (Termination without Cause or a Termination for Good Reason as defined in the participant’s Employment Agreement, or by reason of sale of a subsidiary employing the participant).

•                  Base Price (“Base Price”):  The “Base Price” of each SAR would be the per share value of a share of common stock of P1 based on a total enterprise valuation of $440 million at restructuring. The Base Price would increase by 9% (the “Preferred Return”), compounded annually on each anniversary of the restructuring, and prorated in the event of a sale by Quadrangle of any of its equity interest in P1 before any such anniversary. Should Quadrangle sell less than 60% of its equity interest in P1, only the Base Price applicable to an equivalent percentage of Management’s SARs would be fixed based on the Preferred Return accretion through the date of such sale.

•                  Exit Price (“Exit Price”):  The Exit Price is the per share price paid for the common stock in a Qualified Sale, provided that in no event would the Exit Price exceed the greater of (i) $0.15 (i.e., the value for a share of common stock based on a total valuation of $496 million) or (ii) the exercise price of Management’s stock options granted pursuant to the Stock Option Plan described herein.

•                  SAR Value:  The amount payable in respect of each SAR would be equal to the Exit Price less the Base Price.

•                  Upon a Qualifying Termination, Management participants would retain their SARs for one year, after which a terminated participant’s SARs would be reallocated to the remaining participants as determined by the most senior remaining Management participant, subject to Board approval not to be unreasonably withheld.

Stock Option Plan

•                  Management would be granted options for 10% of P1’s fully-diluted equity. Option grants would be recommended by Management and approved by the Board.

•                  At management’s option, the options would be granted (i) upon restructuring at an exercise price based on the $496 million restructuring value, or (ii) on any day within 90 days of the restructuring at an exercise price equal to the greater of (a) the exercise price determined in (i); or (b) the closing price of P1’s common stock on the date of grant specified by management.

•                  The options would vest ratably each month during the 48 months after restructuring. Unvested options would be forfeited upon termination of employment for any reason, including sale of a subsidiary employing the participant, but excluding termination without Cause or for Good Reason. All options (vested and unvested) would be forfeited upon termination for Cause. Upon Termination without Cause or for Good Reason, (i) additional months of vesting would be credited as follows: 12 months, less one month for each two months elapsed from the restructuring date through the date of such termination; (ii) unvested options would be forfeited; and (iii) vested options would be exercisable for 1 year.

2

•                  Following termination of employment, P1 would have call rights on stock acquired through vested options until a qualified public offering (QPO) occurs. If termination is for Cause, P1 would have the right to repurchase shares for the exercise price paid by the employee. If termination is for other reasons, the purchase price would be FMV as reasonably determined by the Board, provided that terminated employees may not transfer any such shares prior to a QPO or a Qualified Sale.

•                  Vesting of options will not accelerate upon a QPO.

Employment Agreements

•                  Existing employment agreements would be amended, to the extent necessary, to conform to the terms of the incentive plan.

Co-Investment

•                  Management would have the right to invest up to $2 million, in the aggregate, in P1 equity pari passu with Quadrangle. Any such investment would be made pursuant to a management shareholders agreement containing customary provisions, including tag-along, drag-along and piggy-back registration rights. Prior to a QPO or Qualified Sale, Management would be allowed to transfer shares for tax planning purposes, and to third parties to the extent that Quadrangle Capital Partners (but not QDRF) sells. E.g., if QCP sells 10% of its equity, Management can also sell 10%. Prior to a QPO or Qualified Sale, QCP would retain a right of first refusal in respect of any proposed third party transfer by Management.

Section 409A Commitment

Once the new Treasury regulations are published, the parties agree to cooperate reasonably to modify the Management Incentive Plan and the Key Employee Retention Plan, as needed, in a manner that avoids tax penalties for management.

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ANNEX IV

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of               , 2005, by and among Quadrangle Master Funding Ltd, a Cayman Islands limited company (“QDRF”), POI Acquisition, LLC, a Delaware limited liability company (“POI Acquisition”), and Protection One, Inc., a Delaware corporation (the “Company”), and each other Person who becomes a Holder (as defined below) hereunder.

RECITALS

WHEREAS, (i) POI Acquisition owns two-thirds of the outstanding shares of common stock of POI Acquisition I, Inc (“PAII”), which directly owns approximately 88% of the outstanding shares of common stock of the Company, and QDRF owns one-third of the outstanding shares of common stock of PAII and (ii) POI Acquisition owns two-thirds of the lenders’ rights under a Revolving Credit Facility with Protection One Alarm Monitoring, Inc, (“POAM”) a wholly-owned subsidiary of the Company, dated December 21, 1998 (as modified, amended, renewed, extended or restated from time to time, the “Credit Facility”) and QDRF owns one-third of the lenders’ rights under the Credit Facility;

WHEREAS, pursuant to an exchange agreement dated as of November [    ], 2004 (the “Exchange Agreement”), in connection with discharge of certain indebtedness under the Credit Facility, the Company will issue [    ] Common Shares (as defined below) to POI Acquisition and [    ] Common Shares to QDRF (the “Restructuring”); and

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the consummation of the Restructuring.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Exchange Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Common Shares” means the shares of common stock, par value $0.01 per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Holders” means POI Acquisition and QDRF and each of their respective transferees of Registrable Securities who agrees to be bound by the provisions of this Agreement in accordance with Section 9(g) hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means all Common Shares held as of the date hereof by the Holders (including, without limitation, any Common Shares beneficially owned by the Holders through their equity interests in PAII) and any Conversion Securities as defined in Section 9(f). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed by the Holder thereof to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any subsidiary of the Company.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, any preliminary prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“S-3 Eligible” means the ability of the Company to file a Registration Statement on Form S-3 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Underwritten Offering” means a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to the public through one or more underwriters in a “firm commitment” underwriting.

SECTION 2.           Demand Registration.

(a)                  Requests for Registration.

(i)                                     Subject to the terms and conditions set forth in this Agreement, each Holder will have the right, by written notice delivered to the Company (a “Demand Notice”), to request that the Company register Registrable Securities held by such Holder(s) under and in accordance with the provisions of the Securities Act (a “Demand Registration”); provided that a Holder may not provide a Demand Notice for so long as such Holder is able to sell its Registrable Securities pursuant to Rule 144(k) under the Securities Act (or any similar rule then in force).

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(ii)                                  (x) POI Acquisition may make up to four (4) Demand Registrations pursuant to Section 2(a)(i) and (y) QDRF may make up to two (2) Demand Registrations pursuant to Section 2(a)(i) (provided, that QDRF may make up to two (2) additional Demand Registrations if and for so long as the Company is S-3 Eligible), except that no Demand Notice may be given prior to six (6) months after the Effectiveness Date (as defined below) of the immediately preceding Demand Registration.

(b)                 Filing and Effectiveness.

(i)                                     The Company will file a Registration Statement relating to any Demand Registration as promptly as reasonably practicable (but in any event within 90 days in the case of a registration made on Form S-1, or a comparable successor form, as applicable, or 45 days in the case of any registration made on Form S-3 or a comparable successor form, as applicable) following the date on which the Demand Notice is given and will use its reasonable efforts to cause the same to be declared effective by the SEC as soon as reasonably practicable thereafter, but in any event will use its reasonable efforts to cause the same to be declared effective by the SEC within 150 days thereafter in the case of any registration made on Form S-1 (or a comparable successor form) and within 90 days thereafter in the case of any registration made on Form S-3 (or a comparable successor form) (in each such case, such date being the “Effectiveness Date”).

(ii)                                  The Company will use its reasonable best efforts to comply with all necessary provisions of the federal securities laws in order to keep each Registration Statement relating to a Demand Registration effective for a period of (i) in the case of an Underwritten Offering, three (3) months from its Effectiveness Date, and (ii) in the case of any registration made pursuant to Rule 415 under the Securities Act, six (6) months from its Effectiveness Date, or, in any case, such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement (in each case, such period being the “Effective Period”), provided, however, that if any Black-Out (as defined below) occurs during an Effectiveness Period, then such Effectiveness Period will be tolled for the duration of the Black-Out.

Within ten (10) business days after receipt of such Demand Notice, the Company will serve written notice thereof (the “Notice”) to all other Holders and will, subject to the provisions of Sections 2(c) and 3(b)(y), include in any registration required under this Section 2 all Registrable Securities with respect to which the Company receives written requests for inclusion therein within fifteen (15) days after such Notice is given to the applicable Holder. The Holder requesting such Demand Registration will be permitted to withdraw in good faith all or part of the Registrable Securities from a Demand Registration at any time prior to the Effectiveness Date of such Demand Registration, in which event the Company will promptly amend or, if applicable, terminate or withdraw the related Registration Statement (whether or not other Holders have elected to include Registrable Securities in such Registration Statement) and, in the event of such a withdrawal, subject to the provisions of Section 8, such withdrawn Registration Statement shall not be considered a Demand Registration for purposes of Section 2(a)(ii).

(c)                  Priority on Demand Registration.  Notwithstanding the foregoing and subject to the restrictions set forth in Section 3(b)(y), if the managing underwriter or underwriters of an Underwritten Offering to which such Demand Registration relates advises the

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Company that the total amount of Registrable Securities that the Holder or Holders intend to include in such Demand Registration, together with any Piggyback Shares (as defined below) requested to be included in such registration by any other Holder(s) pursuant to Section 2(b)(ii) above or any other Person pursuant to similar registration rights, is in the aggregate such as to materially and adversely affect the success of such offering (including by affecting the price per share in the offering), then the number of Registrable Securities to be included in such Demand Registration will, if necessary, be reduced pro rata in accordance with Section 3(b)(y) and there will be included in such Underwritten Offering the largest number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering.

(d)                 Limitations on Demand Registration.  Notwithstanding anything to the contrary in any other provision of this Agreement, the Company will not be required to effect a Demand Registration pursuant to this Section 2:

(i)                                     during the period starting with the date of filing of, and ending on the last day of the Effectiveness Period relating to a registration statement in which such Holder had the right to participate pursuant to Section 3 (or with respect to which such Holder provided a Demand Notice), including a Registration Statement in which the managing underwriter reduced the Holder’s participation pursuant to Section 3(b); or

(ii)                                  if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2 a certificate stating that in the good faith judgment of the Board of Directors of the Company, such registration and offering could materially interfere with a bona fide financing transaction of the Company, including without limitation a primary offering of securities, or any other material business transaction of the Company, or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company, in which event the Company shall have the right to defer the filing or effectiveness of a Registration Statement for a period of not more than one-hundred twenty (120) days after receipt of the request of a Holder pursuant to Section 2; provided that such right to delay a request shall be exercised by the Company not more than once in any consecutive twelve-month period.

SECTION 3.           Piggyback Registration.

(a)                  Right to Piggyback.  If at any time the Company proposes to file a Registration Statement, whether or not for sale for the Company’s own account, on a form and in a manner that would also permit registration of Registrable Securities (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form), the Company shall give to Holders holding Registrable Securities written notice of such proposed filing at least thirty (30) days before the anticipated filing. The notice referred to in the preceding sentence shall offer such Holders the opportunity to register such amount of Registrable Securities as each such Holder may request (a “Piggyback Registration”). Subject to Section 3(b), the Company will include in each such Piggyback Registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the written notice from the Company is given. Each such Holder will be permitted to withdraw all or part of its Registrable

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Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b)                 Priority on Piggyback Registrations.  The Company will use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders holding Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included (such securities, together with any other shares of the same class requested to be included in such registration by any other Person pursuant to similar registration rights, the “Piggyback Shares”) on the same terms and conditions as any securities of the Company included therein (other than the indemnification by the Holders, which will be limited as set forth in Section 7(b) hereof and provided, that the Holders give customary covenants, representations and warranties). The Company shall cooperate with any such Holder of Registrable Securities in order to seek to limit any representations and warranties to, or agreements with, the Company or the underwriters to be made by such Holder only to those representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representations required by law. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Company to the effect that the total amount of securities that such Holders, the Company and any other Person propose to include in such Underwritten Offering is such as to materially and adversely affect the success of such offering (including by affecting the price per share in the offering), then the Company will include in such registration:

(x)                                   in the case of a registration in connection with a sale of securities for the Company’s own account, (i) first, 100% of the securities that the Company proposes to sell for its own account, (ii) second, to the extent that the number of securities in clause (i) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Shares of each Holder and the number of Piggyback Shares requested to be included in such offering by any other Persons pursuant to similar registration rights, determined pro rata on the basis of the number of Common Shares beneficially owned by each Holder requesting registration and such other Persons requesting registration, collectively; and

(y)                                 in the case of a Demand Registration or other sale of securities on account of any Person other than the Company, (i) first, 100% of the number of Registrable Securities requested to be included in such Demand Registration or other sale by the applicable Holder or other Person, as the case may be, (ii) second, to the extent that the number of securities in clause (i) above, if applicable, is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 2(c) above, the number of Piggyback Shares requested to be included in such offering by any other Holder or any other Persons pursuant to similar registration rights, determined pro rata on the basis of the number of Common Shares beneficially owned by each such Person requesting registration and (iii) third, to the extent that the number of securities in clauses (i) and (ii) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 2(c) above, the securities sought to be included by the Company in the offering.

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(c)                  Right to Terminate Registration.  The Company shall have the right to postpone, terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not the Holders have elected to include Registrable Securities in such registration.

SECTION 4.           Registration Procedures.  In connection with the Company’s registration obligations pursuant to, and subject to the terms and conditions contained in, Sections 2 and 3, the Company will use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably practicable, and in each case to the extent applicable:

(a)                  Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to (i) the Holders holding Registrable Securities covered by such Registration Statement, (ii) not more than one counsel chosen by Holders holding a majority of the Registrable Securities included in the Demand Notice or, in the case of a Piggyback Registration, the Holders holding a majority of the Registrable Securities being registered (“Special Counsel”) and (iii) the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, such Special Counsel and such underwriters, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) to which the Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter, if any, shall reasonably object.

(b)                 Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable Effectiveness Period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)                  Notify the selling Holders and the managing underwriters, if any, reasonably promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for

6

additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 4(l) (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)                 Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

(e)                  Furnish to each selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such Holder or underwriter).

(f)                    Deliver to each selling Holder and the underwriters, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and, subject to Section 5(e), the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

(g)                 Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify to do business in any jurisdiction where it is not then so qualified, (ii) conform its

7

capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, or (iii) take any action that would subject it to taxation or service of process in any such jurisdiction where it is not then so subject.

(h)                 Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters.

(i)                     Upon the occurrence of any event contemplated by Section 4(c)(ii), Section 4(c)(vi) or 4(c)(vii), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)                     Use its reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on the principal securities exchange or exchanges or qualified for trading on the principal over the counter market, if any, on which securities issued by the Company of the same class are then listed or qualified or, if no such securities issued by the Company are then so listed or qualified, on such securities exchange or over the counter market as the Company shall determine.

(k)                  As needed, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

(l)                     Enter into such customary agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable and customary actions in connection therewith (including in the event of an Underwritten Offering, those reasonably requested by the managing underwriters) in order to facilitate the disposition of such Registrable Securities and in such connection, but only where an underwriting agreement is entered into in connection with an Underwritten Offering, (i) make such representations and warranties to the underwriters with respect to the businesses of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) use reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public

8

accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and (iv) in the case of any Underwritten Offering where the proposed maximum aggregate offering price for the Registrable Securities offered thereunder exceeds $30 million, cause the Company’s management to be made reasonably available for, and assist in, the marketing and disposition of such Registrable Securities in the manner and to the extent reasonably requested by the underwriters including, without limitation, participation by management in customary road shows, investor conferences and other similar presentations. The foregoing actions will be taken in connection with each closing under such underwriting agreement as and to the extent required thereunder.

(m)               Make available for reasonable inspection during normal business hours by a representative of the Holders holding Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order; provided, that such Holder notifies the Company of any such requirement and cooperates with the Company in seeking a protective or restraining order limiting such disclosure, or (iii) disclosure of such records, information or documents, in the reasonable opinion of counsel to such Person, after consultation with the Company, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

(n)                 Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering, or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover such 12-month period.

SECTION 5.           Certain Covenants.  The Company’s registration obligations to a Holder shall be conditioned upon compliance with the following:

(a)                  such Holder shall cooperate with the Company in connection with the preparation of the Registration Statement, and such Holder will provide to the Company, in writing, for use in the Registration Statement, all information regarding such Holder and such other information as may be necessary to enable the Company to prepare the Registration

9

Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof;

(b)                 such Holder shall enter into such agreements with the Company and any underwriter, broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by selling stockholders, and will cause its counsel to give any legal opinions customarily given, in secondary distributions under similar circumstances;

(c)                  during such time as such Holder may be engaged in a distribution of the Registrable Securities, such Holder will use its best efforts to comply with all laws applicable to such distribution, including, but not limited to Regulation M promulgated under the Exchange Act, and pursuant thereto will, among other things, to the extent applicable: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (ii) distribute the Registrable Securities owned by such Holder solely in the manner described in the Registration Statement; (iii) cause to be furnished to each underwriter, agent or broker-dealer to or through whom the Registrable Securities owned by such Holder may be offered, or to the offeree if an offer is made directly by the Holder, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such underwriter, agent, broker-dealer or offeree; and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

(d)                 upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v), 4(c)(vi) or 4(c)(vii) (“Suspension Notice”), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a “Black-Out”) until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. Except as expressly provided herein, there shall be no limitation with regard to the number of Suspension Notices that the Company is entitled to give hereunder; provided, however, that in each such event the Company will use its reasonable best efforts to promptly cure the event giving rise to the Suspension Notice.

SECTION 6.           Registration Expenses.  Subject to the penultimate sentence of Section 8, all expenses in connection with any Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Registrable Securities shall, as between the Holders and the Company, be borne as follows:

(a)                  the Company shall pay and be responsible for (i) all registration and filing fees (including fees and expenses for compliance with federal or state securities laws or state “blue sky” laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing a reasonable number of prospectuses if the printing of such prospectuses is requested by the Holders holding a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company incurred by

10

the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(l)(iii) (including the expenses of any special audit and “comfort” letter required by or incident to such performance) incurred by the Company, (vi) reasonable and documented fees and out-of-pocket expenses of one Special Counsel retained by the Holders in connection with the registration and sale of their Registrable Securities (which counsel will be chosen by Holders holding a majority of the Registrable Securities included in a Demand Notice or, in the case of a Piggyback Registration, the Holders holding a majority of the Registrable Securities being registered), and (vii) reasonable and documented underwriter fees and out-of-pocket expenses. In addition, the Company will pay internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which securities of the same class issued by the Company are then listed or for admission of any securities for quotation and an inter-dealer quotation system, as applied and the fees and expenses of any Person, including special experts, retained by the Company.

(b)                 the Holders shall pay (i) any underwriting discount or selling commission with respect to any sale of Registrable Securities held by them pursuant to this Agreement, (ii) any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and (iii) any legal, accounting and other expenses incurred by them, except as provided above with respect to Special Counsel, in connection with any Registration Statement.

SECTION 7.           Indemnification.

(a)                  Indemnification by the Company.  The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement, the officers, directors, partners, agents and employees of each of them, each Person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, agents and employees of any such controlling person (collectively, the “Holder Indemnified Parties”), from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys’ fees) and expenses (collectively, “Losses”), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company will not indemnify or hold harmless any Holder Indemnified Party from or against any such Losses (i) that arise out of or are based upon, in the case of a non-Underwritten Offering, any failure by such Holder to give any purchaser of Registrable Securities at or prior to the written confirmation of such sale, a copy of the most recent Prospectus or (ii) if the untrue statement, omission or allegation thereof upon which such Losses are based (x) was made in reliance upon and in conformity with the information provided in writing by or on behalf of any Holder Indemnified Party specifically for use or inclusion in the Registration Statement or any Prospectus, or (y) was made in any Prospectus used after such time as the Company advised such Holder that the filing of a post-effective amendment or

11

supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder.

(b)                 Indemnification by Holders.  In connection with any Registration Statement in which a Holder is participating, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will, severally but not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons (collectively, the “Company Indemnified Parties”), from and against all Losses arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided in writing by or on behalf of such Holder or any person who controls such Holder specifically for use or inclusion in the Registration Statement or any Prospectus, (ii) the use of any Prospectus after such time as the Company has advised such Holder that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, (iii) the use of any Prospectus after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder, or (iv) in the case of a non-Underwritten Offering, any failure by such Holder to give any purchaser of Registrable Securities at or prior to the written confirmation of such sale, a copy of the most recent Prospectus. In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                  Conduct of Indemnification Proceedings.  If any person shall become entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All reasonable and documented fees and expenses (including any reasonable fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party (provided appropriate documentation for such expenses is also submitted with such notice), as incurred, within five calendar days of written notice thereof to the indemnifying party. The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 7, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such

12

claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d)                 Contribution.  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling Holder will not be required to contribute any amount in excess of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation over the amount of any damages that such indemnifying party has otherwise been required to pay pursuant to Section 7(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this Section 7 will survive any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller or any termination of this Agreement.

SECTION 8.           Underwritten Registrations.  If any of the Registrable Securities included in any Demand Registration are to be sold in an Underwritten Offering, the Holders holding a majority of the Registrable Securities included in the Demand Notice may select an investment banker or investment bankers and manager or managers to manage the Underwritten Offering, provided that such investment banker or bankers and managers is (are) reasonably acceptable to the Company. If any Piggyback Registration is an Underwritten Offering, the Company will have the exclusive right to select the investment banker or investment bankers and managers to administer the offering. If requested by the underwriters for any Underwritten Offering in which a Holder participates as selling shareholder, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be

13

reasonably satisfactory in form and substance to the Holders if any such Holder is participating as a selling Holder in such Underwritten Offering and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein; provided, however, that the Company shall not be required to make any representations or warranties to any Holder with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders with respect to title and ownership of shares as are customary in agreements of that type. Any Holder participating in an Underwritten Offering may, before any Registration Statement becomes effective, withdraw his or its Registrable Securities from inclusion therein, should the terms of sale not be satisfactory to such Holder, however, if the Holder who initiated the Underwritten Offering pursuant to the exercise of its rights under Section 2 so withdraws, such registration shall be deemed to have occurred for the purposes of Section 2(a)(ii), unless such Holder pays within 20 days after any such withdrawal, all of the out-of-pocket expenses of the Company incurred in connection with such registration. The Company and the Holders agree that, in connection with any Underwritten Offering hereunder, they shall agree to any restrictions required by the underwriters on the sale of Common Shares or other securities by such party after the completion of the Underwritten Offering; provided, however, that the period of such restrictions shall not exceed 90 days in connection with any offering.

SECTION 9.           Miscellaneous.

(a)                  Remedies.  In the event of a breach by a party of its obligations under this Agreement, each other party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

(b)                 Rule 144.  The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will use its best efforts to timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(c)                  Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any

14

determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

(d)                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of (i) the Company, (ii) Holders holding in excess of 50% of the Registrable Securities beneficially held by POI Acquisition and its transferees and (iii) Holders holding in excess of 50% of the Registrable Securities beneficially held by QDRF and its transferees. No amendment that materially adversely affects any particular Holder may be effected to this Agreement without the consent of such Holder.

(e)                  Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery if deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company to:

Protection One, Inc
1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044
Telephone:  785-575-1707
Facsimile:  785-575-1711

Attention: Darius G. Nevin

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone:  312-861-2000
Facsimile:   312-861-2200
Attention:  John M. Jennings

If to POI Acquisition:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: David Tanner

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If to QDRF:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: Michael Weinstock

in the case of notice to POI Acquisition or QDRF, with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3790
Telephone: 212-455-2000
Facsimile:  212-455-2502
Attention:  Alan M. Klein

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Telephone: 212-728-8000

Facsimile: 212-728-8111

Attention: Michael Kelly

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

(f)                    Merger, Amalgamation or Consolidation of the Company.  If the Company is a party to any merger, amalgamation, or consolidation pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person (“Conversion Securities”), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Company hereunder. The Company will not effect any merger, amalgamation, or consolidation described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 9(f).

(g)                 Successors and Assigns.  Subject to the terms and conditions of the Stockholders Agreement dated as of the date hereof among QDRF, POI Acquisition and the Company (the “Stockholders Agreement”), any lawful transferee (other than pursuant to an offering registered under the Securities Act or a sale to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force)) of all or a portion of the Registrable Securities shall become a Holder hereunder to the extent it agrees in writing to be bound by all of the provisions applicable hereunder to the transferring Holder (such acknowledgment being evidenced by execution and delivery to the Company of a Counterpart and Acknowledgment substantially in the form of Exhibit A).

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Subject to the requirements of this Section 9(g), this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

(h)                 PAII.  QDRF and POI Acquisition agree to cause PAII to comply with the provisions of this Agreement as if it were a Holder and a party hereto.

(i)                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(j)                     Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(k)                  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to conflicts of law principles.

(l)                     Separability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m)               Entire Agreement.  This Agreement and the other documents delivered pursuant hereto and the Stockholders Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects thereto and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

(n)                 No Inconsistent Agreements.  The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of POI Acquisition and QDRF (in each case, for so long as they hold Registrable Securities), neither the Company nor any Holder will, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, for a specified period following the registered offering.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PROTECTION ONE, INC.

By:
Name:
Title:

POI ACQUISITION LLC

By:
Name:
Title:

QUADRANGLE MASTER FUNDING LTD

By:
Name:
Title:

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT
COUNTERPART AND ACKNOWLEDGMENT

TO:	Protection One, Inc. (the “Company”)
RE:	The Registration Rights Agreement (the “Agreement”) dated as of , 2005, by and among the Company and the Holders (as defined in the Agreement)

The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of the Holders (as defined in the Agreement) and shall be subject to all obligations and restrictions of the Holders pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

DATED this            day of                     ,

By:
Title:

Number of Registrable Securities:

ANNEX V

SETTLEMENT AGREEMENT

Dated as of November 12, 2004

This Settlement Agreement is made and entered into this 12th day of November, 2004, by and among Westar Energy, Inc., a Kansas corporation (“Westar”), Protection One, Inc., a Delaware corporation (“POI”), POI Acquisition, L.L.C., a Delaware limited liability company (“POIA”), and POI Acquisition I, Inc., a Delaware corporation and a wholly-owned subsidiary of POIA (“POIA Inc.”), (each of Westar, POI, POIA and POIA Inc., a “Party” and collectively, the “Parties”).

RECITALS

A.                                   Pursuant to the Purchase Agreement dated December 23, 2003 between POIA, Westar Industries, Inc., a wholly-owned subsidiary of Westar (“WII”), and Westar (as amended, the “Purchase Agreement”), POIA, through POIA Inc., purchased an aggregate of 85,291,497 shares of common stock, par value $0.01, of POI from WII, and assumed all of WII’s rights and obligations under the Revolving Credit Agreement dated as of December 21, 1998 (“Credit Facility”), by and among WII, POI as guarantor and Protection One Alarm Monitoring, Inc., a Delaware corporation and wholly-owned subsidiary of POI (“POAMI”);

B.                                     Under Sections 8.05 and 11.07 of the Purchase Agreement, POIA has agreed to pay to Westar a portion of certain tax sharing payments and to pay to Westar a portion of the Credit Facility Recovery Value that exceeds the Threshold Amount (as each of these are defined in the Purchase Agreement);

C.                                     POIA and Westar desire to (i) achieve a final settlement of all outstanding and potential claims under Sections 8.05 and 11.07 of the Purchase Agreement and (ii) settle, by means of this Settlement Agreement claims, to the extent explicitly provided herein, between them relating to Sections 8.02 and 8.07 of the Purchase Agreement but excluding, without limitation, any claims between them relating to or arising under or by virtue of Sections 8.03, 8.04, 8.06 and 8.08 of the Purchase Agreement;

D.                                    Westar and POI are parties to a Tax Sharing Agreement dated as of November 24, 1997 (the “Tax Sharing Agreement”) which made available to POI a “Tax Sharing and Allocation Policy” adopted by Westar as of January 1, 1994; and

E.                                      Westar and POI desire to terminate the Tax Sharing Agreement and to settle, by means of this Settlement Agreement, all claims between them relating to and arising under or by virtue of the Tax Sharing Agreement and, in addition, to enter into mutual general releases.

Now, therefore, in consideration of the mutual promises herein contained, the Parties agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01.  Definitions.

(a)                                  The following terms, as used herein, have the following meanings:

“338(h)(10) Election” means an election under section 338(h)(10) of the Code, and any similar election under state or local law made in connection with the sale of the stock of POI to POIA, Inc., pursuant to the Purchase Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Date” means the date on which the closing under the Purchase Agreement occurred.

“Code” means the Internal Revenue Code of 1986, as amended.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, option, warrant, purchase right, claim or encumbrance of any nature whatsoever in respect of such property or asset.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pre-Closing Tax Period” means any Tax period or portion thereof, ending on or before the Closing Date.

“Settlement Date” means the date of the Settlement Closing.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Credit Facility	Recitals
Indenture	2.02
Notes	2.01
POAMI	Recitals
POI Release	4.02

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Term	Section

POIA Cash Payment	2.01
POIA Release	4.03
Purchase Agreement	Recitals
Purchase Price Allocation	Appendix I
Tax Sharing Agreement	Recitals
Settlement Closing	2.02
Westar Cash Payment	2.01
Westar Release	4.01
WII	Recitals

(c)                                  Unless specified otherwise, in this Agreement the obligations of any Party consisting of more than one Person are joint and several.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles or Sections are Articles or Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

SETTLEMENT OF CLAIMS; SETTLEMENT CLOSING.

Section 2.01.  Settlement of Claims.

The Parties agree that:

(a)                                  Westar shall pay to POI an aggregate of $73,000,000, which will represent payment in full of all amounts due from Westar or any Westar Affiliate to POI under the Tax Sharing Agreement.  This amount shall consist of $26,640,000 in aggregate principal amount of POAMI’s 7 3/8% Senior Notes Due 2005 (the “Notes”), which shall be valued at their face amount plus accrued and unpaid interest thereon up to and including the Settlement Date (such accrued and unpaid interest is $474,802.50 at November 12, 2004), and the remainder in cash (the “Westar Cash Payment”).

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(b)                                 POIA shall pay to Westar an aggregate of $32,500,000 in cash (the “POIA Cash Payment”), which will represent payment in full of all amounts due to Westar under Sections 8.05 and 11.07 of the Purchase Agreement.

Section 2.02.  Settlement Closing.

(a)                                  The closing of the settlement of claims (the “Settlement Closing”) between the Parties shall take place at the offices of Westar, 818 S. Kansas Avenue, Topeka, Kansas 66612, simultaneously with the execution and delivery of this Settlement Agreement, on November 12, 2004.

(b)                                 At the Settlement Closing:

(i)                           Westar shall deliver to POI:

(A)                    the Notes by providing the Depositary, as such entity is defined in the Indenture dated August 17, 1998 (the “Indenture”), an irrevocable instruction to transfer to POI’s account (or the account of POI’s transferee if such entity is identified in writing to Westar prior to the Settlement Closing) the relevant beneficial interests in the Global Note in accordance with the provisions of the Indenture and the Applicable Procedures thereunder and thereafter cooperating with POI to provide notice of such transfer to POAMI so that the transfer may be recorded in the register kept at the Trustee’s Corporate Trust Office, as described in Section 2.03 of the Indenture.

(B)                      the Westar Cash Payment in immediately available funds by wire transfer to an account designated by POI in writing prior to the Settlement Closing.

(ii)                                  POIA shall deliver to Westar the POIA Cash Payment in immediately available funds by wire transfer to an account designated by Westar in writing prior to the Settlement Closing.

(c)                                  Westar’s delivery of the Notes and the Westar Cash Payment to POI and POIA’s delivery of the POIA Cash Payment to Westar, when completed pursuant to Section 2.02(b), shall be deemed to have occurred simultaneously, and no delivery shall be deemed to have occurred unless all deliveries shall be made.

(d)                                 Simultaneously with the deemed completion of the deliveries described in Section 2.02(c) above, the provisions of Articles 3 and 4 below shall become effective.

(e)                                  Each of POIA and Westar agree that the transactions contemplated by this Settlement Agreement were effected in full compliance with the requirements of Section 7.06 of the Purchase Agreement.

(f)                                    For the avoidance of doubt, Sections 8.05 and 11.07 of the Purchase Agreement shall have no effect after the Settlement Closing.

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(g)                                 For tax purposes, the amounts described in (i) Section 2.01(a) and Section 3.02(c) shall be treated as a contribution to capital and (ii) Section 2.01(b) shall be treated as an adjustment to the purchase price in the manner described in Sections 8.05(c) and 11.07(b) of the Purchase Agreement.

ARTICLE 3

TAX MATTERS.

Section 3.01.  Termination of Tax Sharing Agreement.  Westar and POI agree that as of the Closing Date, the Tax Sharing Agreement shall be terminated and neither party thereto shall have any further rights or obligations thereunder with respect to any Tax period, including as a result of an audit or other adjustment of a return filed with respect to any Pre-Closing Tax Period.  All obligations under the Tax Sharing Agreement shall be deemed to have been satisfied in full in consideration for this Settlement Agreement and the payments to be made pursuant to this Settlement Agreement and Section 8.07 of the Purchase Agreement shall cease to have any effect after the Settlement Closing.  For the avoidance of doubt, this Section 3.01 shall have no effect on the Parties’ indemnification rights and obligations under Sections 8.03 and 8.04 of the Purchase Agreement.

Section 3.02.  Section 338(h)(10) Election.

(a)                                  Westar and POIA Inc. agree to join in making 338(h)(10) Elections for POI and each subsidiary of POI listed on Appendix I hereto.  Such 338(h)(10) Elections shall be made in accordance with the Purchase Price Allocation (as set forth in Appendix I) and consistent with Treasury Regulations promulgated under Section 338(h)(10) of the Code.  Westar and POIA Inc. agree to act in accordance with the Purchase Price Allocation in the preparation, filing and audit of any Tax return.

(b)                                 For the avoidance of doubt, (i) other than as explicitly provided in Section 3.02(a), Section 8.04(a)(ii) of the Purchase Agreement shall survive and remain in full force and effect after the Settlement Closing and (ii) Westar shall not be obligated to make any tax sharing payments to POI in respect of losses generated, or treated as generated, by POI in connection with the 338(h)(10) Election, except as set forth in Section 3.02(c) below.

(c)                                  (i)  Westar agrees that if it (or any member of a consolidated or combined filing that includes Westar) claims and receives, with respect to any taxable period beginning after December 31, 2004, any Tax benefits attributable to any net operating loss carryforward arising out of the deemed sale of the assets of POI and its subsidiaries as a result of the 338(h)(10) Election, it shall pay POI an amount in cash equal to 50% of the value of such benefits (net of any adjustments made in response to audits or inquiries by Tax authorities and less any reasonable out-of-pocket costs incurred after the Settlement Date, including the fees of outside attorneys and other third party professionals, associated with obtaining such benefits, including the costs of responding to audits or inquiries by Tax authorities).  Westar shall determine whether to claim any such net operating loss carryforward in good faith.

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(ii)  If Westar claims a Tax benefit described in clause (i) of this Section 3.02(c), it shall, within 30 days of filing a return reflecting such Tax benefit, deliver to POI a certificate executed by the CFO of Westar stating the amount of the Tax benefit claimed (which shall include appropriate detail regarding the basis for the calculation) and the status of any audit or inquiry by a Taxing authority, if any, with respect to such net operating loss carryforward for that taxable year or any prior taxable year.

(iii)  Payment(s) required under this Section 3.02(c) shall be due within 30 days after the expiration of the statute of limitations with respect to the return filed for the taxable period for which the relevant benefit is claimed, together with interest thereon.  Interest will accrue during a particular calendar quarter (or portion thereof) at the rate per annum equal to the rate reported in the Wall Street Journal as the “Prime Rate” in effect on the last Business Day of the immediately preceding calendar quarter, minus 0.75%, and shall be (x) calculated from the due date of such return to the date of payment, (y) compounded annually and (z) computed on the basis of a 365 day year.  Westar shall determine the amount and timing of any payment under this Section 3.02(c) in good faith, and at the time of making any such payment, shall deliver to POI a certificate executed by Westar’s CEO and CFO setting forth such determination and appropriate detail regarding the basis for the calculation and the timing of the payment.  Westar shall make available and allow POI to review all documents relevant to such determination, including without limitation Tax returns, audit reports issued by Tax authorities and documentation of out-of-pocket costs.

(iv)  Neither POIA nor POI nor any of their Affiliates shall be entitled to participate in the preparation or audit (or any related inquiry by a Taxing authority) of any Tax return of Westar.

(d)                                 Sections 8.02(a) and 8.02(b) of the Purchase Agreement shall cease to have any effect after the Settlement Closing.

Section 3.03.  Amended Returns.  Westar on the one hand and POI on the other hand, agree that, without the prior written consent of the other (which consent shall not be unreasonably withheld), none of them nor any of their subsidiaries, except to the extent required by law, will file any amended return, file any claim for refund or take any other action relating to a Pre-Closing Tax Period that could reasonably be expected to have an adverse impact on the other.

Section 3.04.  Refunds.  POI agrees promptly to pay to Westar all refunds of Taxes (other than as provided in Section 3.05 below) and interest thereon received by POI or any of its subsidiaries attributable to any Pre-Closing Tax Period.

Section 3.05.  Carrybacks.  POI agrees not to carry back to any Pre-Closing Tax Period any losses, credits or similar items arising in a taxable period beginning after the Closing Date without the prior written consent of Westar, provided; however, that to the extent the carryback of Tax losses, credits or similar items is required by law, POI shall be entitled to carry back to a Pre-Closing Tax Period any such Tax losses, credits or similar items and shall be entitled to any refund arising therefrom (including any interest received thereon).

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Section 3.06.  Cooperation.  Westar on the one hand and POI on the other hand agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to POI as is reasonably necessary for the filing of any return, for the preparation of any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.  POI agrees to retain or cause to be retained all books and records relating to Pre-Closing Tax Periods pertinent to POI until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into by POI with any taxing authority.  POI agrees to give Westar reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if Westar so requests, will allow Westar to take possession of such books and records.  Westar and POI shall cooperate with each other in the conduct of any audit or other proceedings in relation to Tax matters involving POI and each shall execute and deliver such powers of attorney and other documents as are reasonably necessary to carry out the intent of this subsection.

Section 3.07.  Unless explicitly provided otherwise herein, Sections 8.02(c), 8.03, 8.04, 8.06 and 8.08 shall survive and remain in full force and effect after the Settlement Closing.

ARTICLE 4

MUTUAL GENERAL RELEASES.

Section 4.01.  Release by Westar of POI.

(a)                                  Effective as of the Settlement Closing, Westar, on behalf of itself and Affiliates under its control, and its and their respective successors or assigns, release and forever discharge (“Westar Release”) POI and its subsidiaries and its and their respective directors, officers, employees, attorneys, and agents acting in such capacities, and all their predecessors, successors, heirs, executors, administrators, representatives, and assigns, acting in such capacities, of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands and defenses whatsoever, including attorney’s fees, costs, and interest, in law or in equity, whether known or unknown which Westar or any of its successors or assigns ever had, now has, or hereafter can, may or shall have against any such parties, from the beginning of the world to the Settlement Date.  The Parties to this Agreement intend that this release be construed broadly.

(b)                                 Westar further acknowledges that it is represented by counsel in connection with this Settlement Agreement, that it has in fact consulted with counsel concerning this Settlement Agreement, and that after such consultations it fully understands the terms of this Settlement Agreement and executes it freely and voluntarily, intending fully to be bound hereby.

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Section 4.02.  Release by POI of Westar.

(a)                                  Effective as of the Settlement Closing, POI, on behalf of itself and Affiliates under its control, and its and their respective successors or assigns, release and forever discharge (“POI Release”) Westar and its subsidiaries and its and their respective directors, officers, employees, attorneys, and agents acting in such capacities, and all their predecessors, successors, heirs, executors, administrators, representatives, and assigns, acting in such capacities, of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands and defenses whatsoever, including attorney’s fees, costs, and interest, in law or in equity, whether known or unknown which POI or any of its successors or assigns ever had, now has, or hereafter can, may or shall have against any such parties, from the beginning of the world to the Settlement Date.  The Parties to this Agreement intend that this release be construed broadly.

(b)                                 POI further acknowledges that it is represented by counsel in connection with this Settlement Agreement, that it has in fact consulted with counsel concerning this Settlement Agreement, and that after such consultations it fully understands the terms of this Settlement Agreement and executes it freely and voluntarily, intending fully to be bound hereby.

Section 4.03.  Exceptions to Release.  Notwithstanding anything to the contrary contained herein, the provisions of this Article 4 shall have no effect on (i) the rights and remedies available to the Westar and POIA under the Purchase Agreement, (ii) the representations, warranties, obligations or rights of the Parties under this Settlement Agreement, or (iii) the Service Agreement, by and between Westar and POI dated as of April 1, 1999 (as renewed, extended, modified and amended to date) (the “Service Agreement”) and the related obligations of POIA and Westar under Section 7.04 of the Purchase Agreement, or (iv) any alarm monitoring or other service agreements (including card access control, CCTV and fire and security monitoring services) among Westar or its subsidiaries, on the one hand, and POI or its subsidiaries, on the other hand, in effect on the date of this Agreement; provided, however, that nothing in this Article 4 shall be held or implied to waive, affect or otherwise modify any rights, claims or defenses that POI, Westar or their respective subsidiaries have or may have with respect to the agreements described in subsections (i), (ii), (iii) and (iv) of this Section 4.03.

ARTICLE 5

PARTIES’ REPRESENTATION AND WARRANTIES

Section 5.01.  Representations and Warranties of the Parties.

(a)                                  Westar represents and warrants to POI and POIA that:

(i)                                     it is a corporation validly existing and in good standing under the laws of the State of Kansas;

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(ii)                                  it has all corporate power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder;

(iii)                               the execution, delivery and performance of this Settlement Agreement by Westar, and the consummation by Westar of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Westar, including by its board of directors;

(iv)                              this Settlement Agreement has been duly and validly executed and delivered by Westar and (assuming the due authorization, execution and delivery hereof by POI and POIA) constitutes a legal, valid and binding obligation of Westar enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(v)                                 the execution and delivery by Westar of this Settlement Agreement, the consummation of the transactions contemplated hereby, and compliance by Westar with any of the provisions hereof will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of its articles of incorporation or by-laws, (y) any of the terms, conditions or provisions of any document, agreement or other instrument to which Westar is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it or its property;

(vi)                              no consent, approval, waiver, license or authorization or other action by, or filing with, any court or governmental agency, commission or authority is required in connection with the execution and delivery by Westar of this Settlement Agreement, the consummation by Westar of the transactions contemplated hereby and compliance by Westar with any of the provisions hereof; and

(vii)                           Westar is the legal and beneficial owner of the Notes, free and clear of any Liens and at the Settlement Closing will transfer good and valid title to the Notes free and clear of any Liens.  No representation or warranty is made hereby as to the value or priority of any claim under or by virtue of ownership of the Notes.

(b)                                 POI represents and warrants to Westar that:

(i)                                     it is a corporation validly existing and in good standing under the laws of the State of Delaware;

(ii)                                  it has all corporate power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder;

(iii)                               the execution, delivery and performance of this Settlement Agreement by POI, and the consummation by POI of the transactions contemplated hereby, have been

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duly authorized by all necessary corporate action on the part of POI, including by  its board of directors;

(iv)                              this Settlement Agreement has been duly and validly executed and delivered by POI and (assuming the due authorization, execution and delivery hereof by Westar and POIA) constitutes a legal, valid and binding obligation of POI enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(v)                                 the execution and delivery by POI of this Settlement Agreement, the consummation of the transactions contemplated hereby, and compliance by POI with any of the provisions hereof will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of its certificate of incorporation or by-laws, (y) any of the terms, conditions or provisions of any document, agreement or other instrument to which POI is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it or its property; and

(vi)                              no consent, approval, waiver, license or authorization or other action by, or filing with, any court or governmental agency, commission or authority is required in connection with the execution and delivery by POI of this Agreement, the consummation by POI of the transactions contemplated hereby and compliance by POI with any of the provisions hereof.

(c)                                  POIA represents and warrants to Westar that:

(i)                                     it is validly constituted, validly existing and in good standing under the laws of the State of Delaware;

(ii)                                  it has all necessary power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder;

(iii)                               the execution, delivery and performance of this Settlement Agreement by it, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all corporate or partnership or other similar actions on its part that are necessary to make it a valid and binding obligation;

(iv)                              this Settlement Agreement has been duly and validly executed and delivered by it and (assuming the due authorization, execution and delivery hereof by Westar and POI) constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

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(v)                                 the execution and delivery by it of this Settlement Agreement, the consummation of the transactions contemplated hereby, and compliance by it with any of the provisions hereof will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of its constitutional documents, (y) any of the terms, conditions or provisions of any document, agreement or other instrument to which it is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it or its property; and

(vi)                              no consent, approval, waiver, license or authorization or other action by, or filing with, any court or governmental agency, commission or authority is required in connection with the execution and delivery by it of this Settlement Agreement, the consummation by it of the transactions contemplated hereby and compliance by it with any of the provisions hereof.

ARTICLE 6.

MISCELLANEOUS

Section 6.01.  Notices.  All notices, requests and other communications to any Party shall be in writing (including facsimile transmission and shall be given,

if to POI, to:

Protection One, Inc.
1035 N. 3rd Street, Suite 101
Lawrence, Kansas  66112
Attention:  Darius Nevin
Facsimile No.:  (785) 575-6511

with a copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois  60601
Attention:  Anup Sathy
Facsimile No.:  (312) 660-0641

if to POIA, to:

Quadrangle Advisors LLC
375 Park Avenue; 14th Floor

New York, NY  10152

Attention:  David A. Tanner

Facsimile No.:  (212) 418-1701

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with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York  10019-6099
Attention:  Michael J. Kelly
Facsimile No.:  (212) 728-9686

and to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10019-3954
Attention:  Alan M. Klein
Facsimile No.:  (212) 455-3188

if to Westar, to:

Westar Energy, Inc.
818 S. Kansas Avenue
Topeka, Kansas  66612
Attention:  General Counsel
Facsimile No.:  (785) 575-1936

with a copy to:

Davis Polk & Wardwell
1600 El Camino Real,
Menlo Park, California  94025
Attention:  Daniel G. Kelly, Jr.
Facsimile No.:  (650) 752-3601

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.02.  No Waiver.  The failure of a Party to insist upon strict adherence to any term of this Settlement Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Settlement Agreement.

Section 6.03.  Public Announcements.  No Party shall make any press release or other public statement of this Agreement or the transactions contemplated hereby prior to the Settlement Date.  After the Settlement Date, a Party shall consult with each other Party before

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issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby.

Section 6.04.  Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Settlement Agreement shall be paid by the Party incurring such cost or expense.

Section 6.05.  Governing Law.  This Settlement Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 6.06.  Jurisdiction.  The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Settlement Agreement or the transactions contemplated hereby shall be brought in any federal court located in Delaware or any Delaware state court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Settlement Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.01 shall be deemed effective service of process on such Party.

Section 6.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.08.  Amendment.  Any modification to this Settlement Agreement shall not be valid or enforceable unless in writing and signed by all parties to this Settlement Agreement.  It is expressly agreed that this Settlement Agreement cannot be modified orally, by course of dealing, or by implied agreement.

Section 6.09.  Counterparts.  The Parties agree that this Settlement Agreement may be executed in one or more counterparts, any one of which may not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.  The Parties further agree that fax copies of this Settlement Agreement in counterpart or otherwise bearing signatures of Parties may be treated as executed original documents.

Section 6.10.  Specific Performance.  The Parties acknowledge that money damages alone will not be adequate to remedy a breach of this Settlement Agreement.  Each Party hereby consents to the specific performance of this Settlement Agreement.  In the event that legal action is instituted between the Parties to enforce this Settlement Agreement, the prevailing Party shall

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be entitled to recover from the losing party all costs and expenses of litigation, including without limitation court costs and reasonable attorneys’ fees.

Section 6.11.  Entire Agreement.  This Settlement Agreement constitutes the complete agreement between the Parties and all promises, representations, understandings, warranties, and agreements with reference to the subject matter of this Settlement Agreement and all inducements to the making of this Settlement Agreement relied upon by either Party has been fully expressed in this Settlement Agreement.  The Parties expressly acknowledge that, other than as set out in this Settlement Agreement, they are not relying on any representation or warranty of the other in entering into this Settlement Agreement.

Section 6.12.  Further Assurances.  Each of the Parties agrees that it will cooperate and take all actions reasonably requested in order to give full effect to the provisions and intent of this Settlement Agreement and will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the other Parties such instruments, agreements and other documents (including any instruments of sale, assignment, transfer or conveyance or other documents reasonably requested in order to effectuate the sale, assignment, transfer or conveyance of the Notes to POI) reasonably requested in order to evidence or effectuate the agreements described in this Settlement Agreement.

Section 6.13.  Successors and Assigns.  This Settlement Agreement may not be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other Parties.  This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 6.14.  Limited Third Party Beneficiaries.  Other than the provisions of Article 4, with respect to which the Persons released thereby are intended third party beneficiaries, the provisions of this Settlement Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person any rights or remedies hereunder and there are no other third party beneficiaries of this Settlement Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

WESTAR ENERGY, INC.

By:	/s/ Mark A. Ruelle
Name: Mark A. Ruelle
Title: EVP and CFO

PROTECTION ONE, INC.

By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: EVP and CFO

POI ACQUISITION, L.L.C.

By:	/s/ David A. Tanner
Name: David A. Tanner
Title: Member

POI ACQUISITION I, INC.

By:	/s/ David A. Tanner
Name: David A. Tanner
Title: President

ANNEX VI

EXECUTION VERSION

POI ACQUISITION I, INC.

November 12, 2004

Protection One, Inc.

1035 North 3rd Street, Suite 101
Lawrence, Kansas 66044

Attn:               Darius G. Nevin

Executive Vice President and Chief Financial Officer

Dear Mr. Nevin:

1.                                       We refer to the:  (a) Equity Standstill Agreement, dated as of February 17, 2004 (the “Agreement”), by and between Protection One, Inc. (“POI”) and POI Acquisition I, Inc. (“POI Acquisition”); (b) letter from POI Acquisition to POI, dated May 17, 2004, amending the term of the Agreement; (c) letter from POI Acquisition to POI, dated May 24, 2004, further amending the term of the Agreement; (d) letter from POI Acquisition to POI, dated May 28, 2004, further amending the term of the Agreement; (e) letter from POI Acquisition to POI, dated June 28, 2004, further amending the term of the Agreement; (f) letter from POI Acquisition to POI, dated July 26, 2004, further amending the term of the Agreement; (g) letter from POI Acquisition to POI, dated August 23, 2004, further amending the term of the Agreement; (h) letter from POI Acquisition to POI, dated September 20, 2004, further amending the term of the Agreement; and (i) letter from POI Acquisition to POI, dated October 18, 2004, further amending the term of the Agreement (the “Eighth Letter Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.                                       Pursuant to section 2.02 of the Agreement, the Agreement shall terminate and be of no further force and effect on the Specified Date (which currently, under clause (i) of section 2.02 of the Agreement, as amended by the Eighth Letter Agreement, is 11:59 p.m. prevailing Eastern Time on November 15, 2004).  By this letter agreement and at your request, we hereby agree to further amend the definition of the Specified Date to mean the date which is the earlier of: (i) the Closing Date (as defined in the Exchange Agreement, dated as of November 12, 2004 (the “Exchange Agreement”), by and among POI, Protection One Alarm Monitoring, Inc., POI Acquisition, L.L.C., POI Acquisition and Quadrangle Master Funding Ltd), (ii) the termination of the Exchange Agreement pursuant to its terms, or (iii) the occurrence of any Equity Standstill Termination Event.  In addition, (i) notwithstanding section 2.01(b)(i) of the Agreement, the acquisition of shares of common stock of POI pursuant to the Restructuring (as defined in the Exchange Agreement) shall be permitted and (ii) notwithstanding section 2.01(b)(ii) of the Agreement, POI Acquisition shall be entitled to transfer any or all of the Shares in accordance with section 3.5 of the Exchange Agreement. Except as otherwise provided herein, the Agreement shall remain in full force and effect subject to the terms and provisions thereof.

*                                         *                                         *                                         *

This letter agreement may be executed in counterparts.  Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter agreement enclosed herewith.

Very truly yours,

POI ACQUISITION I, INC.

By:	/s/ David A. Tanner
Name:	David A. Tanner
Title:	President

Agreed as of the date first written above:

PROTECTION ONE, INC.

By:	/s/ Darius G. Nevin
Name:	Darius G. Nevin
Title:	Executive Vice President and CFO

ANNEX VII

EXECUTION VERSION

POI ACQUISITION, L.L.C.

QUADRANGLE MASTER FUNDING LTD

November 12, 2004

Protection One Alarm Monitoring, Inc.

Protection One, Inc.

Network Multi-Family Security Corporation

c/o Protection One, Inc.

1035 North 3rd Street, Suite 101
Lawrence, Kansas 66044

Ladies and Gentlemen:

1.                                       We refer to the:  (a) Credit Facility Standstill Agreement, dated as of February 17, 2004 (the “Agreement”), among Protection One Alarm Monitoring, Inc. (“POAM”), Protection One, Inc. (“POI”), Network Multi-Family Security Corporation (“Network”) and POI Acquisition, L.L.C. (“POI Acquisition”); (b) letter from Quadrangle Master Funding Ltd (“Quadrangle”) to POAM, dated February 27, 2004, (i) advising POAM of Quadrangle’s assumption from POI Acquisition of one-third of the obligations under the Credit Facility; and (ii) confirming Quadrangle’s agreement to be bound by the obligations of POI Acquisition set forth in the Agreement; (c) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated May 17, 2004, amending the term of the Agreement (except as otherwise provided therein); (d) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated May 24, 2004, further amending the term of the Agreement (except as otherwise provided therein); (e) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated May 28, 2004, further amending the term of the Agreement (except as otherwise provided therein); (f) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated June 28, 2004, further amending the term of the Agreement (except as otherwise provided therein); (g) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated July 26, 2004, further amending the term of the Agreement (except as otherwise provided therein); (h) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated August 23, 2004, further amending the term of the Agreement (except as otherwise provided therein); (i) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated September 20, 2004, further extending the term of the Agreement (except as otherwise provided therein); and (j) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated October 18, 2004, further extending the term of the Agreement (except as otherwise provided therein) (the “Eighth Letter Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.                                       Pursuant to section 3 of the Agreement, the Agreement shall terminate and be of no further force and effect on the Debt Specified Date (which currently, under clause (i) of section 3 of the Agreement, as amended by the Eighth Letter Agreement, is 11:59 p.m. prevailing Eastern Time on November 15, 2004).  By this letter agreement and at your request, we hereby agree to amend the definition of the Debt Specified Date to mean the date which is the earlier of: (i) the Closing Date (as defined in the Exchange Agreement, dated as of November 12, 2004 (the “Exchange Agreement”), by and among POI, Protection One Alarm Monitoring, Inc., POI Acquisition I, Inc., POI Acquisition and Quadrangle Master Funding Ltd), (ii) the termination of the Exchange Agreement pursuant to its terms, or  (iii) the occurrence of any Termination Event, provided that a Termination Event shall not be deemed to have occurred as a result of any action performed or contemplated to be performed pursuant to the Exchange Agreement or any document referenced therein.  This letter agreement shall not apply to section 5 of the Agreement.  Except as otherwise provided herein, the Agreement shall remain in full force and effect subject to the terms and provisions thereof.

3.                                       This letter agreement may be executed in counterparts.  Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter agreement enclosed herewith.

*                                         *                                         *                                         *

Very truly yours,

POI ACQUISITION, L.L.C.

By:	/s/ David A. Tanner
Name: David A. Tanner
Title: Member

QUADRANGLE MASTER
FUNDING LTD

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

Agreed as of the date first written above:

PROTECTION ONE ALARM
MONITORING, INC.

By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and CFO

PROTECTION ONE, INC.

By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and CFO

NETWORK MULTI-FAMILY
SECURITY CORPORATION

By:	/s/ Steve Williams
Name: Steve Williams
Title: President

ANNEX VIII

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of [     ], 2005, by and among Quadrangle Master Funding Ltd, a Cayman Islands limited company (together with any of its Affiliates that receive Common Shares in a Permitted Transfer (as defined below), “QDRF”), POI Acquisition, LLC, a Delaware limited liability company (together with any of its Affiliates that receive Common Shares in a Permitted Transfer, “POI Acquisition”), and Protection One, Inc., a Delaware corporation (the “Company”).  Each of QDRF and POI Acquisition is referred to individually as a “Stockholder” and, collectively, as the “Stockholders”.

WHEREAS, (i) POI Acquisition owns two-thirds of the outstanding shares of common stock of POI Acquisition I, Inc (“PAII”), which directly owns approximately 88% of the outstanding shares of common stock of the Company, and QDRF owns one-third of the outstanding shares of common stock of PAII and (ii) POI Acquisition owns two-thirds of the lenders’ rights under a Revolving Credit Facility with Protection One Alarm Monitoring, Inc, (“POAM”) a wholly-owned Subsidiary of the Company, dated December 21, 1998 (as modified, amended, renewed, extended or restated from time to time, the “Credit Facility”) and QDRF owns one-third of the lenders’ rights under the Credit Facility;

WHEREAS, pursuant to an exchange agreement dated as of November 12, 2004 (the “Exchange Agreement”), in connection with discharge of certain indebtedness under the Credit Facility, the Company will issue [     ] Common Shares (as defined below) to POI Acquisition and [     ] Common Shares to QDRF (the “Restructuring”); and

WHEREAS, in connection with the Restructuring the Company and each of the Stockholders desire to make certain arrangements among themselves with respect to the matters set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.   Definitions (a)    As used in this Agreement, the following capitalized terms shall have the following meanings:

Acquisition Designees: As defined in Section 2.1(a)(i) herein.

Affiliate:  When used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified.

Board of Directors:  The board of directors of the Company.

Business Day:  A day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

Cash Equivalents:  Any of the following:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)                                  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million; or

(4)                                  commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof.

Closing:  As defined in the Exchange Agreement.

Common Shares:  The shares of common stock, $0.01 par value per share, of the Company.

Control: The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Excluded Securities:  As defined in Section 5.2 herein.

Independent Person:  A person (x) who is not:  (i) a holder of more than 5% of the outstanding Common Shares, or an officer, employee or partner of the Company; (ii) a creditor, customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Company; (iii) a member of the immediate family of any such stockholder, officer, employee, partner, creditor, customer, supplier or other person and (y) who does not have a relationship with the Company that may interfere with his exercise of independence from management and the Company.

Listing Event:  Approval of the Company’s application to list its Common Shares on the New York Stock Exchange or the NASDAQ Stock Market.

Marketable Securities: securities that are traded on an established securities exchange, reported through an established over-the-counter trading system or otherwise traded over-the-counter.

Permitted Transfer: As defined in Section 3.2.

Permitted Transferee: As defined in Section 3.2.

Person:  Any individual, partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

POI Acquisition:  As defined in the recitals.

Protection One Entities:  The Company and its Subsidiaries.

QDRF:  As defined in the recitals.

QDRF Designee: As defined in Section 2.1(a)(ii) herein.

Registered Sale: A sale of Common Shares effected pursuant to an effective registration statement under the Securities Act in accordance with the Registration Rights Agreement.

Registration Rights Agreement:  The registration rights agreement dated as of [•], 2005 by and among POI Acquisition, QDRF and the Company.

Rule 144 Sale:  A sale of Common Shares pursuant to Rule 144 promulgated under the Securities Act (or any similar rule then in effect).

SEC:  The U.S. Securities and Exchange Commission or its successor.

Securities Act:  The U.S. Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

Stockholder Designee: Any of the Acquisition Designees or the QDRF Designee.

Subsidiary: An entity in respect of which another entity owns, directly or indirectly, at least a majority of the securities entitled to vote for the election of directors or the members of a similar governing body.

(b)   When used in this Agreement, the term “including” shall be deemed to mean “including, without limitation”.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1.   Board of Directors Representation.  (a)    Effective as of the date hereof, the Stockholders and the Company shall use their reasonable best efforts to cause the Board of Directors to be comprised of five directors of whom:

(i)                                   two shall be designated by POI Acquisition (the “Acquisition Designees”);

(ii)                                one shall be designated by QDRF (the “QDRF Designee”);

(iii)                             one shall be Richard Ginsburg, president and chief executive officer of the Company; and

(iv)                              one shall be an Independent Person selected by a majority of the other directors.

(b)   At such time as POI Acquisition shall cease to own Common Shares in an amount equal to at least 25% of the Common Shares issued and outstanding as of the Closing, POI Acquisition shall have the right to designate one Acquisition Designee rather than two Acquisition Designees pursuant to Section 2.1(a) above.  At such time as POI Acquisition shall cease to own Common Shares in an amount equal to at least 10% of the Common Shares issued and outstanding as of the Closing, POI Acquisition shall cease to have the right to designate a director to the Board of Directors pursuant to Section 2.1(a) above.  Upon each of the triggering events set forth in this Section 2.1(b) above, POI Acquisition shall promptly cause one of its Acquisition Designees to resign from the Board of Directors and all committees thereof.  Upon any such resignation, the Stockholders will use their reasonable best efforts to cause the directors remaining in office to either decrease the size of the Board of Directors to eliminate such vacancy or cause the vacancy created thereby to be filled by a designee selected by a majority of the directors remaining in office.

(c)   At such time as QDRF shall cease to own Common Shares in an amount equal to at least 10% of the Common Shares issued and outstanding as of the Closing, QDRF shall cease to have the right to designate a director to the Board of Directors pursuant to Section 2.1(a) above and QDRF shall promptly cause its QDRF Designee to resign from the Board of Directors and all committees thereof.  Upon any such resignation, the Stockholders will use their reasonable best efforts to cause the directors remaining in office to either decrease the size of the

Board of Directors to eliminate such vacancy or cause the vacancy created thereby to be filled by a designee selected by a majority of the directors remaining in office.

(d)   At such time as Mr. Ginsburg ceases to be the chief executive officer of the Company, he shall no longer be entitled to serve as a director pursuant to Section 2.1(a) above.  Upon any such resignation, the Stockholders will use their reasonable best efforts to cause the directors remaining in office to either decrease the size of the Board of Directors to eliminate such vacancy or cause the vacancy created thereby to be filled by a designee selected by a majority of the directors remaining in office.

(e)   Each Stockholder agrees to vote, or act by written consent with respect to, any Common Shares owned directly or indirectly by it, at each annual or special meeting of stockholders of the Company at which directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, and the Company shall use its reasonable best efforts to take all appropriate actions as are necessary, to cause the Board of Directors to be comprised of the number and type of directors specified in Section 2.1(a).  In conjunction with a Listing Event and effective immediately prior to the consummation thereof, the Stockholders and the Company shall take all action necessary and appropriate to reconstitute the size and composition of the Board of Directors in accordance with the listing rules of the applicable securities exchange; provided, however, that in the case of any such reconstitution of the Board of Directors, POI Acquisition shall remain entitled pursuant to Section 2.1(a) to designate the Acquisition Designees (subject to Section 2.1(b)), QDRF shall remain entitled to designate the QDRF Designee (subject to Section 2.1(c)) and Mr. Ginsburg shall remain entitled to serve as a director (subject to Section 2.1(d)).

(f)   Until such time as POI Acquisition ceases to own Common Shares in an amount equal to at least 40% of the Common Shares issued and outstanding as of the Closing, POI Acquisition shall have the right, exercisable at any time upon delivery of written notice to QDRF and the Company, to elect to cause the Board of Directors to be increased to include one additional director and designate a new director (the “Acquisition Election”).  Upon making the Acquisition Election, the Stockholders (and their respective Stockholder Designees) and the Company shall use their reasonable best efforts to take all appropriate action to cause the size of the Board of Directors to be increased to include a director designated by POI Acquisition.  Upon making the Acquisition Election, (i) the number of Acquisition Designees set forth in Section 2.1(a)(i) shall be increased by one and (ii) at such time as POI Acquisition shall cease to own Common Shares in an amount equal to at least 40% of the Common Shares issued and outstanding as of the Closing, POI Acquisition shall promptly cause one of its Acquisition Designees to resign from the Board of Directors and all committees thereof.  Upon any such resignation, the Stockholders will use their reasonable best efforts to cause the directors remaining in office to either decrease the size of the Board of Directors to eliminate such vacancy or cause the vacancy created thereby to be filled by a designee selected by a majority of the directors remaining in office.

(g)   If any Stockholder entitled to designate directors hereunder requests in writing that any of its designees be removed as a director, the other Stockholder shall vote, or act by written consent with respect to, all Common Shares owned directly or indirectly by such other Stockholder and otherwise take or cause to be taken all actions necessary to remove such director designated by such Stockholder.  Unless a Stockholder shall otherwise request in writing, no other Stockholder shall take any action to cause the removal of any directors designated by such Stockholder.  In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director designated by a Stockholder, so long as such Stockholder has the right to designate a replacement designee at such time, the Company and the other Stockholder shall use their reasonable best efforts to take all appropriate action necessary to cause the vacancy created thereby to be filled by the replacement designated by such Stockholder.

(h)   QDRF shall be entitled to designate an employee, director or officer of QDRF or its Affiliates to serve as a nonvoting observer to the Board of Directors (an “Observer”) at any time that QDRF owns at least 5% of the outstanding Common Shares.  The Observer shall be permitted to attend all meetings of the Board of Directors.  The Company shall provide the Observer, in the same manner as provided to directors, notice of such meetings and copies of all materials, financial or otherwise, which the Company provides to its directors; provided, however, that the Company may exclude the Observer from access to any materials or from any meeting, or any portion of the foregoing, if the Company reasonably believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential or proprietary information or for other similar reasons.

(i)   The Company shall reimburse each Stockholder Designee and each Observer for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board of Directors, the board of directors of any Subsidiary of the Company or the respective committees thereof.

Section 2.2.   Bylaws.  (a)  At the first meeting of the Board of Directors following the date of this Agreement, the Stockholders shall vote to amend the bylaws of the Company as in effect on the date hereof to provide that, in addition to any vote or consent of the Board of Directors or the stockholders of the Company required by law or the Company’s certificate of incorporation, if and for so long as QDRF retains the right to designate the QDRF Designee pursuant to Section 2.1(a), the Company shall not take any of the following actions without the consent of QDRF:

(i)                                   voluntarily initiate any bankruptcy, dissolution or winding up or any analogous proceeding in any jurisdiction with respect to any of the Protection One Entities;

(ii)                                merge or consolidate with any other Person (other than (i) a transaction between the Company and one or more of its wholly-owned Subsidiaries, (ii) a transaction subject to the provisions of Section 4.3 or (iii) a transaction occurring more than two years after the Closing);

(iii)                             sell all or substantially all of the assets of the Company; or

(iv)                            obligate or otherwise commit to do any of the foregoing.

(b)  If and for so long as the consent of QDRF described in Section 2.2(a) above is required, without the prior consent of QDRF, neither the Company nor any other Stockholder shall take any action to amend the bylaws of the Company in any manner that would impair QDRF’s exercise of such rights.

(c)  For purposes of this Agreement, a Stockholder shall be deemed to own its proportional interest of any Common Shares held by a Person beneficially owned by such Stockholder (determined based on such Stockholder’s pro rata direct or indirect equity interest in such Person), including, without limitation, Common Shares held by PAII.

Section 2.3.   Information and Inspection Rights.  The Company shall furnish to each Stockholder that, together with its Affiliates, owns at least 5% of the outstanding Common Shares such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as such Stockholder may reasonably request and shall permit such Stockholder or any of its designated representatives to examine the books and records of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to inspect their respective facilities.

ARTICLE III

TRANSFERS

Section 3.1.   Transfer Restrictions.  (a)  Subject to compliance with Sections 3.3 and 3.4, QDRF may directly or indirectly offer, transfer, sell, assign, pledge or otherwise dispose of any economic, voting or other rights in or to (any such act, a “transfer”) all or a portion of its Common Shares at any time (i) in a Permitted Transfer, (ii) in a transfer pursuant to Sections 4.2 or 4.3 or (iii) subject to compliance with Section 4.1, in any other transfer.

(b)   Subject to compliance with Sections 3.3 and 3.4, POI Acquisition may transfer all or a portion of its Common Shares at any time (i) in a Permitted Transfer or (ii) subject to compliance with Section 4.2 hereof, in any other transfer.

Section 3.2.   Permitted Transfers; Indirect Transfers.  (a)  Notwithstanding any other provision of this Agreement, a Stockholder may:  (i) transfer Common Shares to an Affiliate of such Stockholder, (ii) transfer Common Shares in a Registered Sale, (iii) transfer Common Shares in a Rule 144 Sale or (iv) in the case of QDRF, transfer Common Shares at any time it owns less than 10% of the outstanding Common Shares (determined prior to any such transfer) (a “Below 10% Sale”) (each of the foregoing, a “Permitted Transfer” and each of the transferees in a Permitted Transfer, a “Permitted Transferee”).

(b)   To the extent a Stockholder or Permitted Transferee described in clause (i) above is not an individual or an estate, and a Person (which is not a Permitted Transferee of the Stockholder or of such Permitted Transferee, as the case may be) acquires Control of such Stockholder or Permitted Transferee, (x) such acquisition of Control shall be deemed to be a transfer of the Common Shares held by such Stockholder or Permitted Transferee subject to the restrictions on transfer contained in this Agreement (including, without limitation, Articles III and IV hereof) and (y) to the extent such Stockholder or Permitted Transferee then holds assets in addition to Common Shares, the determination of the purchase price deemed to have been paid for the Common Shares held by such Permitted Transferee in such deemed transfer for purposes of the provisions of this Agreement shall be made by the Board of Directors in good faith.

Section 3.3.   Notice of Proposed Transfer.  No fewer than 10 days prior to any proposed transfer of any Common Shares by a Stockholder (other than under the circumstances described in Article IV or pursuant to a Registered Sale or a Rule 144 Sale), the Stockholder shall give written notice to the Company and the other Stockholder of its intention to effect such transfer.  Each such notice shall describe the manner of the proposed transfer, the proposed date of the transfer and the number of Common Shares proposed to be transferred and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of the Common Shares may be affected without registration under the Securities Act.

Section 3.4.   Validity of Transfers; Compliance with Laws, Agreement.  (a)  Any attempt to transfer any Common Shares in violation of this Agreement shall be null and void.  The Company shall not record on its stock transfer books or otherwise any transfer of Common Shares in violation of the terms and conditions set forth herein.

(b)   No transfer may be made unless (i) the transfer complies in all respects with the applicable provisions of this Agreement and (ii) the transfer complies in all respects with applicable federal and state securities laws, including the Securities Act.

(c)   As a condition to any transfer of Common Shares (other than pursuant to a  Registered Sale or a Rule 144 Sale or a Below 10% Sale), the transferee shall agree (pursuant to an agreement in form and substance reasonably acceptable to the Company) to become a party to this Agreement and shall have such rights and obligations of its transferor for purposes of Articles III and IV; provided, that a transferee of Common Shares pursuant to clause (i) of Section 3.2(a) shall have all of the rights and obligations of the transferor Stockholder;  provided, further, that, in connection with a transfer of at least 10% of the outstanding Common Shares by a Stockholder, such Stockholder may also assign its rights and obligations under Section 2.1 to such transferee, and in such circumstances, the transferee shall have the rights and obligations of the transferor Stockholder under such Section; provided, however, that such transferee shall not be entitled to designate a Stockholder Designee or an Observer unless such Stockholder Designee or Observer, as the case may be, is reasonably acceptable to the Board of Directors.

ARTICLE IV

RIGHT OF FIRST OFFER, TAG-ALONG SALE, DRAG-ALONG

Section 4.1.   Right of First Offer.  (a)  If QDRF (for purposes of this Section 4.1, a “Selling Stockholder”) proposes to transfer (unless the proposed transfer is a Permitted Transfer or a transfer pursuant to such Selling Stockholder’s “tag-along” rights under Section 4.2, in which case the following provisions need not be complied with) all or any portion of its Common Shares (the number of Common Shares proposed to be transferred by the Selling

Stockholder, the “Subject Securities”), the Selling Stockholder shall deliver a notice of intention to sell (a “Sale Notice”) to POI Acquisition (the “Offeree Stockholder”) setting forth the number of Subject Securities proposed to be transferred, an irrevocable offer to sell such Subject Securities to the Offeree Stockholder and the terms and conditions pursuant to which the Selling Stockholder is offering to sell such Subject Securities.

(b)   Upon receipt of a Sale Notice, the Offeree Stockholder shall have the right to elect to purchase at the price and on the terms and conditions stated in the Sale Notice, all, but not less than all, of the Subject Securities (as allocated among the Offeree Stockholder in their discretion).  In the event that the Offeree Stockholder elects to purchase all of the Subject Securities, the Offeree Stockholder shall so notify the Selling Stockholder within 20 days (the “Option Period”) after the receipt by such party of the Sale Notice.  Any such election shall be made by written notice (a “Notice of Election”) to the Selling Stockholder.

(c)   If a Notice of Election with respect to the Subject Securities shall have been delivered to the Selling Stockholder, the Selling Stockholder shall sell such Subject Securities to the Offeree Stockholder designated in the Notice of Election at the price and on the terms and conditions stated in the Sale Notice.

(d)   The closing of the sale of Subject Securities to the Offeree Stockholder shall take place at the offices of the Company, or such other location as the parties to the sale may mutually select, on a date the parties may mutually select, no later than 30 days following the expiration of the Option Period (or upon the expiration of such longer period required to obtain any necessary regulatory approvals).  At such closing, the Selling Stockholder shall deliver a certificate or certificates for the Subject Securities to be sold, accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor by certified or official bank check or by wire transfer of immediately available funds.

(e)   If the Offeree Stockholder (and/or its assignee(s)) does not elect to purchase all of the Subject Securities by the end of the Option Period, such Subject Securities may be sold to any Person for a period of 180 days following the expiration of the Option Period at a price not lower than the price specified in the Sale Notice and on other terms and conditions not more favorable to the purchaser than those specified in the Sale Notice.  Any Subject Securities not sold by such 180th day shall again be subject to the restrictions contained in this Section 4.1.

(f)   The Offeree Stockholder shall be entitled to assign any or all of their rights under this Section 4.1 to any other Person.

Section 4.2.   Tag-Along Rights.  (a)  In the event that POI Acquisition (for purposes of this Section 4.2, a “Selling Stockholder”) proposes to transfer (other than by way of a Permitted Transfer) all or any portion of the Common Shares owned by such Selling Stockholder (any of the foregoing, a “Sale”), then unless such Selling Stockholder is entitled to give and does give a Drag-Along Notice pursuant to Section 4.3, such Selling Stockholder shall give notice (a “Notice of Intention to Sell”) to the other Stockholder (for purposes of this Section 4.2, the “Other Stockholder”) and the Company promptly, and in any event not more than 10 days after the execution and delivery by all the parties thereto of the definitive agreement relating to the Sale, setting forth in reasonable detail the terms and conditions of such proposed Sale, including the number of Common Shares proposed to be so transferred, the name of the third party purchaser, the proposed amount and form of consideration.  In the event that the terms and/or conditions set forth in the Notice of Intention to Sell are thereafter amended in any respect, the Selling Stockholder shall give written notice (an “Amended Notice”) of the amended terms and conditions of the proposed Sale promptly to the other Stockholder and the Company.

(b)   The Other Stockholder shall have the right, exercisable upon written notice to the Selling Stockholder within 20 days after such Stockholder’s receipt of any Notice of Intention to Sell, or, if later, within 20 days of such Stockholder’s receipt of the most recent Amended Notice, to participate in the proposed Sale by the Selling Stockholder to the proposed purchaser on the terms and conditions set forth in such Notice of Intention to Sell or the most recent Amended Notice, as the case may be (such participation rights being hereinafter referred to as “tag-along” rights).  Each Stockholder may participate with respect to the Common Shares owned by such Stockholder in an amount equal to the product obtained by multiplying (i) the aggregate number of Common Shares owned by such Stockholder by (ii) a fraction, the numerator of which is equal to the number of Common Shares proposed to be sold or transferred by the Selling Stockholder and the denominator of which is the aggregate number of Common Shares owned by the Selling Stockholder.  If the Other Stockholder has not notified the Selling Stockholder of its intent to exercise tag-along rights 20 days after receipt of the Notice of Intention to Sell or, if later, within 20 days of receipt of an Amended Notice, the Other Stockholder shall be deemed to have elected not to exercise such tag-along rights with respect to the Sale contemplated by such Notice of Intention to Sell or such Amended Notice, as the case may be (in the case of an Amended Notice, regardless of its election pursuant to the Notice of Intention to Sell relating to such Sale).  If the number of Common Shares elected to be sold by the Selling Stockholder and the Other Stockholder is greater than the number of Common Shares specified in the Notice of Intention to Sell, the number of Common Shares being sold by each such holder shall be reduced such that the applicable holder shall be entitled to (and obligated to) sell only its pro rata portion of Common Shares (based on the number of Common Shares owned by such holder to the total number of Common Shares owned by all of such electing holders).  If a Stockholder elects not to include the maximum number of Common Shares that such holder would have been permitted to include in a proposed Sale, the Selling Stockholder and the Other Stockholder may sell in the proposed Sale a number of additional Common Shares owned by any of them equal to their pro rata portion of the number of Common Shares eligible to be included in the proposed Sale and not so elected to be included (based on the number of Common Shares owned by such holder to the total number of Common Shares owned by all of such electing holders).

(c)   If the Other Stockholder exercises its rights under this Section 4.2, the closing of the purchase of the Common Shares with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the Selling Stockholder’s Common Shares to the purchaser.

(d)   In connection with any Sale pursuant to this Section 4.2, the Other Stockholder shall make to the purchaser in the Sale the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholder makes in connection with the proposed Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder, a Stockholder exercising its “tag-along” rights shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Stockholder and the Other Stockholder severally and not jointly.  Each Stockholder participating in the Sale will be responsible for funding its proportionate share of any escrow arrangements in connection with the Sale and for its proportionate share of any withdrawals therefrom.  All fees, commissions, adjustments to purchase price, expenses and indemnities of the Selling Stockholder and the Other Stockholder thereunder shall be borne by each of them on a pro rata basis based on the number of Common Shares sold by each of them in such Sale.

Section 4.3.   Drag-Along.  (a)  If (i) POI Acquisition (for purposes of this Section 4.3, the “Selling Stockholder”) receives a bona fide offer from any third party who is not an Affiliate of either the Company or POI Acquisition to purchase (including a purchase by merger, consolidation or similar transaction) 100% of the Common Shares owned by the Selling Stockholder at such time, (ii) at least 90% of the fair market value of the consideration to be received by the Selling Stockholder in such offer is in the form of cash, Cash Equivalents or Marketable Securities and (iii) such offer is accepted by the Selling Stockholder, then QDRF (for purposes of this Section 4.3, the “Other Stockholder”) hereby agrees that, if requested by the Selling Stockholder, it will transfer to such purchaser, subject to Section 4.3(b), on the terms of the offer so accepted by the Selling Stockholder, including time of payment, form of consideration and adjustments to purchase price, all of its Common Shares.

(b)   The Selling Stockholder will give notice (the “Drag-Along Notice”) to the Other Stockholder of any proposed transfer giving rise to the rights of the Selling Stockholder set forth in Section 4.3(a) (a “Drag-Along Sale”) not more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement relating to the Drag-Along Sale and, in any event, no later than 20 days prior to the closing date for such Drag-Along Sale.  The Drag-Along Notice will set forth the number of Common Shares proposed to be so transferred, the name of the purchaser, the proposed amount and form of consideration, the number of Common Shares sought and the other terms and conditions of the offer.  The Other Stockholder shall make the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholder makes in connection with the Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder, the Other Stockholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Stockholder and the Other Stockholder severally and not jointly and provided further that in the event that at the time of execution of the definitive agreement relating to such Drag-Along Sale the Other Stockholder no longer retains the right to designate the QDRF Designee pursuant to Section 2.1(a), the Other Stockholder shall be required only to make representations, warranties, covenants, indemnities and agreements pertaining specifically to itself consistent with the representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder.  The Other Stockholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Drag-Along Sale and for its proportionate share of any withdrawals therefrom.  The Other Stockholder also will be responsible for its proportionate share of any fees, commissions, adjustments to purchase price and expenses in connection with the of the Drag-Along Sale.  If the Drag-Along Sale is not consummated within 90 days from the date of the Drag-Along Notice (subject to extension to obtain any necessary regulatory approvals), the Selling Stockholder(s) must deliver another Drag-Along Notice in order to exercise their rights under this Section 4.3 with respect to such Drag-Along Sale.

ARTICLE V

PREEMPTION

Section 5.1.   Preemptive Rights.  (a)  Each Stockholder shall have the right to purchase for cash its Preemptive Right Pro Rata Share of newly issued (i) Common Shares or (ii) options or warrants to purchase, or securities convertible into or exchangeable for, Common Shares (“Rights” and together with Common Shares, “POI Securities”), in each case that the Company or any Subsidiary of the Company may from time to time propose to sell for cash.  A Stockholder’s “Preemptive Right Pro Rata Share” shall be, at any given time, that proportion, calculated prior to any proposed new issuance, which the number of Common Shares owned by such Stockholder at such time bears to the total number of Common Shares outstanding at such time.

(b)   In the event the Company proposes to undertake an issuance for cash of POI Securities to any Person, it shall give the Stockholders written notice (the “Preemptive Notice”) of its intention to sell POI Securities for cash, the price, the identity of the purchaser and the principal terms upon which the Company proposes to issue the same.  Subject to Section 5.1(a), each Stockholder shall have ten Business Days from the delivery date of any Preemptive Notice to agree to purchase a number of POI Securities up to its Preemptive Right Pro Rata Share of POI Securities (in each case calculated prior to the issuance) for the price and upon the terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the number of POI Securities to be purchased.

(c)   In the event that any Stockholder fails to purchase all of its Preemptive Right Pro Rata Share pursuant to this Section 5.1, the Company shall have 180 days after the date of the Preemptive Notice to consummate the sale of the POI Securities with respect to which such Stockholder’s preemptive right was not exercised, at or above the price and upon terms not more favorable to the purchasers of such POI Securities than the terms specified in the initial Preemptive Notice given in connection with such sale.

Section 5.2.   Excluded Securities.  The parties hereby agree that the preemption rights described in Section 5.1 shall not be exercisable with respect to any issuance by the Company or any Subsidiary of the Company of the following securities (“Excluded Securities”):

(a)   any issuance of securities to officers, employees, directors or consultants of any Protection One Entity in connection with such person’s employment, consulting or director arrangements with a Protection One Entity;

(b)   any issuance of securities in connection with any business combination or acquisition transaction involving any Protection One Entity, including any issuance to the equityholders or management of the entity that is the subject of such business combination or acquisition transaction; or

(c)    any securities issued by the Company or a Subsidiary of the Company pursuant to a public offering registered with the SEC.

ARTICLE VI

MISCELLANEOUS

Section 6.1.   Effectiveness and Term.  This Agreement shall terminate upon (i) as to any Stockholder, the date when such Stockholder owns less than 1% of the outstanding Common Shares or (ii) upon a written agreement by the Stockholders and the Company to terminate the Agreement.

Section 6.2.   Recapitalizations, Exchanges, Etc., Affecting Common Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Shares, and to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Shares, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

Section 6.3.   Headings.  Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

Section 6.4.   Severability.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

Section 6.5.   Benefits of Agreement.  Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns.  No assignments of rights under this Agreement shall be permitted and any such assignment shall be void, except an assignment to a transferee of Common Shares of a Stockholder (other than a transferee in a Registered Sale, a Rule 144 Sale or a Below 10% Sale) or an assignment of the Offeree Stockholder’s rights under Section 4.1.

Section 6.6.   Notices.  Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

(1)	If to the Company to:

Protection One, Inc
1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044
Telephone: 785-575-1707
Facsimile: 785-575-1711
Attention: Darius G. Nevin

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: 312-861-2000
Facsimile: 312-861-2200
Attention: John M. Jennings

(2)	If to POI Acquisition:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: David Tanner

(3)	If to QDRF:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: Michael Weinstock

in the case of notice to POI Acquisition or QDRF, with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3790

Telephone: 212-455-2000
Facsimile: 212-455-2502
Attention: Alan M. Klein

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Telephone: 212-728-8000
Facsimile: 212-728-8111
Attention: Michael Kelly

(4)	if to any Stockholder other than POI Acquisition or QDRF, to it at the address set forth in the records of the Company;

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto.  All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

Section 6.7.   Amendments and Waivers.  (a)  Neither this Agreement nor any provision hereof may be amended, modified, changed or discharged except by an instrument in writing signed by each of the parties hereto.

(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.8.   Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 6.9.   Specific Performance.  The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder.  Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

Section 6.10.   Further Assurances.  Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

Section 6.11.   No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 6.12.   Confidentiality.  Each Stockholder acknowledges that in connection with its investment in the Company it shall receive certain non-public, confidential proprietary information, which may include memoranda, notes, analyses, reports, compilations or studies prepared by or on behalf of the Company and its Subsidiaries (“Confidential Information”).  Notwithstanding anything to the contrary contained herein, each Stockholder agrees to use the Confidential Information only for purposes of evaluating its investment in the Company and it shall not use such Confidential Information in connection with any competing business or investment or disclose any such Confidential Information to any Person, except to the extent (i) such information is already in the public domain (other than as a result of a disclosure in breach of this Agreement); (ii) is already known by such Stockholder from a Person under no obligation of confidentiality to the Company at the time such information was received by such Stockholder or is obtained by such Stockholder from a Person under no obligation of confidentiality to the Company, (iii) the Company agrees in writing that such information may be disclosed; or (iv) such disclosure is required by law; provided, however, that any such disclosures be made only to the individual or entity to whom disclosure is required by law and only after written notice to the Company of the required disclosure.  If Confidential Information is to be disclosed pursuant to a requirement of law, the disclosing Stockholder agrees to cooperate with the Company if the Company should seek to obtain an order or other reliable assurance that confidential treatment shall be accorded to designated portions of the Confidential Information.  Notwithstanding the foregoing, Stockholders may disclose Confidential Information to their employees, directors, shareholders, partners, members, agents and representatives who have a need to know of such information in connection with such Stockholder’s investment in or the management of the Company; provided, that such Persons agree to be bound by the terms of this Section 6.13, and such Stockholder shall be liable for any breach of the Stockholder’s obligations by such Persons.

Section 6.13.   APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.14.   Jurisdiction; No Jury Trial.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New

York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court).  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

Section 6.15.   Entire Agreement.  This Agreement, together with the Registration Rights Agreement and the Exchange Agreement constitutes the entire agreement between the parties with respect to the subject mater of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PROTECTION ONE, INC.

By:
Name:
Title:

POI ACQUISITION LLC

By:
Name:
Title:

QUADRANGLE MASTER FUNDING LTD

By:
Name:
Title: